As filed with the Securities and Exchange Commission on December 2, 2005.

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_____________________________

ENTERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	72-1229752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Clinton Center Drive
Clinton, Mississippi  39056
(Temporary executive offices)
(504) 576-4000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Wayne Leonard Chief Executive Officer Entergy Corporation 500 Clinton Center Drive Clinton, Mississippi 39056 (601) 339-2876	Steven C. McNeal Vice President and Treasurer Entergy Corporation 20 Greenway Plaza Houston, Texas 77046 (832) 681-3137	Dawn A. Abuso Senior Counsel - Corporate and Securities Entergy Services, Inc. 446 North Boulevard Baton Rouge, Louisiana 70802 (225) 339-3213

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Copies to:
Kimberly M. Reisler Thelen Reid & Priest LLP 875 Third Avenue New York, New York 10022-6225 (212) 603-2207	Jeffrey J. Delaney Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036 (212) 858-1292

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Amount (1)(2)	Amount of Registration Fee
Equity Units	$500,000,000	$53,500
Senior Notes initially due February 17, 2011 (3)
Common Stock, $0.01 par value per share (4)	$500,000,000	$53,500
Purchase contracts (5)
Total	$1,000,000,000	$107,000

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933.

(2) Exclusive of accumulated contract adjustment payments and accrued interest, if any.

(3) The senior notes are offered as a component of the Equity Units for no additional consideration.

(4) Shares of common stock to be issued to the holders of Equity Units upon settlement of the purchase contracts. The actual number of shares of common stock to be issued will not be determined until the date of settlement of the related Equity Units.

(5) The purchase contracts are offered as a component of the Equity Units for no additional consideration.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated December 2, 2005

Equity Units
(Initially Consisting of Corporate Units)

ENTERGY CORPORATION

% Equity Units

______________________________

Entergy Corporation is offering % Equity Units in this offering.

Each Equity Unit will have a stated amount of $50 and will consist of a purchase contract issued by us and, initially, a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 principal amount senior note initially due February 17, 2011, issued by us, which we refer to as a Corporate Unit.

  The purchase contract will obligate you to purchase from us, no later than February 17, 2009 for a price of $50 in cash, between and shares of our common stock, subject to anti-dilution adjustments, depending on the average closing price of our common stock over the 20-trading day period ending on the third trading day prior to such date.
  We will pay you quarterly contract adjustment payments at a rate of % per year of the stated amount of $50 per Equity Unit, or $ per year, as described in this prospectus.
  The senior notes will initially bear interest at a rate of % per year, payable, initially, quarterly. The senior notes will be remarketed as described in this prospectus. In connection with this remarketing the interest rate on the senior notes will be reset and thereafter interest will be payable semi-annually at the reset rate.
  You can create Treasury Units from Corporate Units by substituting Treasury securities for your undivided beneficial ownership interest in the senior notes or the applicable ownership interest in the Treasury portfolio comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting your undivided beneficial ownership interest in the senior notes or the applicable ownership interest in the Treasury portfolio for the Treasury securities comprising a part of the Treasury Units, in each case, subject to certain conditions described in this prospectus.
  Your ownership interest in the senior notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.
  If there is a successful optional remarketing of the senior notes as described in this prospectus, and you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract.
  If there is a successful final remarketing of the senior notes as described in this prospectus, and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract, unless you have elected to settle with separate cash.
  The Equity Units are initially being offered only in integral multiples of 20 Corporate Units.

Our common stock is listed and traded on the New York Stock Exchange under the symbol "ETR." The reported last sale price of our common stock on the New York Stock Exchange on November 30, 2005 was $70.00 per share.

Investing in our Corporate Units involves risks. See "Risk Factors" beginning on page 27 of this prospectus.

	Per Corporate Unit	Total
Price to public	$ 50.00	$
Underwriting discounts and commissions	$	$
Proceeds to us	$	$

The initial public offering price set forth above does not include accumulated contract adjustment payments and accrued interest, if any. Contract adjustment payments on the purchase contracts and interest attributable to the undivided beneficial ownership interests in the senior notes will accrue for purchasers in this offering from                             ,                     .

To the extent that the underwriters sell more than              Corporate Units, within 13 days from the date of this prospectus, the underwriters have the option to purchase up to an additional              Corporate Units from us, at the price to public less underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Corporate Units to purchasers through the facilities of The Depository Trust Company on                          ,             .

Citigroup

Prospectus dated                                         ,

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus or the documents incorporated by reference is accurate as of any date other than as of the date of this prospectus or the date the documents incorporated by reference were filed with the SEC. We are not making an offer of these securities in any state where the offer is not permitted.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	27
Ratio of Earnings to Fixed Charges	45
Forward-Looking Statements	46
Where You Can Find More Information	48
Use of Proceeds	49
Common Stock Price Range and Dividends	49
Accounting Treatment	50
Description of the Equity Units	50
Description of the Purchase Contracts	55
Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement	72
Description of the Senior Notes	78
Description of the Common Stock	96
Certain United States Federal Income Tax Consequences	98
ERISA Considerations	110
Underwriting	112
Experts	114
Legal Matters	115

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. As a result, it does not contain all of the information that you should consider before investing in the Corporate Units. You should read the entire prospectus, including the documents incorporated by reference, which are described under "Where You Can Find More Information" in this prospectus. This prospectus contains or incorporates forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included in this prospectus under "Forward-Looking Statements." Except as otherwise indicated, all information in this prospectus assumes no exercise of the underwriters' option to purchase additional Corporate Units.

Entergy Corporation

We are an integrated energy company engaged primarily in electric power production and retail electric distribution operations. Our subsidiaries own and operate power plants with approximately 30,000 MW of electric generating capacity, and we are the second-largest nuclear power generator in the United States. The domestic utility companies deliver electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi, and Texas as of December 31, 2004. Our subsidiaries generated annual revenues of over $10 billion in 2004 and had approximately 14,400 employees as of December 31, 2004. Our principal executive offices are temporarily located at 500 Clinton Center Drive, Clinton, Mississippi 39056 and our telephone number is (504) 576-4000.

We operate primarily through three business segments: U.S. Utility, Non-Utility Nuclear, and Energy Commodity Services.

  U.S. Utility generates, transmits, distributes, and sells electric power in a four-state service territory that includes portions of Arkansas, Mississippi, Texas, and Louisiana, including the City of New Orleans; and operates a small natural gas distribution business.
  Non-Utility Nuclear owns and operates five nuclear power plants located in the northeastern United States and sells the electric power produced by those plants to wholesale customers. This business also provides services to other nuclear power plant owners.
  Energy Commodity Services includes our non-nuclear wholesale assets business. The non-nuclear wholesale assets business sells to wholesale customers the electric power produced by power plants that it owns while it focuses on improving performance and exploring sales or restructuring opportunities for its power plants. Such opportunities are evaluated consistent with our market-based point-of-view. The non-nuclear wholesale assets business terminated new greenfield power development activity in 2002. Prior to 2005, this segment included Entergy-Koch, L.P. ("Entergy-Koch"), which engaged in two major businesses: energy commodity marketing and trading through Entergy-Koch Trading, and gas transportation and storage through Gulf South Pipeline. Entergy-Koch sold both of these businesses in the fourth quarter of 2004, and Entergy-Koch is no longer an operating entity. We received $862 million of cash distributions in 2004 from Entergy-Koch after the business sales, and we ultimately expect to receive total net cash distributions exceeding $1 billion, comprised of the after-tax cash from the distributions of the sales proceeds and the eventual liquidation of Entergy-Koch. We currently expect that we will receive the remaining cash distributions in 2006, and expect that the net cash distributions will exceed our equity investment in Entergy-Koch. We expect to record a $60 million net-of-tax gain when the remainder of the proceeds are received in 2006.

The following shows the principal subsidiaries and affiliates within our business segments. Companies that file reports and other information with the SEC under the Securities Exchange Act of 1934 are identified in bold-faced type.

Entergy Corporation

U. S. Utility	Non-Utility Nuclear	Energy Commodity Services

-Entergy Arkansas, Inc.	-Entergy Nuclear Operations, Inc.	Entergy-Koch (50% ownership)	Non-Nuclear Wholesale Assets

-Entergy Gulf States, Inc.	-Entergy Nuclear Finance, Inc.
-Entergy Louisiana, Inc.	-Entergy Nuclear Generation Co. (Pilgrim)		-Entergy Power Development Corp.
-Entergy Mississippi, Inc.	-Entergy Nuclear FitzPatrick LLC		-Entergy Asset Management, Inc.
-Entergy New Orleans, Inc.	-Entergy Nuclear Indian Point 2, LLC		-Entergy Power, Inc.
-System Energy Resources, Inc.	-Entergy Nuclear Indian Point 3, LLC
-Entergy Operations, Inc.	-Entergy Nuclear Vermont Yankee, LLC
-Entergy Services, Inc.	-Entergy Nuclear, Inc.
-System Fuels, Inc.	-Entergy Nuclear Fuels Company
-Entergy Nuclear Nebraska LLC

In addition to the domestic utility companies included as a part of the U.S. Utility segment, we also own System Energy Resources, which owns and leases an aggregate 90% undivided interest in Unit 1 of Grand Gulf Electric Steam Generating Station. System Energy sells all of the capacity and energy from its interest in Grand Gulf 1 at wholesale to its only customers, our subsidiaries, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi and Entergy New Orleans.

Entergy Services provides management, administrative, accounting, legal, engineering and other services primarily to the domestic utility companies and System Energy. Entergy Operations provides nuclear management, operations and maintenance services under contract for our regulated nuclear facilities, subject to owner oversight. Entergy Arkansas, Entergy Louisiana, Entergy Mississippi and Entergy New Orleans own 35%, 33%, 19% and 13%, respectively, of System Fuels, which implements and manages certain programs to procure, deliver and store fuel supplies for those companies.

In addition to our three primary operating segments, our Competitive Retail Services business markets and sells electricity, thermal energy, and related services in competitive markets, primarily the ERCOT region in Texas, where it has over 105,000 customers. Competitive Retail Services contributed approximately 5% of our revenue in 2004, but does not currently have significant levels of net income or loss, or total assets, and we report this business as part of all other in our segment disclosures.

We aspire to achieve industry-leading total shareholder returns by leveraging the scale and expertise inherent in our core nuclear and utility operations. Our scope includes electricity generation, transmission and distribution as well as natural gas transportation and distribution. We focus on operational excellence with an emphasis on safety, reliability, customer service, sustainability, cost efficiency and risk management. We also focus on portfolio management to make periodic buy, build, hold, or sell decisions based upon our analytically-derived points of view which are continuously updated as market conditions evolve.

In this prospectus, references to "Entergy", "we", "our" and "us" refer to Entergy Corporation and, unless the context otherwise indicates, do not include our subsidiaries, and references to "domestic utility companies" refer to our subsidiaries, Entergy Arkansas, Entergy Gulf States, Entergy Louisiana, Entergy Mississippi and Entergy New Orleans.

Recent Developments

In August and September 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage in Louisiana, Mississippi and Texas to portions of the service territories of Entergy New Orleans, Entergy Louisiana, Entergy Mississippi and Entergy Gulf States. The storms and flooding resulted in widespread power outages, significant damage to distribution, transmission, generation, and gas infrastructure, and the loss of sales and customers due to mandatory evacuations and the destruction of homes and businesses. Total restoration costs for the repair and/or replacement of the electric and gas facilities of Entergy New Orleans, Entergy Louisiana, Entergy Mississippi and Entergy Gulf States damaged by Hurricanes Katrina and Rita and business continuity costs are estimated to be in the range of $1.1 billion to $1.4 billion. The cost estimates do not include other potential incremental losses, such as the inability to recover fixed costs scheduled for recovery through base rates, which base rate revenue was not recovered due to a loss of anticipated sales. Entergy and the domestic utility companies are pursuing a broad range of initiatives to recover storm restoration and business continuity costs and incremental losses. Initiatives include (1) obtaining reimbursement of certain costs covered by insurance, (2) obtaining assistance through federal legislation for Hurricane Rita as well as Hurricane Katrina, and (3) pursuing recovery through existing or new rate mechanisms regulated by the Federal Energy Regulatory Commission ("FERC") and local regulatory bodies.

The temporary power outages associated with the hurricanes in the affected service territory caused the sales volume and receivable collections of Entergy Gulf States, Entergy Louisiana and Entergy New Orleans to be lower than normal during those outages. Revenues are expected to continue to be affected for a period of time that cannot yet be estimated as a result of the 36,000 customers at Entergy Louisiana and 87,000 customers at Entergy New Orleans that are unable to accept electric and gas service and as a result of changes in load patterns that could occur, including the effect of residential customers who can accept electric and gas service not permanently returning to their homes. As reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, Entergy Louisiana had 662,000 electric customers and Entergy New Orleans had 189,000 electric customers and 145,000 gas customers. Restoration for many of the customers who are unable to accept service will follow major repairs or reconstruction of customer facilities, and will be contingent on validation by local authorities of habitability and electrical safety of customers' structures. Annual non-fuel revenues associated with customers who are currently unable to accept electric and gas service are estimated to be $171 million. Our estimate of the revenue impact of the extended outages and load pattern changes is subject to change, however, because of a range of uncertainties, in particular the timing of when individual customers will return to service.

Because of the effects of Hurricane Katrina, on September 23, 2005, Entergy New Orleans filed a voluntary petition in the United States Bankruptcy Court for the Eastern District of Louisiana seeking reorganization relief under the provisions of Chapter 11 of the United States Bankruptcy Code (Case No. 05-17697).

We are in the process of implementing an approximate $2.5 billion financing plan in order to provide adequate liquidity and capital resources while storm restoration cost recovery is pursued and to provide additional financial support against the potential occurrence of other unexpected events. In addition, this plan is intended to provide adequate liquidity and capital resources to support the Non-Utility Nuclear and the Competitive Retail Services businesses. This plan includes (1) a new Entergy revolving credit facility with capacity of up to $1.5 billion (which would supplement our existing five year $2 billion revolving credit facility); (2) the issuance and sale of the Equity Units being offered by this prospectus; and (3) the issuance and sale of up to $500 million of new debt at Entergy Gulf States and Entergy Louisiana, including $150 million of first mortgage bonds issued by Entergy Louisiana on October 21, 2005. In addition to this financing plan, we plan to provide funding of $300 million to Entergy Gulf States.

The Offering

What are Equity Units?

The Equity Units offered by us will initially consist of Corporate Units, each with a stated amount of $50. You can create Treasury Units from Corporate Units in the manner described below under "How can I create Treasury Units from Corporate Units?".

What are the components of a Corporate Unit?

Each Corporate Unit initially consists of a purchase contract and a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of our senior notes initially due February 17, 2011. The undivided beneficial ownership interest in senior notes corresponds to $50 principal amount of our senior notes. The senior notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, except in certain limited circumstances. Your undivided beneficial ownership interest in senior notes comprising part of each Corporate Unit is owned by you, but it will be initially pledged to us through the collateral agent to secure your obligation under the related purchase contract. Upon a successful optional remarketing described below under "What is an optional remarketing?", or if a special event redemption occurs described below under "When may the senior notes be redeemed?" prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, the senior notes comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under "What is the Treasury portfolio?", and the applicable ownership interest in the Treasury portfolio will then be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

Each purchase contract that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on February 17, 2009, which we refer to as the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances set forth in "Description of the Purchase Contracts - Anti-Dilution Adjustments," as follows:

  if the applicable market value of our common stock is greater than or equal to $        (subject to adjustment), which we refer to as the "threshold appreciation price," the settlement rate will be         shares of our common stock;
  if the applicable market value of our common stock is less than the threshold appreciation price but greater than $       (subject to adjustment), which we refer to as the "reference price," the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and
  if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be        shares of our common stock.

"Applicable market value" means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date. The reference price equals the last reported sale price of our common stock on the New York Stock Exchange on ___________, 200_. The threshold appreciation price represents a       % appreciation over the reference price.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to this fraction multiplied by the applicable market value.

You may satisfy your obligation to purchase our common stock pursuant to the purchase contracts as described under "How can I satisfy my obligation under the purchase contracts?" below.

Can I settle the purchase contract early?

Subject to an optional remarketing as described below under "What is an optional remarketing?", you can settle a purchase contract at any time on or after March 1, 2006 and prior to the second business day immediately preceding the first day of the final remarketing period referred to under "What is a final remarketing?", in the case of Corporate Units, and at any time on or after March 1, 2006 and prior to the second business day immediately preceding the purchase contract settlement date, in the case of Treasury Units, by paying $50 cash, in which case        shares of our common stock will be issued to you pursuant to the purchase contract (subject to adjustment as described below under "Description of the Purchase Contracts - Anti-Dilution Adjustments"). In addition, subject to an optional remarketing as described below under "What is an optional remarketing?", if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, on or after March 1, 2006, you will have the right to settle a purchase contract early at the settlement rate in effect immediately prior to the closing of that merger. You may only elect early settlement in integral multiples of 20 Corporate Units and 20 Treasury Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Corporate Units may settle early on or prior to the second business day immediately preceding the purchase contract settlement date only in integral multiples of        Corporate Units. See "Description of the Purchase Contracts - Early Settlement" and " - Early Settlement Upon Cash Merger."

Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required by U.S. federal securities laws, we will use our commercially reasonable efforts to have a registration statement in effect and to provide a prospectus covering those shares of common stock or other securities to be delivered in respect of the purchase contracts being settled, subject to certain exceptions.

What is a Treasury Unit?

A Treasury Unit is an Equity Unit created from a Corporate Unit and consists of a purchase contract and a 1/20, or 5%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on February 15, 2009 (payable on the purchase contract settlement date) (CUSIP No. 912820JW8) which we refer to as a "Treasury security." The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

Subject to an optional remarketing as described below under "What is an optional remarketing?", each holder of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the first day of the final remarketing period referred to below under "What is a final remarketing?", to substitute for the related undivided beneficial ownership interest in senior notes or applicable ownership interests in the Treasury portfolio, as the case may be, held by the collateral agent, Treasury securities with a total principal amount at maturity equal to the aggregate principal amount of the senior notes underlying the undivided beneficial ownership interests in senior notes for which substitution is being made. Because Treasury securities and the senior notes are issued in minimum denominations of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a special event redemption, holders of Corporate Units may substitute Treasury securities for the applicable ownership interests in the Treasury portfolio only in integral multiples of         Corporate Units. Each of these substitutions will create Treasury Units, and the senior notes underlying the undivided beneficial ownership interest in senior notes, or the applicable ownership interests in the Treasury portfolio, will be released to the holder and such senior notes will be separately tradable from the Treasury Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may not create Treasury Units by substituting Treasury securities for the applicable ownership interests in the Treasury portfolio.

How can I recreate Corporate Units from Treasury Units?

Subject to an optional remarketing as described below under "What is an optional remarketing?", each holder of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the first day of the final remarketing period referred to below under "What is a final remarketing?", to substitute for the related Treasury securities held by the collateral agent, senior notes or applicable ownership interests in the Treasury portfolio, as the case may be, having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made. Because Treasury securities and the senior notes are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a special event redemption, holders of Treasury Units may substitute applicable ownership interests in the Treasury portfolio for Treasury securities only in integral multiples of           Corporate Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be separately tradable from the Corporate Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a successful optional remarketing, holders of Treasury Units may not recreate Corporate Units by substituting the applicable ownership interests in the Treasury portfolio for Treasury securities.

What payments am I entitled to as a holder of Corporate Units?

Holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of their pro rata share of interest payments on the senior notes, equivalent to the rate of       % per year on the undivided beneficial ownership interest in senior notes (or distributions on the applicable ownership interests in the Treasury portfolio if the senior notes have been replaced by the Treasury portfolio) and contract adjustment payments payable by us at the rate of       % per year on the stated amount of $50 per Corporate Unit until the earliest of the purchase contract settlement date, the early settlement date (in the case of a cash merger early settlement) and the most recent quarterly payment date on or before any early settlement of the related purchase contracts (in the case of early settlement other than upon a cash merger). Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior indebtedness.

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of       % per year on the stated amount of $50 per Treasury Unit. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the senior notes that were released to them when they created the Treasury Units as long as they continue to hold such senior notes.

Do you have the option to defer current payments?

No, we do not have the right to defer the payment of contract adjustment payments in respect of the Corporate Units or the Treasury Units or the payment of interest on the senior notes.

What are the payment dates for the Corporate Units and Treasury Units?

The payments described above in respect of the Equity Units will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing              17, 2006. We will make these payments to the person in whose name the Equity Unit is registered at the close of business on the first day of the month in which the payment date falls.

What is remarketing?

We refer to each of an "optional remarketing" and a "final remarketing" as a "remarketing," whereby the senior notes that are a component of the Corporate Units and any separate senior notes whose holders have decided to participate in the remarketing will be remarketed, at our option, as described below under "What is an optional remarketing?" or, if no optional remarketing has occurred, in a final remarketing as described below under "What is a final remarketing?".

What is an optional remarketing?

Unless a special event redemption or a termination event has occurred, we may elect, at our option, to remarket the senior notes on a date or dates selected by us between November 3, 2008 and November 13, 2008 (the second business day immediately preceding the November 17, 2008 interest payment date) or (unless a successful optional remarketing has occurred) between December 1, 2008 and December 11, 2008 (each of which we refer to as an "optional remarketing date"), whereby the aggregate principal amount of the senior notes that are a part of Corporate Units and any separate senior notes whose holders have decided to participate in the remarketing will be remarketed. We refer to each of these periods as an "optional remarketing period" and a remarketing on an optional remarketing date as an "optional remarketing." If we elect the senior notes to be remarketed on an optional remarketing date, the remarketing agent will use its reasonable efforts to obtain a price for the senior notes to be remarketed that results in proceeds of at least 100% of the purchase price for the Treasury portfolio described below under "What is the Treasury portfolio?" (including, in the case of an optional remarketing occurring between December 1, 2008 and December 11, 2008, accrued and unpaid interest (prior to any reset of the interest rate) to the remarketing settlement date). We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units and senior notes of our election to conduct an optional remarketing no later than 15 days prior to each optional remarketing period during which an optional remarketing will be attempted.

Following a successful optional remarketing of the senior notes on an optional remarketing date, the remarketing agent will purchase the Treasury portfolio at the Treasury portfolio purchase price, and deduct such price from the proceeds of the optional remarketing. Any remaining proceeds will be remitted by the remarketing agent for the benefit of the holders. We will separately pay a fee to the remarketing agent for its services as remarketing agent. Corporate Unit holders will not be responsible for the payment of any remarketing fee in connection with the remarketing.

The Corporate Unit holder's applicable ownership interest in the Treasury portfolio will be substituted for the holder's applicable ownership interest in the senior notes as a component of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holder's obligation under the related purchase contract. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to $50 will automatically be applied to satisfy the Corporate Unit holder's obligation to purchase common stock under the purchase contract and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been attributable to the applicable ownership interests in senior notes on February 17, 2009 will be paid to the Corporate Unit holders.

If we elect to conduct an optional remarketing on an optional remarketing date:

  you may not settle a purchase contract that is part of a Corporate Unit early during the period beginning the second business day immediately prior to the first day of the optional remarketing period until the third business day following the last day of the optional remarketing period;

  you may not create Treasury Units during that same period; and
  you may not recreate Corporate Units from Treasury Units during that same period.

If we elect to conduct an optional remarketing on an optional remarketing date, and such remarketing is successful:

  settlement of the remarketed senior notes will occur on November 17, 2008 (in the case of an optional remarketing occurring between November 3, 2008 and November 13, 2008) or the third business day following the date of such successful optional remarketing (in the case of an optional remarketing occurring between December 1, 2008 and December 11, 2008);
  the interest rate on the senior notes will be reset on the reset effective date, which will be the settlement date of such successful optional remarketing;
  your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio, as described above; and
  you may not create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing during either optional remarketing period, or no optional remarketing succeeds for any reason, the senior notes will continue to be a component of the Corporate Units and the remarketing agent will use its reasonable efforts to remarket the senior notes on the final remarketing date as described below.

What is a final remarketing?

Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a successful optional remarketing or a special event redemption, or a termination event has occurred, remarketing of the senior notes will be attempted on a date or dates selected by us (each of which we refer to as a "final remarketing date") between February 2, 2009 and February 11, 2009 (the third business day immediately preceding the purchase contract settlement date), whereby the aggregate principal amount of the senior notes that are a part of Corporate Units and any separate senior notes whose holders have decided to participate in the remarketing will be remarketed. We refer to such period as the "final remarketing period" and a remarketing on a final remarketing date as the final remarketing. The remarketing agent will use its reasonable efforts to obtain a price for the senior notes to be remarketed that results in proceeds of at least 100% of the aggregate principal amount of such senior notes. We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units and senior notes of the final remarketing no later than January 15, 2009.

Upon a successful final remarketing, the portion of the proceeds equal to the total principal amount of the senior notes underlying the Corporate Units will automatically be applied to satisfy in full the Corporate Unit holders' obligations to purchase common stock under the related purchase contracts. If any proceeds remain after this application, the remarketing agent will remit such proceeds for the benefit of the holders. We will separately pay a fee to the remarketing agent for its services as remarketing agent. Corporate Unit holders whose senior notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Upon a successful final remarketing, settlement of the remarketed senior notes will occur on February 17, 2009 and the interest rate on the senior notes will be reset on such remarketing settlement date.

What happens if the senior notes are not successfully remarketed?

Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a successful optional remarketing or a special event redemption, if (1) despite using its reasonable efforts, the remarketing agent cannot remarket the senior notes in a final remarketing on or prior to February 11, 2009 (the third business day immediately preceding the purchase contract settlement date) at a price equal to or greater than 100% of the aggregate principal amount of the senior notes remarketed, or (2) the final remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed final remarketing, holders of all senior notes will have the right to put their senior notes to us for an amount equal to the principal amount of their senior notes, plus accrued and unpaid interest, on the purchase contract settlement date. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the senior notes underlying such Corporate Units unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent $50 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. Unless a holder of Corporate Units has settled the related purchase contracts with separate cash on or prior to the purchase contract settlement date, the holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the senior notes against such holder's obligations to us under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts.

Do I have to participate in a remarketing?

You may elect not to participate in any remarketing and to retain the senior notes underlying the undivided beneficial ownership interests in senior notes comprising part of your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day immediately prior to the first day of the final remarketing period (or, if we elect an optional remarketing, the optional remarketing period), (2) settling the related purchase contracts early at any time on or prior to the second business day immediately prior to the first day of the final remarketing period (or, if we elect on optional remarketing, the optional remarketing period), or (3) in the case of a final remarketing, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the second business day immediately prior to the first day of the final remarketing period, and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the business day immediately prior to the first day of the final remarketing period. You can only elect to satisfy your obligation in cash in increments of 20 Corporate Units. See "Description of the Purchase Contracts - Notice to Settle with Cash."

If I am holding a senior note as a separate security from the Corporate Units, can I still participate in a remarketing of the senior notes?

If you hold senior notes separately you may elect, in the manner described in this prospectus, to have your senior notes remarketed by the remarketing agent along with the senior notes underlying the Corporate Units. See "Description of the Senior Notes - Remarketing of Senior Notes that are not Included in Corporate Units at the Option of the Holder." You may also participate in any remarketing by recreating Corporate Units from your Treasury Units at any time on or prior to the second business day immediately prior to the first day of the final remarketing period (or, if we elect an optional remarketing, the applicable optional remarketing period).

How can I satisfy my obligation under the purchase contracts?

You may satisfy your obligations under the purchase contracts as follows:

  in the case of the Corporate Units, through the automatic application of the portion of the proceeds of the final remarketing of the senior notes equal to the principal amount of the senior notes underlying the Corporate Units, as described under "What is a final remarketing?" above;
  through the automatic application of the proceeds of the Treasury securities, in the case of Treasury Units, or the proceeds from the Treasury portfolio equal to the principal amount of the senior notes in the case of Corporate Units if the Treasury portfolio has replaced the senior notes as a component of the Corporate Units;
  through early cash settlement as described under "Can I settle the purchase contract early?" above;
  in the case of Corporate Units, through cash settlement as described under "Do I have to participate in a remarketing?" above; or
  in the case of Corporate Units, if the senior notes are not successfully remarketed, through exercise of the put right or the delivery of separate cash as described under "What happens if the senior notes are not successfully remarketed?" above.

In addition, the purchase contract and pledge agreement that governs the Corporate Units and the Treasury Units provides that your obligations under the purchase contracts will be terminated without any further action upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

If you settle a purchase contract early (other than as a result of a cash merger early settlement), or if your purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, you will have no right to receive any accrued but unpaid contract adjustment payments.

What interest payments will I receive on the senior notes or on the undivided beneficial ownership interests in senior notes?

The senior notes will bear interest initially at the rate of       % per year from the original issuance date to but excluding the purchase contract settlement date or, if earlier, a remarketing settlement date, initially payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing              17, 2006, until the purchase contract settlement date or, if earlier, a remarketing settlement date. On and after the purchase contract settlement date, or, if earlier, a remarketing settlement date, interest on each senior note will be payable semi-annually in arrears on February 17 and August 17 of each year, commencing August 17, 2009, at the reset interest rate or, if the interest rate has not been reset, at the rate of       % per year. Interest will be payable to the person in whose name the senior note is registered at the close of business on the first day of the month in which the interest payment date falls.

When will the interest rate on the senior notes be reset and what is the reset rate?

Unless a special event redemption has occurred, the interest rate on the senior notes will be reset in connection with a successful remarketing as described above under "What is an optional remarketing?" and "What is a final remarketing?", respectively. The reset rate will be the interest rate determined by the remarketing agent as the rate the senior notes should bear in order for the aggregate principal amount of senior notes remarketed to have an aggregate market value on the remarketing date of at least 100% of the treasury portfolio purchase price, in the case of an optional remarketing (and including accrued and unpaid interest, in the case of an optional remarketing occurring between December 1, 2008 and December 11, 2008 (assuming no reset of the interest rate) to the remarketing settlement date), or the aggregate principal amount of such senior notes, in the case of a final remarketing. In either case, the reset rate may be higher or lower than the initial interest rate of the senior notes depending on the results of the remarketing and market conditions at that time. The interest rate on the senior notes will not be reset if there is not a successful remarketing and the senior notes will continue to bear interest at the initial interest rate. The reset rate may not exceed the maximum rate, if any, permitted by applicable law.

Can the maturity date of the senior notes change?

In connection with any successful remarketing, we may elect to extend the maturity date of the senior notes to any semi-annual interest payment date that is on or prior to February 17, 2019.

When may the senior notes be redeemed?

The senior notes are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event or an accounting event at any time prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, as described in this prospectus under "Description of the Senior Notes - Optional Redemption - Special Event." Following any such redemption of the senior notes, which we refer to as a special event redemption, the redemption price for the senior notes that are a component of the Corporate Units will be paid to the collateral agent who will use a portion of the redemption price to purchase the Treasury portfolio described below and remit any remaining proceeds to the holders. Thereafter, the applicable ownership interests in the Treasury portfolio will replace the senior notes as a component of the Corporate Units and will be pledged to us through the collateral agent. Holders of senior notes that are not a component of the Corporate Units will receive directly the redemption price paid in such special event redemption.

In addition, in connection with any successful remarketing, we may elect, in the event we elect to extend the maturity date of the senior notes as described above under "Can the maturity date of the senior notes change?", to add further redemption dates of the senior notes whereby we may, at our option, redeem the senior notes at a price equal to 100% of the principal amount of senior notes to be redeemed plus accrued and unpaid interest to the redemption date. Any such redemption date will not be earlier than February 17, 2011.

What is the Treasury portfolio?

Upon a successful optional remarketing or if a special event redemption as described under "Description of the Senior Notes - Optional Redemption - Special Event" occurs prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, the senior notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

  U.S. Treasury securities (or principal or interest strips thereof) that mature on February 15, 2009 in an aggregate amount equal to the principal amount of the senior notes included in Corporate Units, and
  U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding each scheduled interest payment after the date of the special event redemption or the successful optional remarketing, as the case may be, and on or prior to the purchase contract settlement date, in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such interest payment date on the principal amount of the senior notes included in the Corporate Units.

What is the ranking of the senior notes?

The senior notes will be our direct, unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt. After giving effect to the issuance and sale of the senior notes and the application of the net proceeds therefrom, as of September 30, 2005, we would have had approximately $ billion of outstanding debt that would have ranked equally with the senior notes. The senior notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the senior notes will be structurally subordinated to all debt and other liabilities of our subsidiaries, which means that creditors and preferred stockholders of our subsidiaries will be paid from their assets before holders of the senior notes would have any claims to those assets. The indenture under which the senior notes will be issued will not limit our ability, or the ability of our subsidiaries, to issue or incur other debt or liabilities (secured or unsecured) or issue preferred stock. As a holding company, we depend on the ability of our subsidiaries to transfer funds to us to meet our obligations, including our obligations to pay interest on the senior notes. See "Risk Factors - Risk Factors Relating to the Equity Units - We are a holding company and, therefore, the senior notes and the contract adjustment payments will be effectively subordinated to the debt of our subsidiaries" and "Description of the Senior Notes - Ranking."

What are the principal United States federal income tax consequences related to Equity Units and senior notes?

Although the Internal Revenue Service (the "IRS") has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses the treatment of the Equity Units or instruments substantially identical to the Equity Units for U.S. federal income tax purposes. No assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units.

An owner of Equity Units will be treated as owning an undivided beneficial interest in the purchase contract and the senior notes, the applicable ownership interests in the Treasury portfolio or Treasury securities constituting the Equity Unit, and by purchasing the Equity Units you will be deemed to have agreed to treat the purchase contracts and senior notes, the applicable ownership interests in the Treasury portfolio or Treasury securities in that manner for all tax purposes. In addition, you will be deemed to have agreed to allocate all of the purchase price paid for Equity Units to your undivided interest in senior notes, which will establish your initial tax basis in your interest in each purchase contract as $     and your initial tax basis in your undivided interest in senior notes as $    . Because of the manner in which the interest rate on the senior notes is reset we believe that the senior notes should be classified as contingent payment debt instruments subject to the "noncontingent bond method" for accruing original issue discount, as set forth in the applicable Treasury Regulations. The effects of such method will be (1) to require you, regardless of your usual method of tax accounting, to use an accrual method with respect to the senior notes, to (2) to require you to accrue interest income in excess of interest payments actually received for all accrual periods beginning before the earlier of the reset effective date and February 17, 2009 and (3) generally to result in ordinary rather than capital treatment of any gain or loss on the sale, exchange, or other disposition of the senior notes.

If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a successful optional remarketing or a special event redemption, a beneficial owner of Corporate Units will generally be required to include in gross income its allocable share of original issue discount on the applicable ownership interests in the Treasury portfolio as it accrues on a constant yield to maturity basis, or acquisition discount on the applicable ownership interests in the Treasury portfolio, or, in the case of a special event redemption, any interest payments made with respect to the applicable ownership interests in the Treasury portfolio. We intend to report contract adjustment payments as income to you, but you may want to consult your tax advisor concerning possible alternative characterizations. For additional information, see "Certain United States Federal Income Tax Consequences."

The Offering - Explanatory Diagrams

The following diagrams illustrate some of the key features of the purchase contracts, undivided beneficial ownership interests in senior notes, Corporate Units and Treasury Units as well as the transformation of Corporate Units into Treasury Units and senior notes.

The following diagrams assume that the senior notes are successfully remarketed in a final remarketing, there has not been a special event redemption and the interest rate on the senior notes is reset on the reset effective date.

Purchase Contract

Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, these purchase contracts include unsecured, subordinated contract adjustment payments as shown in the diagrams on the following pages.

Number of Shares
Deliver Shares
Deliver Between and Shares
Deliver Shares
Reference Price (1) $
Threshold Appreciation Price (2) $
Applicable Market Value(3)

Notes:

(1) The reference price equals the last reported sale price of our common stock on the New York Stock Exchange on December       , 2005.

(2) The "threshold appreciation price" represents a         % appreciation over the reference price.

(3) The "applicable market value" means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date.

Corporate Units

A Corporate Unit consists of two components as described below:

Purchase Contract	Ownership Interest in a Senior Note
(Owed to Holder) Common Stock + Contract Adjustment Payment % per annum paid quarterly	(Owed to Holder) Interest % per annum paid quarterly(1) (at reset rate from February 17, 2009 paid semi-annually)

(Owed to Us) $50 at Settlement (February 17, 2009)	(Owed to Holder) $50 at Maturity(2) (February 17, 2011)(3)

Notes:

(1) Each owner of an undivided beneficial ownership interest in senior notes will be entitled to 1/20, or 5%, of each interest payment paid in respect of a $1,000 principal amount senior note.

(2) Senior notes will be issued in minimum denominations of $1,000, except in limited circumstances. Each undivided beneficial ownership interest in senior notes represents a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 principal amount senior note.

(3) Unless the maturity date is extended as described under "Description of the Senior Notes - Interest Rate Reset and Extended Maturity Date."

  The holder of a Corporate Unit owns the undivided beneficial ownership interest in senior notes that forms a part of the Corporate Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.
  If the Treasury portfolio has replaced the senior notes as a result of a successful optional remarketing or a special event redemption prior to the purchase contract settlement date, the applicable ownership interests in the Treasury portfolio will replace the senior notes as a component of the Corporate Unit. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder creates a Treasury Unit, the proceeds from the applicable ownership interest in the Treasury portfolio will be used to satisfy the holder's obligation under the related purchase contract.

Treasury Units

A Treasury Unit consists of two components as described below:

Purchase Contract	Treasury Security(1)
(Owed to Holder) Common Stock + Contract Adjustment Payment % per annum paid quarterly

(Owed to Us) $50 at Settlement (February 17, 2009)	(Owed to Holder) $50 at Maturity (February 15, 2009)

Notes:

(1) The holder of a Treasury Unit owns the ownership interest in the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the proceeds from the Treasury security will be used to satisfy the holder's obligation under the related purchase contract.

The Senior Notes

Senior notes have the terms described below(1):

Senior Note
(Owed to Holder) Interest % per annum paid quarterly (at reset rate from February 17, 2009 paid semi-annually)

(Owed to Holder) $1,000 at Maturity (February 17, 2011)(2)

Notes:

(1) Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, Treasury Units may only be created with integral multiples of 20 Corporate Units. As a result, the creation of 20 Treasury Units will release $1,000 principal amount of the senior notes held by the collateral agent.

(2) Unless the maturity date is extended as described under "Description of the Senior Notes - Interest Rate Reset and Extended Maturity Date."

Transforming Corporate Units into Treasury Units and Senior Notes

  Because the senior notes and the Treasury securities are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 20 Corporate Units.
  To create 20 Treasury Units, a holder separates 20 Corporate Units into their two components - 20 purchase contracts and a senior note - and then combines the purchase contracts with a Treasury security that matures on the day immediately preceding the purchase contract settlement date.
  The senior note, which is no longer a component of Corporate Units and has a principal amount of $1,000, is released to the holder and is tradable as a separate security.
  A holder owns the Treasury security that forms a part of the Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.
  The Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.

Purchase Contract		1/20 Ownership Interest in Senior Note (1) (2)	Purchase Contract		1/20 Ownership Interest in Treasury Security		1/20 Ownership Interest in Senior Note (1) (2)
(Owed to Holder) Common Stock + Contract Adjustment Payments % per annum paid quarterly	+	(Owed to Holder) Interest % per annum paid quarterly (at reset rate from February 17, 2009 and paid semi-annually)	(Owed to Holder) Common Stock + Contract Adjustment Payments % per annum paid quarterly	+		+	(Owed to Holder) Interest % per annum paid quarterly (at reset rate from February 17, 2009 and paid semi-annually)

(Owed to us) $50 at Settlement February 17, 2009		(Owed to Holder) $50 at Maturity (February 17, 2011, unless extended)	(Owed to us) $50 at Settlement February 17, 2009		(Owed to Holder) $50 at Maturity February 15, 2009		(Owed to Holder) $50 at Maturity (February 17, 2011, unless extended)

Corporate Unit			Treasury Unit

  Following a special event redemption, the applicable ownership interests in the Treasury portfolio, rather than the senior note, will be released to the holder upon the transformation of a Corporate Unit into a Treasury Unit and will be tradable separately.
  Following a successful optional remarketing, you may not create Treasury Units or recreate Corporate Units.
  Unless there has been a successful optional remarketing, the holder can also transform 20 Treasury Units and a $1,000 principal senior note (or, following a special event redemption, the applicable ownership interest in the Treasury portfolio) into 20 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released to the holder and will be tradable as a separate security.
  If the applicable ownership interest in the Treasury portfolio has replaced the senior notes underlying the Corporate Units as a result of a special event redemption, the transformation of Corporate Units into Treasury Units and the transformation of Treasury Units into Corporate Units can only be made in certain minimum amounts, as more fully described in this prospectus.

Notes:

(1) Each holder will own a 1/20, or 5%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a $1,000 principal amount senior note.

(2) Senior notes will be issued in minimum denominations of $1,000 and integral multiples thereof, except in limited circumstances.

Illustrative Remarketing Timeline

The following timeline is for illustrative purposes only and is not definitive. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the remarketing agreement. These dates are subject to change based on changes in the number of business and/or trading days for the relevant periods.

Date	Event
No later than October 19, 2008 (15 days prior to the first day of the first optional remarketing period)	We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units and separate senior notes as to whether we elect to conduct an optional remarketing between November 3, 2008 and November 13, 2008. If we elect to conduct an optional remarketing, we will give notice to holders of Corporate Units, Treasury Units and separate senior notes as to the date or dates and procedures to be followed in the optional remarketing.
October 30, 2008 (2 business days prior to the first day of the first optional remarketing period)	If we elect to conduct an optional remarketing between November 3, 2008 and November 13, 2008, October 30, 2008 will be the:
  last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units after November 17, 2008 if such optional remarketing fails for any reason).
  last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to early settle after November 17, 2008).
  last day for holders of separate senior notes to give notice of their election to participate in the optional remarketing.

November 3, 2008 to November 13, 2008	Optional remarketing period:
  if a failed optional remarketing occurs, we will issue a press release.
  if a successful optional remarketing occurs, the remarketing agent will purchase the Treasury portfolio.

November 17, 2008	Remarketing settlement date for the senior notes successfully remarketed during the first optional remarketing period irrespective of the optional remarketing date.
No later than November 16, 2008 (15 days prior to the first day of the second optional remarketing period)	We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units and separate senior notes as to whether we elect to conduct an optional remarketing between December 1, 2008 and December 11, 2008. If we elect to conduct an optional remarketing, we will give notice to holders of Corporate Units, Treasury Units and separate senior notes as to the date or dates and procedures to be followed in the optional remarketing.
November 26, 2008 (2 business days prior to the first day of the second optional remarketing period)	If we elect to conduct an optional remarketing between December 1, 2008 and December 11, 2008, November 26, 2008 will be the:
  last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units after December 16, 2008 if such optional remarketing fails for any reason).
  last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to early settle after December 16, 2008).
  last day for holders of separate senior notes to give notice of their election to participate in the optional remarketing.

December 1, 2008 to December 11, 2008	Optional remarketing period:
  if a failed optional remarketing occurs, we will issue a press release.
  if a successful optional remarketing occurs, the remarketing agent will purchase the Treasury portfolio.

Three business days after optional remarketing date during the second optional remarketing period	Remarketing settlement date for the senior notes successfully remarketed during the second optional remarketing period.
No later than January 15, 2009 (15 days prior to the first day of the final remarketing period)	Unless there was a successful optional remarketing, we will issue a press release and request that the depositary to notify its participants holding Corporate Units, Treasury Units and separate senior notes as to the date or dates and procedures to be followed in the final remarketing.
January 29, 2009 (2 business days prior to the first day of the final remarketing period)
  Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units.
  Last day for holders of separate senior notes to give notice of their election to participate in the final remarketing.
  Last day for holders of Corporate Units to give notice of desire to settle the related purchase contracts with separate cash.
  Last day for holders of Corporate Units or Treasury Units to settle the related purchase contracts early.

January 30, 2009 (1 business day prior to the first day of the final remarketing period)	Last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash to pay the purchase price.
February 2, 2009 to February 11, 2009 (final remarketing period)	We will attempt a final remarketing at the dates selected by us if we have not elected to conduct an optional remarketing on an optional remarketing date or each optional remarketing conducted fails for any reason.
February 17, 2009	Purchase contract settlement date and remarketing settlement date in connection with a successful final remarketing of the senior notes irrespective of final remarketing date.

Selected Consolidated Financial Information

The selected consolidated financial information set forth below has been derived from (1) our consolidated financial statements for the three-year period ended December 31, 2004, which have been audited by Deloitte & Touche LLP, our independent registered public accountants, and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and (2) our unaudited consolidated financial statements as of September 30, 2005 and for the nine months ended September 30, 2005, incorporated by reference in this prospectus from our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005. This information is qualified in its entirety by, and should be read in conjunction with, our consolidated financial statements, including the notes thereto, and "Management's Financial Discussion and Analysis" for Entergy Corporation and Subsidiaries and the other information incorporated by reference in this prospectus. See "Where You Can Find More Information" in this prospectus.

	For the Twelve Months Ended
	September 30,	December 31,
	2005	2004	2003	2002
	(Dollars in Thousands)
Income Statement Data (1):
Operating Revenues:
Domestic electric	$ 8,126,874	$7,932,577	$7,397,175	$6,646,414
Natural gas	104,637	208,499	186,176	125,353
Competitive businesses	2,141,592	1,982,648	1,611,569	1,533,268
Total Operating Revenues	10,373,103	10,123,724	9,194,920	8,305,035

Operating Income	1,673,618	1,653,564	1,484,555	1,141,721
Interest Expense (net)	470,541	479,023	506,326	572,464
Net Income	988,289	933,049	950,467	623,072

	As of September 30, 2005
	Actual		As Adjusted (2)
	Amount	Percent	Amount	Percent
	(Dollars in Thousands)

Balance Sheet Data (1):
Subsidiary Notes Payable	$ 40,041	0.2%	$ 40,0401%
Long-Term Debt:
Subsidiary First Mortgage Bonds	4,375,286	26.1	4,375,286
Governmental Bonds secured by
Subsidiary First Mortgage Bonds	188,700	1.1	188,700
Governmental Bonds not secured by
Subsidiary First Mortgage Bonds	827,335	4.9	827,335
Senior Notes of Entergy Corporation	805,000	4.8	805,000
Senior Notes initially due February
17, 2011 offered by this prospectus	-	-
Five-Year Revolving Credit Facility (3)	1,070,000	6.4
Other Long-Term Debt (4)(5)	1,214,731	7.3	1,214,731
Total Long-Term Debt	8,481,052	50.6
Subsidiary Preferred Stock (with sinking fund)	13,950	0.1	13,950
Subsidiary Preferred Stock (without sinking fund)	346,466	2.1	346,466
Shareholders' Equity:
Common Stock and Paid-in Capital	4,842,292	28.9
Retained Earnings	5,450,218	32.6	5,450,218
Accumulated Other Comprehensive
Loss	(265,877)	(1.5)	(265,877)
Less - Treasury Stock	2,168,035	13.0	2,168,035
Total Shareholders' Equity	7,858,598	47.0
Total Capitalization	$16,740,107	100.0%		$100.0%

(1) The data presented includes the effect of the deconsolidation of Entergy New Orleans effective January 1, 2005.

(2) Adjusted to reflect the issuance and sale of the Equity Units and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

(3) In addition, as of September 30, 2005, letters of credit totaling $209 million had been issued against this facility.

(4) Primarily includes the long-term debt of our Non-Utility Nuclear subsidiaries and sale-leaseback obligations of Entergy Louisiana and System Energy.  Also includes currently maturing long-term debt of $100.3 million.

(5) In addition, as of September 30, 2005, we had approximately $330.3 million of obligations under capital leases (approximately $135 million of which are current liabilities).

Risk Factors

You should carefully consider all of the information contained or incorporated by reference in this prospectus as well as the specific factors under "Risk Factors" beginning on the next page.

RISK FACTORS

In considering whether to purchase the Corporate Units, you should carefully consider all the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the risk factors described below, as well as the factors listed in "Forward-Looking Statements" in this prospectus. Because a Corporate Unit consists of a purchase contract to acquire shares of our common stock and a senior note issued by us, you are making an investment decision with regard to our common stock and senior notes, as well as the Corporate Units. You should carefully review the information in this prospectus about all of these securities.

Risk Factors Relating to Entergy Corporation

Our results of operations, financial condition and liquidity could be materially and adversely affected if the domestic utility companies fail to recover, or experience delays in recovering, storm restoration costs incurred as a result of Hurricane Katrina and Hurricane Rita or as a result of continued lost revenue from these two hurricanes.

Hurricanes Katrina and Rita caused catastrophic damage in Louisiana, Mississippi and Texas to portions of the service territories of Entergy New Orleans, Entergy Louisiana, Entergy Mississippi and Entergy Gulf States. As a result of these two hurricanes, these subsidiaries have recorded accruals for the estimated storm restoration costs for the repair and/or replacement of their electric and gas facilities damaged by Hurricanes Katrina and Rita and business continuity costs, which are currently estimated to be in the range of $1.1 billion to $1.4 billion. The cost estimates do not include other potential incremental losses, such as the inability to recover fixed costs scheduled for recovery through base rates, which base rate revenue was not recovered due to a loss of anticipated sales.  As of September 30, 2005, the domestic utility companies, including Entergy New Orleans, recorded an increase totaling $585.5 million in construction work in progress and $514.5 million in other regulatory assets, with a corresponding increase of $1.1 billion in accounts payable.  In accordance with Entergy's accounting policies, and based on historic treatment of such costs in the service territories of the domestic utility companies and communications with local regulators, the domestic utility companies recorded these assets because management believes that recovery through some form of regulatory mechanism is probable. Entergy and the domestic utility companies are pursuing a broad range of initiatives to recover storm restoration costs. Initiatives include (1) obtaining reimbursement of certain costs covered by insurance, (2) obtaining assistance through federal legislation for Hurricane Rita as well as Hurricane Katrina, and (3) pursuing recovery through existing or new rate mechanisms regulated by the FERC and local regulatory bodies. Because the domestic utility companies have not gone through the regulatory process regarding these storm costs, however, there is an element of risk regarding recovery, and we are unable to predict with certainty the degree of success the domestic utility companies may have in their recovery initiatives, the amount of restoration costs and incremental losses they may ultimately recover, or the timing of such recovery.

The temporary power outages associated with the hurricanes in the affected service territories caused the sales volume and receivable collections of Entergy Gulf States, Entergy Louisiana and Entergy New Orleans to be lower than normal during those outages. Revenues are expected to continue to be affected for a period of time that cannot yet be estimated as a result of the approximately 36,000 customers at Entergy Louisiana and approximately 87,000 customers at Entergy New Orleans that are unable to accept electric and gas service and as a result of changes in load patterns that could occur, including the effect of residential customers who can accept electric and gas service not permanently returning to their homes. As of December 31, 2004, Entergy Louisiana had 662,000 electric customers and Entergy New Orleans had 189,000 electric customers and 145,000 gas customers. Restoration for many of the customers who are unable to accept service will follow major repairs or reconstruction of customer facilities, and will be contingent on validation by local authorities of habitability and electrical safety of customers' structures. Annual non-fuel revenues associated with customers who are currently unable to accept electric and gas service are estimated to be $171 million. Our estimate of the revenue impact of the extended outages and load pattern changes is subject to change, however, because of a range of uncertainties, in particular the timing of when individual customers will return to service.

The consequences of Hurricanes Katrina and Rita have negatively affected the liquidity of Entergy and the domestic utility companies. The occurrence of one or more contingencies could put further pressure on the adequacy of the liquidity and capital resources of Entergy and the domestic utility companies, which could materially and adversely affect the financial condition and results of operations of Entergy and the domestic utility companies, Entergy's corporate credit ratings and the credit ratings of the domestic utility companies.

In addition to storm restoration costs and the lost customer revenue discussed in the preceding risk factor, Hurricanes Katrina and Rita affected the liquidity position of our U.S. Utility and our Non-Utility Nuclear businesses in several ways. The bankruptcy of Entergy New Orleans caused fuel and power suppliers to increase their scrutiny of the other domestic utility companies with the concern that one of them could suffer similar impacts, particularly after Hurricane Rita. As a result, some suppliers began requiring accelerated payments and decreasing credit lines. The hurricanes damaged certain gas supply lines, resulting in a decrease in the number of potential suppliers. Finally, the hurricanes exacerbated a market run up in natural gas and power prices, resulting in (i) an increase in the accounts payable to suppliers of our U.S. Utility business, which consumed available supplier credit lines more quickly, and (ii) an increase in the credit support that our Non-Utility Nuclear business was required to post to its wholesale counterparties in the Northeast.

At the same time, the continued rapid increase in natural gas prices has resulted in increased working capital requirements for the domestic utility companies while waiting for existing regulatory fuel and purchased power recovery mechanisms to catch up. In certain instances unrelated to the hurricanes, some of the domestic utility companies have agreed to defer the recovery of fuel and purchased power costs beyond the existing recovery period. As of September 30, 2005, the domestic utility companies, including Entergy New Orleans, had approximately $594.8 million of deferred fuel costs. Although each domestic utility company expects to recover all of its fuel and purchased power costs through established (or potentially modified) regulatory recovery mechanisms, high natural gas prices and the effect of the current cumulative deferred fuel balance will continue to have a negative effect on the liquidity position of our U.S. Utility business.

Some of the agreements to sell the power produced by our Non-Utility Nuclear power plants and the wholesale supply agreements entered into by our Competitive Retail Services business contain provisions that require an Entergy subsidiary to provide collateral to secure its obligations under the agreements. The Entergy subsidiary may be required to provide collateral based upon the difference between the current market and contracted power prices in the regions where the Non-Utility Nuclear and Competitive Retail Services businesses sell power. The primary form of the collateral to satisfy these requirements has been an Entergy guarantee.  Cash and letters of credit are also acceptable forms of collateral.  At September 30, 2005, based on power prices at that time, we had in place as collateral $1.681 billion of Entergy guarantees, including $206.3 million of which support letters of credit. The assurance requirement associated with our Non-Utility Nuclear business is estimated to increase by an amount up to $425 million if gas prices increase $1 per MMBtu in both the short- and long-term markets.

We are in the process of implementing an approximate $2.5 billion financing plan in order to provide adequate liquidity and capital resources while storm restoration cost recovery is pursued and to provide additional financial support against the potential occurrence of other unexpected events. In addition, this plan is intended to provide adequate liquidity and capital resources to support the Non-Utility Nuclear and the Competitive Retail Services businesses. This plan includes (1) a new Entergy revolving credit facility with capacity of up to $1.5 billion (which would supplement our existing five-year $2 billion revolving credit facility); (2) the issuance and sale of the Equity Units being offered by this prospectus; and (3) the issuance and sale of up to $500 million of new debt at Entergy Gulf States and Entergy Louisiana, including $150 million of first mortgage bonds issued by Entergy Louisiana on October 21, 2005. In addition to this financing plan, we plan to provide funding of $300 million to Entergy Gulf States.

Under normal circumstances, our business is capital intensive, and we are dependent upon our ability to access capital at rates and on terms we determine to be reasonable. The hurricanes and the resulting consequences on our business have placed even greater importance on our ability to access the capital markets to support our increased liquidity needs. The occurrence of one or more contingencies, including higher than estimated storm restoration costs, lower than expected insurance recovery with respect to storm restoration costs, or a delay in such recovery, a delay in the recovery of storm restoration costs, a greater than expected increase in natural gas prices, an increase in credit support requirements relating to our Non-Utility Nuclear and Competitive Retail Services businesses, an acceleration of payments or decreased credit lines in respect of fuel or power supply to the domestic utility companies, less cash flow from operations than expected, or other unknown events (such as future storms) could cause our financing needs to increase, which may result in an increase in our leverage. Material leverage increases could negatively affect our access to the capital markets as well as our ratings and/or the ratings of our domestic utility companies. Additional equity financing could result in dilution for our existing stockholders and could adversely affect the trading price of the Equity Units being offered by this prospectus.

The consequences of the hurricanes on our financial condition, and the related uncertainty associated with storm restoration cost recovery, together with other factors, such as the bankruptcy filing of Entergy New Orleans, have negatively impacted our credit profile and the credit profile of the domestic utility companies. Following Hurricane Katrina, Standard & Poor's Ratings Services placed us and the domestic utility companies on credit watch with negative implications and Moody's Investors Service, Inc. placed the debt ratings of Entergy Gulf States on review for possible downgrade. After the Entergy New Orleans bankruptcy filing, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services downgraded the senior secured debt ratings of Entergy New Orleans to Caa1 and D, respectively. If one or more rating agencies were to downgrade our corporate issuer rating or the senior secured debt ratings of any of the other domestic utility companies, particularly to below investment grade, our borrowing costs could increase, which could negatively affect our financial condition, results of operations and liquidity. We would also likely be required to pay a higher interest rate in future financings, and our potential pool of investors and funding sources could decrease. In addition, adverse ratings actions could prompt fuel and power suppliers of the domestic utility companies to require accelerated payments or to reduce or eliminate credit lines. Lastly, in the event of a decrease in our credit rating to below investment grade, we may be required to replace in a short period of time the Entergy guarantees relating to the Non-Utility Nuclear and Competitive Retail Services businesses with cash or letters of credit under some of the agreements.

Our investment in Entergy New Orleans is at risk.

Because of the effects of Hurricane Katrina, on September 23, 2005, Entergy New Orleans filed a voluntary petition in the United States Bankruptcy Court for the Eastern District of Louisiana seeking reorganization relief under the provisions of Chapter 11 of the United States Bankruptcy Code (Case No. 05-17697). We own 100 percent of the common stock of Entergy New Orleans, have continued to supply operating management, and have provided debtor-in-possession financing to Entergy New Orleans and, accordingly, believe these factors represent significant influence over Entergy New Orleans. However, uncertainties surrounding the nature, timing, and specifics of the bankruptcy proceedings have caused us to deconsolidate Entergy New Orleans and reflect Entergy New Orleans' financial results under the equity method of accounting retroactive to January 1, 2005. Because we own all of the common stock of Entergy New Orleans, this change will not affect the amount of net income we record resulting from Entergy New Orleans' operations for any current or prior period, but will result in Entergy New Orleans' net income for 2005 being presented as "Equity in earnings (loss) of unconsolidated equity affiliates" rather than its results being included in each individual income statement line item, as is the case for periods prior to 2005. We reviewed the value of our equity investment of $169.2 million in Entergy New Orleans at September 30, 2005 to determine if an impairment had occurred as a result of the storm, the flood, the power outages, estimated restoration costs and changes in customer load. With respect to the value of our investment as of September 30, 2005, we determined that no impairment had occurred because management believes that cost recovery is probable.  We continue to assess the carrying value of our investment in Entergy New Orleans as developments occur in Entergy New Orleans' recovery efforts. Because Entergy New Orleans has not gone through the regulatory process regarding storm costs and losses, however, there is an element of risk regarding recovery, and we are unable to predict with certainty the degree of success Entergy New Orleans may have in its recovery initiatives, the amount of restoration costs and incremental losses it may ultimately recover, or the timing of such recovery, or the return of customer load to New Orleans to support any such cost recovery. As of September 30, 2005, our equity investment in Entergy New Orleans represents 1.81% of our total equity investments in our subsidiaries as a whole. In addition to our equity investment in Entergy New Orleans, as of September 30, 2005, Entergy New Orleans owes our subsidiaries a total of $67 million in prepetition accounts payable. The repayment of these accounts payable is also subject to the risks inherent in Entergy New Orleans' recovery efforts.

On September 26, 2005, Entergy New Orleans, as borrower, and Entergy, as lender, entered into the Debtor-in-Possession ("DIP") credit agreement, a debtor-in-possession credit facility to provide funding to Entergy New Orleans during its business restoration efforts. The credit facility provides for up to $200 million in loans on an interim basis pending final bankruptcy court approval of the DIP credit agreement and the receipt of other required regulatory approvals. These funds were requested to enable Entergy New Orleans to meet its near-term obligations, including employee wages and benefits and payments under power purchase and gas supply agreements, and to continue its existing efforts to repair and restore the facilities needed to serve its electric and gas customers. As of December 1, 2005, $100 million was outstanding under the credit facility. Management currently expects the remainder of the bankruptcy court authorized funding level to be sufficient to fund Entergy New Orleans' operations at least through the first quarter of 2006, although the decision to lend under the DIP credit agreement is at our sole discretion. There has not been a decision as to whether to provide additional debt financing to Entergy New Orleans beyond the amount that is authorized by the DIP credit agreement. Please refer to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 for a further description of the DIP credit agreement, including the security and priority status afforded to us as the lender. The repayment of advances made under the DIP credit agreement is subject to the risks inherent in Entergy New Orleans' recovery efforts. Since Entergy is unable to predict with certainty the degree of success Entergy New Orleans will have in its cost recovery initiatives, Entergy's equity investment in Entergy New Orleans, Entergy's subsidiaries' pre-petition accounts receivables from Entergy New Orleans and Entergy's advances to Entergy New Orleans under the DIP credit agreement are at risk.

The electric and gas rates that the domestic utility companies and System Energy are allowed to charge their customers are largely determined outside their control by the actions of regulators.

The rates that the domestic utility companies and System Energy charge for their services are an important item influencing the financial condition, results of operations and liquidity of Entergy and the domestic utility companies. The domestic utility companies are heavily regulated, and the electric and gas rates that the domestic utility companies and System Energy are allowed to charge their customers are determined, in large part, outside of their control by governmental organizations, including the Arkansas Public Service Commission (the "APSC"), the City Council of the City of New Orleans (the "City Council"), the Louisiana Public Service Commission (the "LPSC"), the Mississippi Public Service Commission (the "MPSC"), the PUCT, and the FERC. Decisions made by these regulators could have a material impact on the results of operations, financial condition and liquidity of Entergy and the domestic utility companies.

The domestic utility companies and System Energy are routinely involved in proceedings, including general rate cases and those relating to various other aspects of their rates. The Louisiana operations of Entergy Gulf States, Entergy Louisiana, Entergy Mississippi and Entergy New Orleans are currently operating under formula rate plans. These formula rate plans permit annual adjustments of rates on a prospective basis depending on whether earnings for the prior year are above or below a pre-determined bandwidth range. The timing of the next rate case filing at Entergy Arkansas will depend on the completion of the steam generator and reactor vessel head replacement which is currently underway at ANO Unit 1 and the outcome of the System Agreement proceeding described below. As a result of Texas legislation enacted in June 2005, Entergy Gulf States may not file a general base rate case in Texas before June 30, 2007, with rates effective no earlier than June 30, 2008. The new law does, however, allow Entergy Gulf States to seek the annual recovery of certain incremental purchased power capacity costs not in excess of five percent of its annual base rate revenues and certain transition to competition costs. Entergy Gulf States has not had a base rate increase in Texas since 1991. The inability to file a general base rate case in Texas before June 30, 2007 could affect the profit margin of Entergy Gulf States and its ability to earn its authorized return or recover from its customers costs associated with investment in generation, transmission and distribution facilities.

The domestic utility companies' fuel costs also are recovered from customers, subject to regulatory scrutiny. This regulatory risk represents the domestic utility companies' largest potential exposure to price changes in the commodity markets. On occasion, when the level of the fuel and purchased power costs rise very dramatically, some of the domestic utility companies might agree to defer recovery of a portion of that month's fuel and purchased power costs for recovery at a later date, which could increase the near-term working capital requirements of the domestic utility companies. In addition, from time to time, the domestic utility companies' regulators may initiate proceedings to investigate the adequacy and operation of the fuel recovery clauses of the domestic utility companies as well as their fuel and purchased power purchasing practices. In early October 2005, the APSC initiated an investigation into Entergy Arkansas' interim energy cost rate. The investigation seeks to determine Entergy Arkansas' (1) prudence of gas contracting, portfolio, and hedging practices, (2) wholesale purchases during the period, (3) management of the coal inventory at its coal generation plants, and (4) response to the contractual failure of the railroads to provide coal deliveries. The APSC established a procedural schedule with testimony from Entergy Arkansas, the APSC Staff, and intervenors culminating in a public hearing in May 2006.

The domestic utility companies have historically engaged in the coordinated planning, construction and operation of generating and transmission facilities under the terms of an agreement called the System Agreement. The LPSC and the City Council commenced a proceeding in 2001 at the FERC that requests amendments to the System Agreement, particularly in the area of production cost equalization. Pursuant to an agreement in principle approved by the City Council, the City Council has withdrawn as a complainant from the FERC System Agreement proceeding. The LPSC also alleges that certain provisions of the System Agreement increase costs paid by the ratepayers in their jurisdictions. On June 1, 2005, the FERC issued a decision in the System Agreement litigation. The FERC decision concluded, among other things, that:

  The System Agreement no longer roughly equalizes production costs among the domestic utility companies.
  In order to reach rough production cost equalization, the FERC will impose a bandwidth remedy allowing for a maximum spread of 22 percent (expressed by the FERC as +/- 11%) between the total annual production costs of the highest cost and lowest cost domestic utility companies.
  When calculating the production costs for this purpose, output from the Vidalia hydroelectric power plant will not reflect the actual Vidalia price for that year but will be priced at that year's average price as determined under a rate schedule (MSS-3), reducing the amount of Vidalia costs reflected in the comparison of the domestic utility companies' total production costs.
  The remedy ordered by FERC calls for no refunds and would be effective based on the calendar year 2006 production costs with the first potential reallocation payments, if required, expected to be made in 2007.

The FERC's June 2005 order would reallocate production costs of the domestic utility companies whose relative total production costs expressed as a percentage of Entergy System average production costs are outside an upper or lower bandwidth. This would be accomplished by payments from domestic utility companies whose production costs are below Entergy System average production costs to domestic utility companies whose production costs are above Entergy System average production costs. An assessment of the potential effects of the FERC's June 2005 order requires assumptions regarding the future total production cost of each domestic utility company, which assumptions include the mix of solid fuel and gas-fired generation available to each company and the costs of natural gas and purchased power. Various pending motions for rehearing and clarification of the FERC's June 2005 order were filed by parties to the proceeding, including the LPSC, the APSC, the MPSC, and the City Council, and by Entergy Services, Inc., on behalf of the domestic utility companies. We believe that any changes in the allocation of production costs resulting from the FERC's June 2005 order and related retail proceedings should result in similar rate changes for retail customers. The timing of recovery of these costs in rates could be the subject of additional proceedings before the retail regulators of the domestic utility companies. Although the outcome and timing of the FERC and other proceedings cannot be predicted at this time, we do not believe that the ultimate resolution of these proceedings will have a material effect on our financial condition or results of operations.

Delays and uncertainty relating to the start of retail open access in Texas for Entergy Gulf States, the implementation of recent legislation in Texas and adverse decisions in related regulatory proceedings at the PUCT could have a material adverse effect on Entergy Gulf States' and our financial condition, results of operations and liquidity.

Unlike other areas of the United States, retail open access and the separation of traditionally integrated public utilities into distinct distribution, transmission, generation and various types of retail marketing businesses either has not been acted upon by the state and local regulators of the domestic utility companies, or has been significantly delayed. Only in the Texas portion of Entergy Gulf States' service territory has there been significant retail open access activity, but implementation for Entergy Gulf States has been delayed.

In 1999, the Texas legislature enacted a law providing for competition through retail open access in the electric utility industry in Texas. With retail open access, generation and retail electric sales will become competitive businesses, but transmission and distribution operations will continue to be regulated. The law provided for retail open access by most investor-owned electric utilities in Texas commencing January 1, 2002; however, the PUCT delayed retail open access in Entergy Gulf States' Texas service territory due to concerns about whether the market was ready for retail open access. As required by law, Entergy Gulf States has made numerous filings with the PUCT detailing its plans in furtherance of the Texas law and retail open access in its Texas service territory. The resulting PUCT orders have continued to delay retail open access in Entergy Gulf States' Texas service territory, as well as its ability to raise rates, reconcile fuel costs, earn its authorized return, recover transition costs related to its efforts toward retail open access or recover from its customers costs associated with investment in generation, transmission and distribution facilities. Entergy Gulf States has not had a base rate increase in Texas since 1991.

In June 2005, a Texas law was enacted which provides that:

  Entergy Gulf States is authorized by the legislation to proceed with a jurisdictional separation into two vertically integrated utilities, one subject solely to the retail jurisdiction of the LPSC and one subject solely to the retail jurisdiction of the PUCT;
  the portions of all prior PUCT orders requiring Entergy Gulf States to comply with any provisions of Texas law governing transition to retail competition are void;
  Entergy Gulf States must file a plan by January 1, 2006, identifying the power region(s) to be considered for certification and the steps and schedule to achieve certification;
  Entergy Gulf States must file a transition to competition plan no later than January 1, 2007, that would address how Entergy Gulf States intends to mitigate market power and achieve full customer choice, including potential construction of additional transmission facilities, generation auctions, generation capacity divestiture, reinstatement of a customer choice pilot project, establishment of a price to beat, and other measures;
  Entergy Gulf States' rates are subject to cost-of-service regulation until retail customer choice is implemented;
  Entergy Gulf States may not file a general base rate case in Texas before June 30, 2007, with rates effective no earlier than June 30, 2008, but may seek before then the annual recovery of certain incremental purchased power capacity costs, adjusted for load growth, not in excess of five percent of its annual base rate revenues; and
  Entergy Gulf States may recover over a period not to exceed 15 years reasonable and necessary transition to competition costs incurred before the effective date of the legislation and not previously recovered, with appropriate carrying charges.

In July 2005, Entergy Gulf States filed with the PUCT a request for implementation of an incremental purchased power capacity recovery rider, consistent with the recently passed Texas legislation discussed above. The rider requests $23.1 million annually in incremental revenues on a Texas retail basis which represents the incremental purchased power capacity costs, including Entergy Gulf States' obligation to purchase power from Entergy Louisiana's recently acquired Perryville plant, over what is already in Entergy Gulf States' base rates. Entergy Gulf States reached an initial agreement with the parties that cost recovery and cost reconciliation would begin on September 1, 2005.  The parties have agreed that Entergy Gulf States will implement the rider after approval by the PUCT which could be up to 185 days from the date of filing but will reconcile and recover incremental purchased capacity costs incurred beginning September 1, 2005. The September 1, 2005 agreed upon date for the beginning of the cost recovery and cost reconciliation as well as the requested amount and the processes for implementing the rider are subject to PUCT action and approval. If approved by the PUCT, the rider would be subject to semi-annual modifications and reconciliation in conjunction with Entergy Gulf States' fuel reconciliation proceedings. A further non-unanimous settlement was reached with most of the parties that allows for the rider to be implemented effective December 1, 2005 and the collection of $18 million annually. The settlement also provides for a fuel reconciliation to be filed by Entergy Gulf States by May 15, 2006 that will resolve the remaining issues in the case with the exception of the amount of purchased power in current base rates and the costs to which load growth is attributed, both of which were settled. The hearing with respect to the non-unanimous settlement, which was opposed by the Office of Public Utility Counsel, was conducted on October 19, 2005 before the ALJs. On November 17, 2005, the ALJs issued a proposal for decision recommending that the PUCT approve the non-unanimous settlement. The PUCT is scheduled to consider this matter on December 15, 2005.

As authorized by the Texas legislation discussed above, in August 2005, Entergy Gulf States filed with the PUCT an application for recovery of its transition to competition costs. Entergy Gulf States requested recovery of $189 million in transition to competition costs through implementation of a 15-year rider to be effective no later than March 1, 2006. The $189 million represents transition to competition costs Entergy Gulf States incurred from June 1, 1999 through June 17, 2005 in preparing for competition in its Texas service area, including attendant AFUDC and all carrying costs projected to be incurred on the transition to competition costs through February 28, 2006. In November 2005, a unanimous stipulation was entered into among Entergy Gulf States, the PUCT staff, and others pursuant to which the parties agreed that Entergy Gulf States should be authorized by the ALJs to implement interim rates that would allow it to recover $1.5 million per month in transition to competition costs, with such interim rates to be effective on March 1, 2006. Pursuant to the stipulation, the interim rates would be subject to refund or surcharge to the extent that the rates ultimately established by the PUCT differ from the interim rates. The stipulation is expected to be submitted to the ALJs for approval by early December 2005. The matter of final rates to address transition to competition costs has been set for hearing beginning in February 2006, with a PUCT decision expected during the third quarter of 2006.

Extended delay and uncertainty with respect to the start of retail open access in Texas (including uncertainty as to the ultimate form of Entergy Gulf States' related business separation plan, particularly in conjunction with any jurisdictional separation of Entergy Gulf States as described below), the implementation of the Texas legislation, including implementation of purchased power capacity and transition cost recovery riders, and adverse decisions in proceedings at the PUCT (whether related to the Texas legislation or otherwise), could have a material adverse effect on Entergy Gulf States' and our financial condition, results of operations, and liquidity.

The proposed jurisdictional separation of Entergy Gulf States into two separate vertically integrated utilities could, depending on the structure and terms of the separation, have a material adverse effect on the financial condition, results of operations and liquidity of Entergy Gulf States.

Pending developments at the federal level and in Texas and other states, the LPSC and the Louisiana legislature have generally deferred pursuing retail open access in Louisiana. As a result, pursuit of Entergy Gulf States' business separation plan mandated by Texas law in connection with retail open access in its Texas service territory has been complicated by it having retail operations in Louisiana subject to the jurisdiction of the LPSC. During the course of Entergy Gulf States' retail open access proceedings with the PUCT, the LPSC has been holding independent proceedings concerning the proposed separation of the business of Entergy Gulf States. Unlike Entergy Gulf States' plan filed with the PUCT to separate its Texas generation, transmission, distribution, and retail electric functions into separate companies, the investigation most recently initiated in the LPSC proceedings is evaluating a jurisdictional separation of Entergy Gulf States into a Louisiana company and a Texas company regulated solely by the LPSC and the PUCT, respectively. In a status conference held in September 2004 before an administrative law judge, the LPSC staff asserted that uncertainty with respect to retail open access in Texas should not control whether or when the LPSC should require the jurisdictional separation of Entergy Gulf States and recommended that an investigation concerning the proposed jurisdictional separation proceed. Entergy Gulf States submitted a preliminary methodology developed by it for the jurisdictional separation of the company if its regulators should determine that a jurisdictional separation is in the public interest. Although it contains many components that are similar to those set forth in its business separation plan filed with the PUCT, Entergy Gulf States' preliminary methodology filed with the LPSC provides for the separation of the company into a Louisiana vertically integrated utility company and a Texas vertically integrated utility company, as is envisioned by the new Texas law described above, rather than the separation of its Texas generation, transmission, distribution, and retail electric functions into separate companies, as is envisioned in the plan filed with the PUCT. A hearing before the LPSC scheduled for late June 2005 has been postponed. In September 2005, Entergy Gulf States and the LPSC staff filed a joint motion to continue without date the procedural schedule in this matter due to Hurricane Katrina. Approvals of the FERC, the SEC, the PUCT, and the Nuclear Regulatory Commission, or the NRC, may also be required for certain matters before Entergy Gulf States may implement any jurisdictional separation of the company.

Any jurisdictional separation of Entergy Gulf States resulting from the LPSC proceedings would affect Entergy Gulf States' financial condition, results of operations and liquidity, particularly in conjunction with any additional restructuring of the company that may be ordered by the PUCT with respect to a jurisdictional separation or upon the implementation of retail open access in Texas. Depending on the structure and terms of the separation, such a separation could have a material adverse effect on Entergy Gulf States.

The nuclear power generation plants owned by our Non-Utility Nuclear business will be exposed to price risk to the extent they must compete for the sale of energy and capacity.

The sale of capacity and energy from the power generation plants owned by our Non-Utility Nuclear business, unless otherwise contracted, is subject to the fluctuation of market power prices. Our Non-Utility Nuclear business has entered into PPAs and other contracts to sell the power produced by its power plants at prices established in the PPAs. The following is a summary of the amount of the Non-Utility Nuclear business' output that is sold forward as of September 30, 2005 under physical or financial contracts (2005 represents the remainder of the year):

	2005	2006	2007	2008	2009
Non-Utility Nuclear:
Percent of planned generation sold forward:
Unit-contingent	36%	34%	32%	25%	18%
Unit-contingent with availability guarantees	55%	53%	39%	25%	5%
Firm liquidated damages	5%	4%	2%	0%	0%
Total	96%	91%	73%	50%	23%
Planned generation (TWh)	9	35	34	34	35
Average contracted price per MWh	$39	$41	$42	$45	$47

There is no retail rate recovery for the power produced at these generating plants. Entergy's Non-Utility Nuclear business is pursuing opportunities to extend existing PPAs and to enter into new PPAs with other parties for portions of its unsold planned generation. To the extent that the electricity generated by these plants is not under contract to be sold, the revenues and results of operations of Entergy's Non-Utility Nuclear business, and whether it recovers its investment and operating costs from these plants, will generally depend on the market prices that can be obtained for energy and capacity.

Among the factors that could affect market prices for electricity and fuel, all of which are beyond our control to a significant degree, are:

  prevailing market prices for coal, oil, natural gas and other fuels used in electric generation plants, including associated transportation costs, and supplies of such commodities, liquidity in the general wholesale electricity market,
  the actions of external parties, such as the FERC, that may impose price limitations and other mechanisms to address some of the volatility in the energy markets, weather conditions impacting demand for electricity or availability of hydroelectric power or fuel supplies, the rate of growth in demand for electricity as a result of population changes, regional economic conditions and the implementation of conservation programs, union and labor relations,
  natural disasters, wars, embargoes and other catastrophic events and changes in federal and state energy and environmental laws and regulations.

We face uncertainty with respect to the domestic utility companies' independent coordinator of transmission proposal at the FERC and the outcome of other related FERC and state and local regulatory proceedings relating to transmission.

In 2000, the FERC issued an order encouraging utilities to voluntarily place their transmission facilities under the control of independent regional transmission organizations ("RTOs") by December 15, 2001. Delays in implementing the FERC order have occurred due to a variety of reasons, including the fact that utility companies, other stakeholders, and federal and state regulators continue to work to resolve various issues related to the establishment of such RTOs.

In April 2004, the domestic utility companies filed a proposal with the FERC to commit voluntarily to retain an independent coordinator of transmission ("ICT") to oversee the granting of transmission or interconnection service on their transmission system, to implement a transmission pricing structure that ensures that their retail native load customers are required to pay for only those upgrades necessary to reliably serve their needs, and to have the ICT serve as the security coordinator for the Entergy region. Assuming applicable regulatory support and approvals can be obtained, the domestic utility companies proposed to contract with the ICT to oversee the granting of transmission service on their system as well as the implementation of the proposed weekly procurement process. The proposal was structured to not transfer control of the domestic utility companies' transmission system to the ICT, but rather to vest with the ICT broad oversight authority over transmission planning and operations. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for a discussion of the petition for declaratory order that the domestic utility companies filed with the FERC in January 2005 regarding this proposal.

On March 22, 2005, the FERC issued a declaratory order concluding that: (1) because the Southwest Power Pool ("SPP") was the only entity identified as potentially being selected as the ICT and because the SPP is already a "public utility," there was no need to rule on the question of whether the functions of the ICT, alone, would serve to make the ICT a "public utility;" (2) Entergy will continue to be the "transmission provider" for transmission service across the system and that "the presence of SPP as the ICT will not change the existing balance of jurisdiction between [the FERC] and Entergy's retail regulators;" and (3) the FERC is prepared to grant the domestic utility companies' proposed transmission pricing proposal on a two-year experimental basis, subject to certain enhancement and monitoring and reporting conditions. The enhancements referred to by the FERC involve more fully specifying the responsibilities and duties of the ICT, including defining the ICT's role in the preparation of various transmission expansion plans and the performance of studies related to the granting of transmission or interconnection service. Before the ICT proposal can be implemented, however, the domestic utility companies are required to submit further filings with the FERC regarding the modifications and clarifications to the ICT proposal.

On May 12, 2005 the FERC issued an order clarifying certain aspects of its March 22 order. In the May 12 order, the FERC indicated that (1) the domestic utility companies are to work with the ICT and their stakeholders to develop procedures by which the ICT will calculate available flowgate capacities; (2) the domestic utility companies must specifically define the transmission rights that a customer that pays for supplemental upgrades will receive for such payments; (3) the FERC will review the ICT's contract to ensure that the ICT can perform its functions in an independent manner even if SPP is chosen as the ICT; and (4) the initial two-year period will start once the ICT becomes operational.

On May 27, 2005, the domestic utility companies filed the enhanced ICT proposal with the FERC. We believe that the filing is consistent with the FERC guidance received in both the FERC's March 22, 2005 and May 12, 2005 orders on the ICT. Among other things, the enhanced ICT filing states that the ICT will (1) grant or deny transmission service on the domestic utility companies' transmission system; (2) administer the domestic utility companies' OASIS node for purposes of processing and evaluating transmission service requests and ensuring compliance with the domestic utility companies' obligation to post transmission-related information; (3) develop a base plan for the domestic utility companies' transmission system that will result in the ICT making the determination on whether something should be rolled into the domestic utility companies' transmission rates or directly assigned to the customer requesting or causing an upgrade to be constructed; (4) serve as the reliability coordinator for the Entergy transmission system; and (5) oversee the operation of the weekly procurement process. The enhanced ICT proposal clarifies the rights that customers receive when they fund a supplemental upgrade and also contains a detailed methodology describing the process by which the ICT will evaluate interconnection-related investments already made on the Entergy System for purposes of determining the future allocation of the uncredited portion of these investments.

In March 2004, the APSC initiated a proceeding to review the domestic utility companies' proposal and compare the benefits of such a proposal to the alternative of the domestic utility companies joining the SPP RTO. The APSC sought comments from all interested parties on this issue. Various parties, including the APSC General Staff, filed comments opposing the ICT proposal. A public hearing has not been scheduled by the APSC at this time, although Entergy Arkansas has responded to various APSC data requests. In May 2004, Entergy Mississippi filed a petition for review with the MPSC requesting MPSC support for the ICT proposal. A hearing in that proceeding was held in August 2004. Additionally, Entergy Louisiana and Entergy Gulf States have filed an application with the LPSC requesting that the LPSC find that the ICT proposal is a prudent and appropriate course of action.

On December 17, 2004, the FERC issued an order initiating a hearing and investigation concerning the justness and reasonableness of the available flowgate capacity ("AFC") methodology, the methodology used to evaluate short-term transmission service requests under the domestic utility companies' open access transmission tariff, and establishing a refund effective date. On March 22, 2005, the FERC issued an order contemporaneously with the ICT declaratory order discussed above that holds the AFC hearing in abeyance pending action on Entergy's upcoming ICT filing. The order holding the hearing in abeyance further indicated that it would cancel the hearing when the ICT begins to perform its functions. On April 8, 2005 several intervenors filed Emergency Motions for Interim Relief and Expedited Commission Action requesting that, during the interim period before the implementation of the ICT, the FERC (1) institute an audit process to examine and modify the current AFC process; and (2) require SPP to become involved in the AFC stakeholder process and order certain modifications to the stakeholder process. The audit process being proposed by the intervenors would not involve an independent auditor, but instead would be an investigation performed by a representative from the intervenors, Entergy, and possibly SPP.  On April 25, 2005, the domestic utility companies filed their response to the emergency motion urging the FERC to reject the intervenors' request for the "audit" because the type of investigation proposed by the intervenors would be neither independent nor fair and would only distract from the implementation of the ICT.  Instead, the domestic utility companies proposed that the ICT conduct an independent review of the AFC process and procedures as part of its transition to assuming the identified ICT responsibilities, including the calculation of the AFCs.  The domestic utility companies further indicated that they would welcome SPP's participation in the current stakeholder process. On April 21, 2005, the intervenors filed a separate request for rehearing arguing that the FERC must allow the AFC hearing to proceed in parallel with the establishment of the ICT.

The domestic utility companies face uncertainties with respect to whether their regulators will approve their enhanced ICT proposal and the outcome of the AFC proceedings at the FERC. An adverse outcome in these matters could affect our financial condition, results of operations and liquidity.

Ownership and operation of nuclear facilities creates business, financial and waste disposal risks.

The domestic utility companies, System Energy, and our Non-Utility Nuclear subsidiaries own and operate ten nuclear power generating units and the shutdown Indian Point 1 nuclear reactor. The domestic utility companies, System Energy, and our Non-Utility Nuclear subsidiaries are, therefore, subject to the risks arising from owning and operating nuclear generating facilities. These include risks from the use, storage, handling, and disposal of high-level and low-level radioactive materials, limitations on the amounts and types of insurance commercially available for losses in connection with nuclear operations, the costs of securing the facilities against possible terrorist attacks, unscheduled outages due to equipment and other problems, and technological and financial uncertainties related to adhering to environmental law requirements associated with plant operations, as well as the decommissioning of nuclear plants at the end of their licensed lives, including the sufficiency of funds in decommissioning trusts. The domestic utility companies, System Energy, and our Non-Utility Nuclear subsidiaries maintain decommissioning trusts and external insurance coverage to minimize the financial exposure to some of these risks; however, it is possible that losses could exceed the amount of their insurance coverage. In the event of an unanticipated early shut-down of any of the nuclear plants owned and operated by the domestic utility companies, System Energy, and/or our Non-Utility Nuclear subsidiaries, Entergy may be required to provide additional funds or credit support to satisfy regulatory requirements for decommissioning.

The NRC has broad authority under federal law to impose licensing and safety-related requirements for the operation of nuclear generating facilities. A major incident at a nuclear facility anywhere in the world could cause the NRC to limit or prohibit the operation or licensing of any domestic nuclear generating unit. In the event of noncompliance, the NRC has the authority to impose fines or shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. Although we have no reason to anticipate a serious nuclear incident at any of the nuclear generating units owned and operated by our subsidiaries, if an incident did occur, it could materially and adversely affect our business, financial position, results of operations and liquidity.

In addition, concerns are being expressed in public forums about the safety of nuclear generating units and nuclear fuel, in particular in the northeastern United States, which is where the Non-Utility Nuclear generating units are located. These concerns have led to, and are expected to continue to lead to, various proposals to federal regulators as well as governing bodies in some localities where our subsidiaries own nuclear generating units for legislative and regulatory changes that could lead to the shut-down of nuclear units, denial of license extension applications, municipalization of nuclear units, restrictions on nuclear units as a result of unavailability of sites for spent nuclear fuel disposal, or other adverse effects on owning and operating nuclear generating units. We vigorously respond to these concerns and proposals. However, if any of the proposals relating to legislative and regulatory changes becomes effective, it could have a material adverse effect on our results of operations, financial condition and liquidity.

The litigation environment in the states in which certain Entergy subsidiaries operate poses a significant risk to those businesses.

We and our subsidiaries are involved in the ordinary course of business in a number of lawsuits involving employment, ratepayer, and injuries and damages issues, among other matters. States in which the domestic utility companies operate, in particular Louisiana, Mississippi and Texas, have proven to be unusually litigious environments. Judges and juries in these states have demonstrated a willingness to grant large verdicts, including punitive damages, to plaintiffs in personal injury, property damage, and business tort cases. We and our subsidiaries use legal and appropriate means to contest litigation threatened or filed against us, but the litigation environment in these states poses a significant business risk.

Risk Factors Relating to the Equity Units

You will bear the entire risk of a decline in the price of our common stock.

Although as a holder of an Equity Unit you will have a beneficial ownership interest in the related senior note, Treasury portfolio or Treasury securities, as the case may be, you do have an obligation to buy shares of our common stock pursuant to the purchase contract that is a part of the Equity Unit. On the purchase contract settlement date, unless the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization or are settled early, (1) in the case of Corporate Units where there has been no successful optional remarketing, unless you pay cash to satisfy your obligation under the purchase contract, either the proceeds derived from the successful final remarketing of the senior notes or, if no successful final remarketing has occurred, the put price paid upon the automatic put of the senior notes, (2) in the case of Corporate Units where there has been a successful optional remarketing, the proceeds from the Treasury portfolio when paid at maturity, or (3) in the case of Treasury Units, the proceeds of the related Treasury securities when paid at maturity, will in each case automatically be used to purchase a specified number of shares of our common stock on your behalf.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, which we refer to as the applicable market value. There can be no assurance that the market value of common stock received by you on the purchase contract settlement date will be equal to or greater than the effective price per share paid by you for our common stock on the date of issuance of the Equity Units. If the applicable market value of the common stock is less than the reference price of $ , the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for the common stock. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial.

You will receive only a portion of any appreciation in our common stock price.

Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you invested directly in our common stock. The opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value is the same as the applicable market value of the common stock) will only exceed the price per share paid by you for our common stock on the purchase contract settlement date if the applicable market value of the common stock exceeds the threshold appreciation price of approximately $ (which represents an appreciation of % over the reference price of $ ). If the applicable market value of our common stock exceeds the reference price but falls below the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately % of the value of the shares of common stock you could have purchased with $50 at the time of this offering.

The trading price of our common stock and the general level of interest rates and our credit quality will directly affect the trading price for the Corporate Units and Treasury Units.

It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Our operating results and prospects, as well as economic, financial and other factors, will affect trading prices of our common stock. In addition, market conditions can affect the capital markets generally, thereby affecting the price of our common stock. These conditions may include the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of our common stock in the market after the offering of the Corporate Units or the perception that those sales could occur. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of our common stock underlying the purchase contracts and of the other components of the Corporate Units and Treasury Units. The arbitrage could, in turn, affect the trading prices of the Corporate Units and Treasury Units and our common stock.

You may suffer dilution of our common stock issuable upon settlement of your purchase contract.

The number of shares of our common stock issuable upon settlement of your purchase contract is subject to adjustment only for stock splits and combinations, stock dividends and specified other transactions that significantly modify our capital structure. See "Description of the Purchase Contracts - Anti-Dilution Adjustments." The number of shares of our common stock issuable upon settlement of each purchase contract is not subject to adjustment for other events, such as certain employee stock option grants or offerings of common stock for cash, or in connection with acquisitions or other transactions that may adversely affect the price of our common stock. There can be no assurance that an event that adversely affects the value of the Equity Units, but does not result in an adjustment to the settlement rate, will not occur. The terms of the Equity Units do not restrict our ability to offer common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the Equity Units in engaging in any such offering or transaction. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading price of the Equity Units.

You will have no rights as a common stockholder but will be subject to all changes with respect to our common stock.

Until you acquire shares of our common stock upon settlement of your purchase contract, you will have no rights with respect to our common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock, but you will be subject to all changes affecting our common stock. Upon settlement of your purchase contract, you will be entitled to exercise the rights of a holder of common stock only as to actions for which the record date occurs after the settlement date.

Your rights to the pledged securities will be subject to our security interest and may be affected by a bankruptcy proceeding.

Although you will have a beneficial ownership interest in the related senior notes or Treasury securities or the Treasury portfolio, as applicable, those interests will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. In addition, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code, or other relief sought by the collateral agent, the purchase contract agent or another party asserting an interest in the pledged securities. Moreover, claims arising out of the senior notes will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, although we do not believe such an argument would prevail, following the termination of the purchase contracts, a party in interest in the bankruptcy proceeding might argue that the holders of senior notes should be treated as equity holders, rather than creditors, in the bankruptcy proceeding.

The secondary market for the Corporate Units, the Treasury Units and the senior notes may be illiquid; the Corporate Units will not be listed on any stock exchange.

We are unable to predict how the Corporate Units, the Treasury Units and the senior notes will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the Corporate Units, the Treasury Units and the senior notes. We have no obligation or current intention to apply for any listing of the Corporate Units, Treasury Units or the senior notes on any stock exchange. We have been advised by the representative that the underwriters presently intend to make a market for the Corporate Units; however, they are not obligated to do so and any market making may be discontinued at any time without notice. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the senior notes, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that sufficient numbers of Corporate Units are converted to Treasury Units, the liquidity of Corporate Units could be adversely affected.

We may redeem the senior notes upon the occurrence of a special event.

We have the option to redeem the senior notes on not less than 30 days prior written notice, in whole but not in part, at any time before the earlier of the date of a successful remarketing of the senior notes underlying the Corporate Units and the purchase contract settlement date if a special event occurs and continues under the circumstances described in this prospectus. See "Description of the Senior Notes - Optional Redemption - Special Event." If we redeem the senior notes, we will pay a redemption price in cash as described in this prospectus to the holders of any separate senior notes, and, with respect to senior notes underlying Corporate Units, we will distribute the redemption price to the collateral agent, who in turn will purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption price, if any, to you as the holder. The Treasury portfolio will be substituted for the senior notes as collateral to secure your obligations under the purchase contracts related to the Corporate Units. If your senior notes are not components of Corporate Units, you, rather than the collateral agent, will receive the related redemption payment. There can be no assurance as to the effect on the market price for the Corporate Units if we substitute the Treasury portfolio as collateral in place of any senior notes so redeemed. A special event redemption will be a taxable event to the holders of the senior notes. In addition to the foregoing, we may, in connection with a successful remarketing and an election to extend the maturity date of the senior notes, add additional redemption dates to the senior notes which would apply regardless of the occurrence of a special event. In no case will an additional redemption date be added which falls before February 17, 2011.

We are a holding company and, therefore, the senior notes and the contract adjustment payments will be effectively subordinated to the debt and preferred stock of our subsidiaries.

We are a holding company and derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the senior notes and the contract adjustment payments, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the senior notes or the contract adjustment payments or to make specific funds available for such payments. Prior to making dividend payments or other distributions to us, our subsidiaries have financial obligations, as well as contractual or statutory limitations on distributions that must be satisfied, including those relating to debt service, preferred stock dividends and other trade creditor obligations. Provisions within the articles of incorporation or pertinent indentures and various other agreements relating to the long-term debt and preferred stock of certain of our subsidiaries restrict the payment of cash dividends or other distributions on their common and preferred stock. As of September 30, 2005, Entergy Arkansas and Entergy Mississippi had restricted retained earnings unavailable for distribution to us of $396.4 million and $68.5 million, respectively. In addition, because Entergy New Orleans has filed a voluntary petition in the United States Bankruptcy Court for the Eastern District of Louisiana seeking reorganization relief under the provisions of Chapter 11 of the United States Bankruptcy Code, Entergy New Orleans' retained earnings as of September 30, 2005 of $99.2 million are currently unavailable for distribution to us. Until the effective date of its repeal, the Public Utility Holding Company Act of 1935, or PUHCA, provides that, without approval of the SEC, the unrestricted, undistributed retained earnings of any subsidiary of ours are not available for distribution to our common stockholders until such earnings are made available to us through the declaration of dividends by such subsidiaries. Our subsidiaries are also prohibited under PUHCA from making loans or advances to us without approval of the SEC until the effective date of PUHCA's repeal. Repeal of PUHCA will be effective February 8, 2006.

Because we are a holding company and conduct substantially all of our operations through subsidiaries, holders of the senior notes will generally have a position junior to the claims of creditors of our subsidiaries and preferred stockholders of our subsidiaries. As of September 30, 2005, our subsidiaries had approximately $6.7 billion aggregate principal amount of debt outstanding and $334 million aggregate liquidation preference of preferred stock outstanding. In addition, our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior indebtedness.

Our indenture does not limit the amount of debt that we or our subsidiaries may issue or incur.

The senior notes will be issued as a new series of unsecured debt securities under an indenture between us and Deutsche Bank Trust Company Americas, as trustee, and will rank equally and ratably in right of payment with all of our other unsecured and unsubordinated debt. After giving effect to the issuance and sale of the senior notes, and the application of the net proceeds therefrom, as of September 30, 2005, we would have had approximately $ billion of indebtedness outstanding that would have ranked equally with the senior notes. In addition, we have been granted authority by the SEC to issue up to $3 billion of guarantees for the benefit of our non-utility subsidiaries and we expect to have such guarantees outstanding from time to time in various aggregate amounts. Except in limited circumstances, the indenture does not limit our ability or the ability of our subsidiaries to issue or incur debt or other liabilities.

The allocation of the purchase price for U.S. federal income tax purposes may not be followed by the IRS.

Although the Internal Revenue Service (the "IRS") has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses the treatment of the Equity Units or instruments substantially identical to the Equity Units for U.S. federal income tax purposes. No assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of Equity Units are not entirely clear.

We and you will agree to treat your acquisition of an Equity Unit as an acquisition of the undivided beneficial interest in the senior note and the purchase contract that, combined, constitute such Equity Unit. The purchase price of each Equity Unit will be allocated between the two components in proportion to their respective fair market values at the time of purchase. Such allocation will establish your initial federal income tax basis in the senior note and the purchase contract. We will report the fair market value of each undivided beneficial interest in a senior note as $ and the fair market value of each purchase contract as $ . This allocation generally will be binding on you, but not the IRS. Any allocation of basis by the IRS to the purchase contract may affect the timing or amount of your income, gain or loss on the senior notes or purchase contracts and may affect the tax basis in common stock received under a purchase contract. For additional information, see "Certain United States Federal Income Tax Consequences."

You may have to pay taxes with respect to distributions on our common stock that you do not receive.

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date or as a result of early settlement of a purchase contract is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See "Description of the Purchase Contracts - Anti-Dilution Adjustments." If the settlement rate is adjusted as a result of a distribution that is taxable to our common stock holders, you could be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. In addition, non-U.S. holders of Equity Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See "Certain United States Federal Income Tax Consequences - U.S. Holders - Purchase Contracts - Adjustment to Settlement Rate" and " - Non-U.S. Holders - United States Federal Withholding Tax."

You will be required to accrue original issue discount on the senior notes for United States federal income tax purposes.

Because of the manner in which the interest rate on the senior notes is reset, the senior notes should be classified as contingent payment debt instruments subject to the "noncontingent bond method" for accruing original issue discount for United States federal income tax purposes. As a result, you will be required to accrue original issue discount on the senior notes or the applicable ownership interests in senior notes that are a component of the Corporate Units in your gross income on a constant yield-to-maturity basis, regardless of your usual method of tax accounting. For all accrual periods beginning before the earlier of the reset effective date and February 17, 2009, the original issue discount that accrues on the senior notes will exceed the stated interest payments on the senior notes. In addition, gain recognized on the senior notes during certain periods will be treated as ordinary income for U.S. federal income tax purposes. See "Certain United States Federal Income Tax Consequences-U.S. Holders-Senior Notes."

You may not be able to exercise your right to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act of 1933 is in effect and a prospectus is available covering the shares of common stock deliverable upon early settlement of a purchase contract. You will not be able to exercise your early settlement right, in any case, until March 1, 2006.

The early settlement right under the purchase contracts is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. Although we have agreed to use our commercially reasonable efforts to have such a registration statement in effect and to provide a prospectus if so required under the U.S. federal securities laws, any failure or inability to maintain an effective registration statement or to have available a prospectus covering the common stock, including as a result of pending corporate events or announcements that prevent the delivery of a current prospectus, may prevent or delay an early settlement. In addition, you will not be able to exercise your early settlement right (either generally or in connection with a cash merger) until March 1, 2006.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

Twelve Months Ended September 30,	Year Ended December 31,
2005	2004	2003	2002	2001	2000
3.34	3.28	2.58	2.02	2.17	2.36

As defined by Item 503(d) of Regulation S-K of the SEC, "Earnings" represent the aggregate of (a) income before the cumulative effect of an accounting change and before undistributed income of equity investees, (b) taxes based on income, (c) investment tax credit adjustments - net and (d) fixed charges, less preferred security dividend requirements of consolidated subsidiaries and capitalized interest. "Fixed Charges" as defined by Item 503(d) of Regulation S-K of the SEC include interest (whether expensed or capitalized), related amortization, estimated interest applicable to rentals charged to operating expenses, and preferred security dividend requirements of consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

In this prospectus and from time to time, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that these forward-looking statements and the underlying assumptions are reasonable, we cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors (in addition to others described elsewhere in this prospectus and in subsequent securities filings) include:

  resolution of pending and future rate cases and negotiations, including various performance-based rate discussions and implementation of new Texas legislation, and other regulatory proceedings, including those related to our System Agreement and our utility supply plan;
  our ability to manage our operation and maintenance costs;
  the performance of our generating plants, and particularly the capacity factors at our nuclear generating facilities;
  prices for power generated by our unregulated generating facilities, the ability to hedge, sell power forward or otherwise reduce the market price risk associated with those facilities, including the Non-Utility Nuclear plants, the ability to meet credit support requirements, and the prices and availability of power we must purchase for our utility customers;
  our ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities;
  changes in the financial markets, particularly those affecting the availability of capital and our ability to refinance existing debt, execute our share repurchase program, and fund investments and acquisitions;
  actions of rating agencies, including changes in the ratings of debt and preferred stock, changes in general corporate ratings, and changes in the rating agencies' ratings criteria;
  changes in inflation, interest rates, and foreign currency exchange rates;
  our ability to purchase and sell assets at attractive prices and on other attractive terms;
  volatility and changes in markets for electricity, natural gas, uranium, and other energy-related commodities;
  changes in utility regulation, including the beginning or end of retail and wholesale competition, the ability to recover net utility assets and other potential stranded costs, the establishment of a regional transmission organization that includes our utility service territory, and the application of market power criteria by the FERC;
  changes in regulation of nuclear generating facilities and nuclear materials and fuel, including possible shutdown of nuclear generating facilities, particularly those in the northeastern United States;
  uncertainty regarding the establishment of interim or permanent sites for spent nuclear fuel storage and disposal;
  resolution of pending or future applications for license extensions or modifications of nuclear generating facilities;
  changes in law resulting from the new federal energy legislation, including the effects of PUHCA repeal;
  changes in environmental, tax, and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, mercury, and other substances;
  the economic climate, and particularly growth in our service territory;
  variations in weather and the occurrence of hurricanes and other storms and disasters, including uncertainties associated with efforts to remediate the effects of Hurricanes Katrina and Rita and recovery of costs associated with restoration including our ability to obtain financial assistance from governmental authorities in connection with these storms;
  the outcome of the Chapter 11 bankruptcy proceeding of Entergy New Orleans, and the impact, if any, of this proceeding on other Entergy companies;
  the potential effects of threatened or actual terrorism and war;
  the effects of our strategies to reduce tax payments;
  the effects of litigation and government investigations;
  changes in accounting standards, corporate governance, and securities law requirements; and
  our ability to attract and retain talented management and directors.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC's home page located at http://www.sec.gov or you may read and copy any document at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to "incorporate by reference" the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below:

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;
  Our Current Reports on Form 8-K dated May 18, 2005 (filed May 19, 2005), dated May 13, 2005 (filed May 19, 2005), dated May 25, 2005 (filed June 1, 2005), dated June 1, 2005 (filed June 14, 2005), dated July 28, 2005 (filed August 3, 2005), dated September 6, 2005 (filed September 6, 2005), dated September 20, 2005 (filed September 20, 2005), dated September 22, 2005 (filed September 28, 2005), dated September 28, 2005 (filed October 4, 2005), dated October 19, 2005 (filed October 19, 2005), and dated October 28, 2005 (filed November 2, 2005); and
  Our definitive proxy statement dated March 13, 2005, filed on March 25, 2005 in connection with our 2005 annual meeting of stockholders.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may access a copy of any or all of these filings, free of charge, at our web site http://www.entergy.com or by writing or telephoning us at the following address:

Mr. Christopher T. Screen
Assistant Secretary
Entergy Corporation
500 Clinton Center Drive
Clinton, Mississippi 39056
(601) 339-2363

You may also direct your requests via e-mail to cscreen@entergy.com.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not, and the underwriters have not, authorized anyone else to provide you with different information about us or the securities. We are not, and the underwriters are not, making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any other date than the date on the front of this document or that the documents incorporated by reference in this prospectus are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

USE OF PROCEEDS

The net proceeds from the sale of the Corporate Units in this offering are estimated to be approximately $           million (approximately $               million if the underwriters fully exercise their over-allotment option to purchase additional Corporate Units), after deducting the underwriting discounts and commissions and estimated offering expenses. We will use these net proceeds to repay debt incurred under our $2 billion five-year revolving credit facility which expires in May 2010. At                 , 2005, we had approximately $          billion of debt outstanding under this facility (including letters of credit issued against this facility) and the debt had a weighted average interest rate of         %.

COMMON STOCK PRICE RANGE AND DIVIDENDS

            The shares of our common stock are listed on the New York Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange under the ticker symbol ETR.

The following table sets forth the range of intra-day high and low sale prices, as reported on the NYSE Composite Tape, and the cash dividends declared on our common stock for the periods indicated:

	Price Range	High	Low	Dividends
2003	First Quarter	$49.55	$42.26	$0.35
	Second Quarter	$54.38	$45.90	$0.35
	Third Quarter	$54.99	$47.75	$0.45
	Fourth Quarter	$57.24	$51.06	$0.45

2004	First Quarter	$60.20	$56.01	$0.45
	Second Quarter	$59.92	$50.64	$0.45
	Third Quarter	$61.98	$54.43	$0.45
	Fourth Quarter	$68.67	$60.08	$0.54

2005	First Quarter	$72.00	$64.48	$0.54
	Second Quarter	$76.60	$69.35	$0.54
	Third Quarter	$79.22	$70.52	$0.54
	Fourth Quarter (through November 30, 2005)	$75.99	$67.16

On November 30, 2005, the reported last sale price of our common stock on the New York Stock Exchange was $70.00 per share.

As of November 14, 2005, we had 49,569 stockholders of record and 207,479,783 shares of common stock outstanding.

Declarations of dividends on our common stock are made at the discretion of our Board of Directors. Among other things, the Board evaluates the level of our common stock dividends based upon our earnings, financial strength, and future investment opportunities.

ACCOUNTING TREATMENT

The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the senior notes in our financial statements based on the underlying fair value of each instrument at the time of issuance. The present value of the Corporate Units contract adjustment payments will be initially recorded as a reduction to common stockholders' equity (common stock and paid-in capital), with an offsetting credit to liabilities. This liability is accreted over three years by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments will reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 pursuant to that purchase contract and will issue the requisite number of shares of our common stock. The $50 we receive will be credited to common stockholders' equity (common stock and paid-in capital).

Before the issuance of shares of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, based on the settlement formula applied at the end of each reporting period, is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts less the number of shares that could be purchased by us in the market, at the average market price during the period, using the proceeds receivable upon settlement. Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the threshold appreciation price of $                  .

DESCRIPTION OF THE EQUITY UNITS

The following is a summary of some of the terms of the Equity Units. This summary together with the summary of the terms of the purchase contracts, the purchase contract and pledge agreement and the senior notes set forth under the captions "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement," "Description of the Senior Notes" and "Description of the Common Stock" in this prospectus contains a description of all of the material terms of the Equity Units but is not complete, and we refer you to the agreements which will govern your rights as holders of the Equity Units and which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

We will issue the Equity Units under the purchase contract and pledge agreement between us and The Bank of New York, as purchase contract agent and trustee (the "purchase contract agent") and JPMorgan Chase Bank, N.A., as collateral agent, custodial agent and securities intermediary (the "collateral agent"). The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of Corporate Units, each with a stated amount of $50.

Each Corporate Unit offered by us will consist of:

  a purchase contract under which the holder will agree to purchase from us on February 17, 2009, which we refer to as the "purchase contract settlement date," or upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate described under "Description of the Purchase Contracts - General" or "Description of the Purchase Contracts - Early Settlement," as the case may be, and under which we will pay to the holder quarterly contract adjustment payments at the rate of        % of the $50 stated amount per year, or $        per year; and

    either:

  a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 principal amount senior note initially due February 17, 2011 issued by us, and under which we will pay to the holder 1/20, or 5%, of the interest payment on a $1,000 principal amount senior note at the initial rate of        %, or $         per year; or

  following a successful optional remarketing or a special event redemption, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the "Treasury portfolio."

  "Applicable ownership interest" means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

  (1) a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on February 15, 2009, and

  (2) for each scheduled interest payment date on the senior notes that occurs after the date of a special event redemption and on or before the purchase contract settlement date, in the case of a special event redemption, or for the scheduled interest payment date occurring on February 17, 2009, in the case of a successful optional remarketing, a       % undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the business day immediately preceding such payment date.

  The fair market value of the Corporate Units we issue will be recorded in our financial statements based on an allocation between the purchase contracts and the senior notes in proportion to their respective fair market values at the time of issuance. Under the purchase contract and pledge agreement, you will be deemed to have agreed to allocate all of the purchase price to your undivided interest in the senior notes, so your initial tax basis in each purchase contract will be $0.00 and the initial tax basis in the undivided beneficial ownership interest in a senior note will be $50. This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS.

  So long as the units are in the form of Corporate Units, the related undivided beneficial ownership interest in the senior note or the applicable ownership interest in the Treasury portfolio, as the case may be, will be pledged to us through the collateral agent to secure the holders' obligations to purchase our common stock under the related purchase contracts.

  Creating Treasury Units by Substituting a Treasury Security for a Senior Note

  Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a special event redemption, each holder of 20 Corporate Units may create, at any time on or prior to the second business day immediately preceding the first day of the final remarketing period referred to under "Description of the Purchase Contracts - Remarketing" below (subject to an optional remarketing as described below), 20 Treasury Units by substituting for a senior note a zero-coupon U.S. Treasury security (CUSIP No. 912820JW8) with a principal amount at maturity equal to $1,000 and maturing on February 15, 2009, and payable on the purchase contract settlement date, which we refer to as a "Treasury security." This substitution would create 20 Treasury Units and the related senior note would be released to the holder and would be separately tradable from the Treasury Units. Because Treasury securities and senior notes are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a special event redemption, holders of Corporate Units may substitute Treasury securities for the applicable ownership interests in the Treasury portfolio only in integral multiples of        Corporate Units. If there has been a successful optional remarketing, holders may not create Treasury Units from Corporate Units.

  Each Treasury Unit will consist of:

  a purchase contract under which the holder will agree to purchase from us on the purchase contract settlement date, or upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate, and under which we will pay to the holder quarterly contract adjustment payments at the rate of       % of the stated amount per year; and

  a 1/20, or 5%, undivided beneficial ownership interest in a Treasury security.

  The term "business day" means any day other than a Saturday or a Sunday or a day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

  The Treasury Unit holder's beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder's obligation to purchase our common stock under the related purchase contracts.

  Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, to create 20 Treasury Units, a holder is required to:

  deposit with the collateral agent a Treasury security, which must be purchased in the open market at the expense of the Corporate Unit holder; and

  transfer to the purchase contract agent 20 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related senior note.

  Upon receiving instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related senior note from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

  cancel the 20 Corporate Units;

  transfer the related senior note to the holder; and

  deliver 20 Treasury Units to the holder.

  The Treasury security will be substituted for the senior note and will be pledged to us through the collateral agent to secure the holder's obligation to purchase shares of our common stock under the related purchase contracts. The senior note thereafter will trade separately from the Treasury Units.

  If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a special event redemption, the Corporate Unit holder will follow the same procedure to create a Treasury Unit, except the holder will have to deposit integral multiples of        Corporate Units and the purchase contract agent will transfer the related applicable ownership interests in the Treasury portfolio.

  Holders who create Treasury Units or recreate Corporate Units, as discussed below, will be responsible for any fees or expenses payable to the collateral agent in connection with substitutions of collateral. See "Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement - Miscellaneous."

  Recreating Corporate Units

  Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a special event redemption, each holder of 20 Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the first day of the final remarketing period (subject to an optional remarketing as described below), to substitute for the related Treasury security held by the collateral agent a senior note having an aggregate principal amount equal to $1,000. This substitution would recreate 20 Corporate Units and the applicable Treasury security would be released to the holder and would be separately tradable from the Corporate Units. Because Treasury securities and senior notes are issued in integral multiples of $1,000, holders of Treasury Units may make the substitution only in integral multiples of 20 Treasury Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a special event redemption, holders of Treasury Units may substitute applicable ownership interests in the Treasury portfolio for Treasury securities only in integral multiples of        Treasury Units. If there has been a successful optional remarketing, holders may not recreate Corporate Units from Treasury Units.

  Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, to recreate 20 Corporate Units, a holder is required to:

  deposit with the collateral agent a $1,000 principal amount senior note, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

  transfer to the purchase contract agent 20 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a $1,000 principal amount senior note with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.

  Upon receiving instructions from the purchase contract agent and receipt of the $1,000 principal amount senior note, the collateral agent will release the related Treasury security from the pledge and deliver it to the purchase contract agent, on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

  cancel the 20 Treasury Units;

  transfer the related Treasury security to the holder; and

  deliver 20 Corporate Units to the holder.

  The $1,000 principal amount senior note will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder's obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade separately from the Corporate Units.

  If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a special event redemption, the Treasury Unit holder will follow the same procedure to create a Corporate Unit, except the holder will have to deposit integral multiples of        Treasury Units and must deposit applicable ownership interests in the Treasury portfolio with the collateral agent, which must be purchased in the open market at the expense of the Treasury Unit holder.

  Current Payments

  Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of       % per year on the stated amount of $50 per Equity Unit until the earliest of the purchase contract settlement date, the early settlement date (in the case of a cash merger early settlement, as described in "Description of the Purchase Contracts - Early Settlement Upon Cash Merger") and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts (in the case of an early settlement as described in "Description of the Purchase Contracts - Early Settlement"). In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the senior notes attributable to the undivided beneficial ownership interest in the senior notes (or distributions on the applicable ownership interest in the Treasury portfolio if the senior notes have been replaced by the Treasury portfolio), equivalent to the rate of       % per year. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units, but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the senior notes that were released to them when the Treasury Units were created for as long as they hold the senior notes. We will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing                17, 2006.

  Voting and Certain Other Rights

  Holders of purchase contracts forming part of the Corporate Units or Treasury Units, in their capacities as such holders, will have no voting or other rights in respect of our common stock.

  Repurchase of the Equity Units

  We may purchase from time to time any of the Equity Units offered by this prospectus that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law.

  DESCRIPTION OF THE PURCHASE CONTRACTS

  The following description is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement between us, the purchase contract agent and the collateral agent. The description of the purchase contracts and the purchase contract and pledge agreement in this prospectus contain a summary of their material terms but do not purport to be complete, and reference is hereby made to the purchase contract and pledge agreement that has been filed as an exhibit to the registration statement of which this prospectus is a part.

  Purchase of Common Stock

  Each purchase contract that is a part of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to sell, on February 17, 2009, the purchase contract settlement date (unless the purchase contract terminates prior to that date or is settled early at the holder's option), a number of shares of our common stock equal to the settlement rate, for $50 in cash. The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the "settlement rate") will be determined as follows, subject to adjustment as described under " - Anti-Dilution Adjustments" below:

  (1) If the applicable market value (as defined below) of our common stock is greater than or equal to $      (subject to adjustment), which we refer to as the "threshold appreciation price," the settlement rate will be         (the "minimum settlement rate").

  Accordingly, if the market value for the common stock increases between the date of this prospectus and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

  (2) If the applicable market value of our common stock is less than the threshold appreciation price of $         but greater than $        (subject to adjustment), which we refer to as the "reference price," the settlement rate will be a number of shares having a value, based on the applicable market value, equal to $50.

  Accordingly, if the market value for the common stock increases between the date of this prospectus and the period during which the applicable market value is measured, but the applicable market value does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

  (3) If the applicable market value of our common stock is less than or equal to the reference price of $        , the settlement rate will be          (the "maximum settlement rate").

  Accordingly, if the market value for the common stock decreases between the date of this prospectus and the period during which the applicable market value is measured and the applicable market value is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

  If you elect to settle your purchase contract early in the manner described under " - Early Settlement," the number of shares of our common stock issuable upon settlement of such purchase contract will be         , the minimum settlement rate, subject to adjustment as described under " - Anti-Dilution Adjustments." We refer to the minimum settlement rate and the maximum settlement rate collectively as the "fixed settlement rates."

  "Applicable market value" means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date. The threshold appreciation price represents a         % appreciation over the reference price of $      .

  The term "closing price" of shares of our common stock means, on any date of determination:

  (1) the closing sale price of shares of our common stock as of the close of the principal trading session (or, if no closing sale price is reported, the last reported sale price) per share on the New York Stock Exchange on such date; or

  (2) if shares of our common stock are not listed for trading on the New York Stock Exchange on any such date, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States securities exchange on which our common stock is so listed; or

  (3) if shares of our common stock are not so listed on a United States national or regional securities exchange, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported by The Nasdaq National Market; or

  (4) if shares of our common stock are not so reported by The Nasdaq National Market, the last reported quoted bid price for our common stock in the over-the-counter market; or

  (5) if such bid price is not available, the average of the mid-point of the last bid and not prices of shares of our common stock on such date from at least three nationally recognized independent investment banking firms retained by us for this purpose.

  The term "trading day" means a day on which shares of our common stock:

  are not suspended from trading on any United States national or regional securities exchange or association or over-the-counter market at the close of business; and

  have traded at least once on the United States national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of our common stock.

  We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to such fraction multiplied by the applicable market value. If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

  Unless:

  a holder has settled the related purchase contracts early by delivery of cash to the purchase contract agent in the manner described under " - Early Settlement" or " - Early Settlement Upon Cash Merger";

  a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under " - Notice to Settle with Cash"; or

  an event described under " - Termination" has occurred,

  then, on the purchase contract settlement date,

  in the case of Corporate Units where there has been a successful final remarketing, the portion of the proceeds from the remarketing equal to the principal amount of the senior notes remarketed will automatically be applied to satisfy in full the holder's obligations to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

  in the case of Corporate Units where the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the portion of the proceeds of the appropriate applicable ownership interests in the Treasury portfolio when paid at maturity equal to the stated amount of $50 per our Corporate Unit will automatically be applied to satisfy in full the holder's obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

  in the case of Corporate Units where there has not been a successful remarketing and the Treasury portfolio has not replaced the senior notes as a component of the Corporate Units, unless holders of Corporate Units elect not to exercise their put right by delivering cash to settle their purchase contracts (see " - Remarketing"), such holders will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the senior notes to satisfy in full the holder's obligations to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

  in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase our common stock under the related purchase contracts.

  The common stock will then be issued and delivered to the holder or the holder's designee, upon presentation and surrender of the certificate evidencing the Corporate Units or the Treasury Units, if in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

  Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of a purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

  By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

  irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the purchase contract and the related purchase contract and pledge agreement in the name of and on behalf of such holder; and

  agreed to be bound by the terms and provisions of the Corporate Units and Treasury Units and perform its obligations under the related purchase contract and the purchase contract and pledge agreement.

  In addition, each beneficial owner of an Equity Unit, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat itself as the owner of the related senior note, applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, and to treat the senior notes as indebtedness for United States federal, state and local income and franchise tax purposes.

  Remarketing

  Pursuant to the remarketing agreement among Citigroup Global Markets Inc., as the remarketing agent, us and the purchase contract agent (as attorney-in-fact of the holders), unless a special event redemption or a termination event has occurred, remarketing of the senior notes underlying the Corporate Units will be attempted as described below.

  Unless a special event redemption or a termination event has occurred, we may elect, at our option, for a remarketing of the senior notes to occur on any optional remarketing date selected by us between November 3, 2008 and November 13, 2008 (the second business day preceding the November 17, 2008 interest payment date) or (unless a successful optional remarketing has already occurred) between December 1, 2008 and December 11, 2008, whereby the aggregate principal amount of senior notes that are a part of Corporate Units and any separate senior notes whose holders have elected to participate in the remarketing, as described under "Description of the Senior Notes - Remarketing of the Senior Notes that are not Included in Corporate Units at the Option of the Holder," will be remarketed. We refer to each of these remarketings as an "optional remarketing" and each such period as an "optional remarketing period." We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units and separate senior notes of our election to conduct an optional remarketing during an optional remarketing period no later than 15 days prior to the first day of such optional remarketing period. In such press release and notice, we will set forth the proposed optional remarketing date or dates, applicable procedures for holders of separate senior notes to participate in the optional remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures. In connection with an optional remarketing, the remarketing agent will use its reasonable efforts to obtain a price for the remarketed senior notes that results in proceeds of at least 100% of the purchase price for the Treasury portfolio described below (including, in the case of an optional remarketing occurring between December 1, 2008, and December 11, 2008, accrued and unpaid interest (assuming no reset of the interest rate) to the remarketing settlement date). To obtain that price, the remarketing agent may reset the interest rate on the senior notes, as described under "Description of the Senior Notes - Interest Rate Reset and Extended Maturity Date." We will separately pay a fee to the remarketing agent, as determined by negotiation with the remarketing agent. Holders whose senior notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

  If we elect to conduct an optional remarketing on an optional remarketing date:

  you may not settle a purchase contract that is part of a Corporate Unit early during the period beginning the second business day prior to the first day of the optional remarketing period until the third business day following the last day of the optional remarketing period;

  you may not create Treasury Units during that same period; and

  you may not recreate Corporate Units from Treasury Units during that same period.

  If we elect to conduct an optional remarketing on an optional remarketing date, and such remarketing is successful:

  settlement of the remarketed senior notes will occur on November 17, 2008 (in the case of an optional remarketing occurring between November 3, 2008 and November 13, 2008) or the third business day following the date of such successful optional remarketing (in the case of an optional remarketing occurring between December 1, 2008 and December 11, 2008);

  the interest rate on the senior notes will be reset on the reset effective date, which will be the settlement date of such successful optional remarketing, as described below under "Description of the Senior Notes - Interest";

  your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio; and

  you may not create Treasury Units or recreate Corporate Units from Treasury Units.

  If we do not elect to conduct an optional remarketing or, if we do elect to conduct an optional remarketing but the optional remarketing is not successful, the senior notes will continue to be a component of the Corporate Units.

  For the purposes of a successful optional remarketing, "Treasury portfolio purchase price" means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 11:00 a.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date which will be, in the case of an optional remarketing occurring between November 3 and November 13, 2008, November 17, 2008, or, in the case of an optional remarketing occurring between December 1 and December 11, 2008, the third business day immediately following such successful optional remarketing date.

  Following a successful optional remarketing, the remarketing agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:

  U.S. Treasury securities (or principal or interest strips thereof) that mature on February 15, 2009 in an aggregate amount equal to the aggregate principal amount of the senior notes underlying the aggregate applicable ownership interests in senior notes comprising the Corporate Units on the optional remarketing date, and

  U.S. Treasury securities (or principal or interest strips thereof) that mature on February 15, 2009 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the aggregate principal amount of the senior notes underlying the aggregate applicable ownership interests in senior notes comprising the Corporate Units on the optional remarketing date.

  The remarketing agent will deduct the Treasury portfolio purchase price from the proceeds of the optional remarketing. Any remaining proceeds of the optional remarketing will be remitted by the remarketing agent for the benefit of the holders and will be paid promptly after settlement of the optional remarketing.

  The applicable ownership interests in the Treasury portfolio will be substituted for the applicable ownership interests in senior notes that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders' obligation under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the aggregate principal amount of the senior notes underlying the aggregate applicable ownership interests in senior notes that are components of the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders' obligations to purchase common stock under the purchase contracts. In addition, proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been attributable to the senior notes that were components of the Corporate Units at the time of remarketing will be paid on the purchase contract settlement date to the holders of the Corporate Units.

  If we do not elect to conduct an optional remarketing or, if we do elect to conduct an optional remarketing but no successful optional remarketing occurs during any optional remarketing period, unless a special event redemption or a termination event has occurred, remarketing of the senior notes will occur on a date or dates selected by us between February 2, 2009 (the tenth business day immediately preceding the purchase contract settlement date) and February 11, 2009 (the third business day immediately preceding the purchase contract settlement date). We will issue a press release with respect to the final remarketing and request that the depositary notify its participants holding Corporate Units, Treasury Units and separate senior notes of the final remarketing period no later than 15 days prior to the first day of the final remarketing period. In such press release and notice, we will set forth the final remarketing date or dates, the applicable procedures for holders of separate senior notes to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts with separate cash and any other applicable procedures, including the procedures that must be followed by a separate senior note holder in the case of a failed final remarketing if a separate senior note holder wishes to exercise its right to put its senior notes to us as described in this prospectus.

  In connection with a final remarketing, the remarketing agent will use its reasonable efforts to obtain a price for the senior notes to be remarketed that results in proceeds of at least 100% of the aggregate principal amount of such senior notes. To obtain that price, the remarketing agent will reset the interest rate on the senior notes, as described under "Description of the Senior Notes - Interest Rate Reset and Extended Maturity Date." Settlement of a successful final remarketing, and the effective date of the reset rate, will occur on the purchase contract settlement date.

  Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a special event redemption, or an optional remarketing was successful, Corporate Unit holders have the option to notify the purchase contract agent on or prior to the second business day immediately prior to the first day of the final remarketing period of their intention to settle the related purchase contracts with separate cash and provide such cash on or prior to the business day immediately prior to the first day of the final remarketing period. The senior notes of any holder who has failed to give this notice and deliver such cash will be remarketed on the final remarketing date or dates. In addition, holders of senior notes that do not underlie Corporate Units may elect to participate in the remarketing as described under "Description of the Senior Notes - Remarketing of Senior Notes that are not Included in Corporate Units at the Option of the Holder."

  Upon a successful final remarketing, the portion of the proceeds equal to the aggregate principal amount of the senior notes will automatically be applied to satisfy in full the Corporate Unit holders' obligations to purchase common stock under the related purchase contracts. If any proceeds remain after this application, the remarketing agent will remit such remaining proceeds to the purchase contract agent for the benefit of the holders. We will separately pay a fee to the remarketing agent, as determined by negotiation with the remarketing agent. Holders whose senior notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

  Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a special event redemption or upon a successful optional remarketing, if (1) despite using its reasonable efforts, the remarketing agent cannot remarket the related senior notes on or prior to February 11, 2009 (the third business day immediately preceding the purchase contract settlement date), other than to us, at a price equal to or greater than 100% of the aggregate principal amount of the senior notes being remarketed, or (2) the remarketing has not occurred on or prior to February 11, 2009 because a condition precedent to the remarketing has not been fulfilled, in each case resulting in no successful remarketing, holders of all senior notes will have the right to put their senior notes to us for an amount equal to the principal amount of their senior notes, plus accrued and unpaid interest, on the purchase contract settlement date. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the senior notes underlying such Corporate Units unless such holder has decided to settle the purchase contract with separate cash as described below under "- Notice to Settle with Cash" or unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, such holder provides a written notice of an intention to settle the related purchase contract with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent $50 in cash per Corporate Unit. Such settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. If a holder of Corporate Units so elects to settle with separate cash, upon receipt of the required cash payment, the related senior notes underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash will be invested promptly in permitted investments, as defined in the purchase contract and pledge agreement, and paid to us on the purchase contract settlement date. Any funds received by the collateral agent in respect of the investment earnings from such investments will be distributed to the purchase contract agent for payment to the holders who settled with separate cash. Unless a holder of Corporate Units has settled the related purchase contracts with separate cash on or prior to the purchase contract settlement date, such holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the senior notes against such holder's obligations to purchase our common stock under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to such holder our common stock pursuant to the related purchase contracts. Any amount of the put price remaining following satisfaction of the related purchase contracts will be paid to the Corporate Unit holder through the purchase contract agent.

  If there has not been a successful optional remarketing on or prior to the last date of the relevant optional remarketing period, if we elect to conduct an optional remarketing, or in the case a successful final remarketing, if no successful final remarketing has occurred on or prior to February 11, 2009 (the third business day immediately preceding the purchase contract settlement date), we will in each case cause a notice of the failed remarketing of the senior notes to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of such optional remarketing period, or in the case of the final remarketing, before 9:00 a.m., New York City time, on February 12, 2009 (the second business day immediately preceding the purchase contract settlement date). The notice to be published under this section will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. We will use commercially reasonable efforts to ensure that a registration statement with regard to the full amount of the senior notes to be remarketed will be effective in a form that may be used by the remarketing agent in connection with the remarketing process (unless such registration statement is not required under the applicable laws and regulations that are in effect at that time) or unless we conduct any remarketing in accordance with an exemption under the securities laws.

  Early Settlement

  Subject to the conditions described below and an optional remarketing as described above, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time on or after March 1, 2006 and prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period, in the case of Corporate Units, unless a special event redemption or a successful optional remarketing has occurred, or the second business day immediately preceding the purchase contract settlement date, in the case of Treasury Units or Corporate Units after the occurrence of a special event redemption or a successful optional remarketing. Such early settlement may only be made in integral multiples of 20 purchase contracts. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Corporate Units may settle early only in integral multiples of              Corporate Units prior to 5:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent (1) a completed "Election to Settle Early" form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

  $50 times the number of purchase contracts being settled; plus if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contracts being settled.

  So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

  The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).

  Upon early settlement, except as described below in "Early Settlement Upon Cash Merger," we will sell, and the holder will be entitled to buy, the minimum settlement rate of        shares of our common stock for each purchase contract being settled (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under " - Anti-Dilution Adjustments" below. We will cause (1) the shares of our common stock to be issued and (2) the related senior notes, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement, and delivered within three business days following the early settlement date, in each case to the purchase contract agent for delivery to the holder. Upon early settlement, the holder's right to receive future contract adjustment payments will terminate, and no adjustment will be made to or for the holder on account of any amounts accrued in respect of contract adjustment payments since the most recent quarterly payment date.

  If the purchase contract agent receives a completed "Election to Settle Early" form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and payment of $50 for each purchase contract being settled prior to 5:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the settlement date.

  Early Settlement Upon Cash Merger

  Subject to an optional remarketing as described above under " - Remarketing," if we are involved in a consolidation with or merger into any other person or any merger of another person into us (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our common stock), in each case in which 30% or more of the total consideration paid to our shareholders consists of cash or cash equivalents, which we refer to as a "cash merger," on or after March 1, 2006, a holder of Equity Units may settle the related purchase contracts early with cash, in integral multiples of 20 purchase contracts, at the applicable settlement rate in effect immediately prior to the closing of the cash merger. We refer to this right as the "cash merger early settlement right." If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Corporate Units may exercise the cash merger early settlement right only in integral multiples of        Corporate Units. The cash merger early settlement right is subject to the condition that at such time, if so required under U.S. federal securities laws, there is in effect a registration statement and an available prospectus covering shares of the common stock and other securities, if any, to be delivered pursuant to the purchase contracts being settled. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger.

  We will provide each holder of Equity Units with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be at least ten days after the date of the notice but no later than the earlier of 20 days after the date of such notice or two business days prior to the first day of the final remarketing period, on which cash merger early settlement will occur, provided that such date cannot occur prior to March 1, 2006. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the cash merger early settlement right, a holder must deliver to the purchase contract agent, at least three business days before the cash merger early settlement date, the certificate evidencing the holder's Corporate Units or Treasury Units, if in certificated form, and payment of the applicable purchase price in immediately available funds.

  If a holder exercises the cash merger early settlement right, we will deliver to such holder on the cash merger early settlement date the kind and amount of securities, cash or other property that such holder would have been entitled to receive if it had settled the purchase contract immediately before the cash merger at the settlement rate in effect at such time, together with accrued and unpaid contract adjustment payments to the cash merger early settlement date. Such holder will also receive the aggregate principal amount of senior notes underlying its beneficial ownership interests in senior notes, the applicable ownership interests in the Treasury portfolio or the Treasury securities underlying its Corporate Units or Treasury Units, as the case may be. If a holder does not elect to exercise the cash merger early settlement right, its Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the purchase contract settlement date.

  Notice to Settle with Cash

  Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, at the offices of the purchase contract agent with the completed "Notice to Settle with Cash" form prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period. Holders of Corporate Units may only cash settle purchase contracts in integral multiples of 20 purchase contracts. Holders of Corporate Units may only settle the related purchase contracts with separate cash following our notice of a final remarketing.

  The holder must also deliver to the collateral agent a cash payment in immediately available funds. Such payment must be delivered prior to 5:00 p.m., New York City time, on the business day immediately preceding the first day of the final remarketing period.

  Upon receipt of the required cash payment, the related senior note will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.

  If a holder of Corporate Units that has given notice of its intention to settle with cash fails to deliver the cash by the applicable time and date specified above, the senior notes underlying such holder's Corporate Units will automatically be remarketed, or if there is a failed final remarketing such senior notes will be put to us (unless a holder elects to settle with separate cash), as described under "- Remarketing" above.

  Any cash received by the collateral agent upon cash settlement will be invested promptly in permitted investments, as defined in the purchase contract and pledge agreement, and paid to us on the purchase contract settlement date. Any funds received by the collateral agent in respect of the investment earnings from such investments will be distributed to the purchase contract agent for payment to the holders who settled with cash.

  Contract Adjustment Payments

  Contract adjustment payments in respect of Corporate Units and Treasury Units will be payable at a rate per year of        % of the stated amount per purchase contract. Contract adjustment payments payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed in a 30-day month. Contract adjustment payments will accrue from the date of issuance of the Corporate Units to (but excluding) the earliest of the purchase contract settlement date, the early settlement date (in the case of a cash merger early settlement) and the most recent quarterly payment date on or before any early settlement of the related purchase contracts (in the case of early settlement other than upon a cash merger), and will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing           17, 2006. We do not have the right to defer payment of these contract adjustment payments.

  Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent on the relevant record dates, which will be on the first day of the month in which the relevant payment date falls. These distributions will be paid through the purchase contract agent, who will distribute amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units and Treasury Units.

  If any date on which contract adjustment payments are to be made is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

  Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior indebtedness.

  Anti-Dilution Adjustments

  Each fixed settlement rate will be adjusted, without duplication, if certain events occur:

  (1) the issuance of our common stock as a dividend or distribution to all holders of our common stock, or a subdivision or combination of our common stock, in which event each fixed settlement rate will be adjusted based on the following formula:

  where,

  SR0 = the fixed settlement rate in effect at the close of business on the record date

  SR1 = the fixed settlement rate in effect immediately after the record date

  OS0 = the number of shares of our common stock outstanding at the close of business on the record date prior to giving effect to such event

  OS1 = the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event

  (2) the issuance to all holders of our common stock of certain rights or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the current market price of our common stock as of the record date, in which event each fixed settlement rate will be adjusted based on the following formula:

  where,

  SR0 = the fixed settlement rate in effect at the close of business on the record date

  SR1 = the fixed settlement rate in effect immediately after the record date

  OS0 = the number of shares of our common stock outstanding at the close of business on the record date

  X = the total number of shares of our common stock issuable pursuant to such rights (or upon conversion of such securities)

  Y = the aggregate price payable to exercise such rights (or the conversion price for such securities paid upon conversion) divided by the average of the closing prices of our common stock for the ten consecutive trading days prior to the business day immediately preceding the announcement of the issuance of such rights

  However, each fixed settlement rate will be readjusted to the extent that any such rights or warrants are not exercised prior to their expiration.

  (3) the dividend or other distribution to all holders of our common stock of shares of our capital stock (other than common stock) or evidences of our indebtedness or our assets (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or (4) or (5) below) in which event each fixed settlement rate will be adjusted based on the following formula:

  where,

  SR0 = the fixed settlement rate in effect at the close of business on the record date

  SR1 = the fixed settlement rate in effect immediately after the record date

  SP0 = the current market price as of the record date

  FMV = the fair market value (as determined by our board of directors), on the record date, of the shares of capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of our common stock

  However, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on our common stock consist of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. securities exchange or quoted on The Nasdaq National Market or the Nasdaq Small Cap Market, then each fixed settlement rate will instead be adjusted based on the following formula:

  where,

  SR0 = the fixed settlement rate in effect at the close of business on the record date

  SR1 = the fixed settlement rate in effect immediately after the record date

  FMV0 = the average of the closing prices of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading days commencing on and including the third trading day after the date on which "ex-distribution trading" commences for such dividend or distribution on The Nasdaq National Market or the Nasdaq Small Cap Market or such other national or regional exchange or market on our common stock then listed or quoted

  MP0 = the average of the closing prices of our common stock over the 10 consecutive trading days commencing on and including the third trading day after the date on which "ex-distribution trading" commences for such dividend or distribution on The Nasdaq National Market or the Nasdaq Small Cap Market or such other national or regional exchange or market on which our common stock is then listed or quoted

  (4) we make a distribution consisting exclusively of cash to all holders of our common stock, excluding (a) any cash dividend on our common stock to the extent that the aggregate cash dividend per share of our common stock does not exceed (i) $0.54 in any fiscal quarter in the case of a quarterly dividend or (ii) $2.16 in the prior twelve months in the case of an annual dividend (each such number, the "dividend threshold amount"), (b) any cash that is distributed as part of a distribution referred to in clause (3) above, and (c) any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries referred to in clause 5 below, in which event, each fixed settlement rate will be adjusted based on the following formula:

  where,

  SR0 = the fixed settlement rate in effect at the close of business on the record date

  SR1 = the fixed settlement rate in effect immediately after the record date

  SP0 = the current market price as of the record date

  C = the amount in cash per share we distribute to holders or pay in connection with a tender or exchange offer of our common stock less, in the event of a regular quarterly or annual dividend, the dividend threshold amount

  The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the fixed settlement rates are adjusted, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the fixed settlement rates pursuant to this clause (4).

  (5) we or one or more of our subsidiaries make purchases of our common stock pursuant to a tender offer or exchange offer by us or one of our subsidiaries for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the current market price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), in which event each fixed settlement rate will be adjusted based on the following formula:

  where,

  SR0 = the fixed settlement rate in effect at the close of business on the expiration date

  SR1 = the fixed settlement rate in effect immediately after the expiration date

  FMV = the fair market value (as determined by our board of directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date (the "purchased shares")

  OS1 = the number of shares of our common stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration time") less any purchased shares

  OS0 = the number of shares of our common stock outstanding at the expiration time, including any purchased shares

  SP1 = the average of the closing prices of our common stock for the 10 consecutive trading days commencing on the trading day immediately after the expiration date In addition, in no event will we adjust the fixed settlement rate to the extent that the adjustment would reduce the conversion price below the par value per share of our common stock.

  "Current market price" of our common stock on any day, means the average of the closing prices of our common stock for each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the "ex-date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, "ex-date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

  "Record date" means, for purpose of this section, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).

  Except as stated above, the fixed settlement rates will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing or for the repurchase of our common stock.

  We currently do not have a rights plan with respect to our common stock. To the extent that we have a rights plan in effect upon settlement of a purchase contract, you will receive, in addition to our common stock, the rights under the rights plan, unless, prior to the settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above.

  In the event of certain consolidations, mergers, sales or transfers of assets, share exchanges or other reorganization events, pursuant to which our common stock is converted into the right to receive other securities, cash or property, each holder of Corporate Units or Treasury Units will receive on the purchase contract settlement date or any cash merger early settlement date, in lieu of shares of common stock, the kind and amount of securities, cash or property receivable upon any such transaction by the holder of one share of common stock, multiplied by the applicable settlement rate. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the type and amount of consideration that holders of the Corporate Units or Treasury Units would have been entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election. We will agree in the purchase contract and pledge agreement not to become a party to any such transaction unless its terms are consistent with the foregoing.

  In the event of a taxable distribution to holders of shares of our common stock that results in an adjustment of each fixed settlement rate or an increase in each fixed settlement rate in our discretion, holders of Corporate Units and Treasury Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, non-U.S. holders of Corporate Units and Treasury Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See "Certain United States Federal Income Tax Consequences - U.S. Holders - Purchase Contracts - Adjustment to Settlement Rate" and "- Non U.S. Holders - United States Federal Withholding Tax."

  In addition, we may make such increases in each fixed settlement rate as we deem advisable. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate. No adjustment in the settlement rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made shall be made (x) upon the end of the issuer's fiscal year and (y) upon the purchase contract settlement date or any early settlement date.

  Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share.

  Whenever the fixed settlement rates are adjusted, we must deliver to the purchase contract agent a certificate setting forth each fixed settlement rate, detailing the calculation of each fixed settlement rate and describing the facts upon which the adjustment is based. In addition, we must notify the holders of Corporate Units and Treasury Units of the adjustment within ten business days of any event requiring such adjustment and describe in reasonable detail the method by which each fixed settlement rate was adjusted.

  Each adjustment to the fixed settlement rates will result in a corresponding adjustment to the number of shares of our common stock issuable upon early settlement of a purchase contract.

  If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable on the purchase contract settlement date or any cash merger early settlement date.

  Termination

  The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders' obligation and right to purchase and receive shares of our common stock and the right to receive accrued contract adjustment payments) will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us.

  Upon any such termination, the collateral agent will release the related interests in the senior notes, applicable ownership interests in the Treasury portfolio, or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the senior notes, applicable ownership interests in the Treasury portfolio, or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any Treasury security upon termination of the purchase contract, the purchase contract agent will dispose of the security for cash and pay the cash to the holder. Upon any termination, however, such release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under Section 362 of the U.S. Bankruptcy Code or other relief sought by the collateral agent, the purchase contract agent or other party asserting an interest in the pledged securities or contending that such termination is not effective and may continue until such automatic stay has been lifted or efforts to obtain such other relief has been resolved against such party. We expect any such delay to be limited. Moreover, claims arising out of the senior notes will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, although we do not believe such an argument would prevail, following the termination of the purchase contracts, a party in interest in the bankruptcy proceeding might argue that the holders of senior notes should be treated as equity holders, rather than creditors, in the bankruptcy proceeding.

  If a holder's purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued but unpaid contract adjustment payments.

  Pledged Securities and Pledge

  The undivided beneficial ownership interests in the senior notes, or, following a successful optional remarketing or a special event redemption, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the "pledged securities," will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to such pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

  in the case of Corporate Units, unless a successful optional remarketing has occurred, to substitute a Treasury security for the related senior note or the applicable ownership interests in the Treasury portfolio, as the case may be, as provided for under "Description of the Equity Units - Creating Treasury Units by Substituting a Treasury Security for a senior note";

  in the case of Treasury Units, unless a successful optional remarketing has occurred, to substitute a senior note or the applicable ownership interests in the Treasury portfolio, as the case may be, for the related Treasury security, as provided for under "Description of the Equity Units - Recreating Corporate Units"; and

  upon early settlement, cash settlement or termination of the related purchase contracts.

  Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related senior notes (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as the case may be, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

  Except as described in "Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement - General," upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments, together with contract adjustment payments received from us, to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date preceding the date of such distribution.

  CERTAIN PROVISIONS OF THE PURCHASE CONTRACTS AND
  THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

  General

  Except as described under "- Book-Entry System" below, payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled and transfers of the Corporate Units and Treasury Units will be registrable at the offices of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units or Treasury Units do not remain in book-entry only form, we have the option to make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

  Shares of our common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, see "Description of the Purchase Contracts - Termination") at the offices of the purchase contract agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.

  If Corporate Units or Treasury Units are in certificated form and a holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

  If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder's Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.

  No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.

  The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

  Modification

  The purchase contract and pledge agreement will contain provisions permitting us and the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

  to evidence the succession of another person to our obligations;

  to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

  to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

  to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events; and

  to cure any ambiguity, to correct or supplement any provisions that may be inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units, provided that any amendment made solely to conform the provisions of the purchase contract and pledge agreement to the description of the equity units and the purchase contracts contained in this prospectus will not be deemed to adversely affect the interests of the holders.

  The purchase contract and pledge agreement will contain provisions preventing us and the purchase contract agent and the collateral agent, subject to certain limited exceptions, from modifying the terms of the purchase contracts and the purchase contract and pledge agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts. However, no modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

  change any payment date;

  change the place or currency of payment or reduce any contract adjustment payments;

  impair the right to institute suit for the enforcement of a purchase contract or any contract adjustment payment;

  except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or the right to early settlement or cash merger early settlement or otherwise adversely affect the holder's rights under a purchase contract in any material respect;

  change the amount or type of collateral required to be pledged to secure a holder's obligations under the purchase contract, impair the right of the holder of any purchase contract to receive distributions on such collateral, or otherwise adversely affect the holder's rights in or to such collateral; or

  reduce the above-stated percentage of outstanding purchase contracts whose holders' consent is required for the modification or amendment of the provisions of the purchase contracts and the purchase contract and pledge agreement;

  provided that if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected voting group of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such voting group or, if referred to in the immediately preceding six bullets above, all of the holders of such voting group.

  No Consent to Assumption; Agreement by Purchasers

  Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us, our receiver, liquidator or trustee in the event that we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

  Merger, Sale or Lease

  We will covenant in the purchase contract and pledge agreement that we will not merge or consolidate with any entity or sell, convey, transfer, or otherwise dispose of all or substantially all of our assets unless:

  either we are the continuing corporation or the successor entity is an entity organized under the laws of the United States of America or any state thereof or the District of Columbia and this other entity expressly assumes all of our obligations under the purchase contracts, the purchase contract and pledge agreement, the indenture and the remarketing agreement by one or more supplemental agreements in form reasonably satisfactory to the purchase contract agent and the collateral agent; and

  we are not, or such successor entity is not, immediately after such merger, consolidation, sale, conveyance, transfer or other disposition, in default of payment obligations under the purchase contracts, the purchase contract and pledge agreement, the indenture or the remarketing agreement or in material default in the performance of any other obligations thereunder.

  In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contract and pledge agreement as us and we shall be relieved of any further obligation under the purchase contract and pledge agreement and under the Corporate Units and Treasury Units.

  Title

  We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment, settling the related purchase contracts and for all other purposes.

  Replacement of Equity Unit Certificates

  In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

  Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any cash merger early settlement date, the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following any of these dates, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

  Governing Law

  The purchase contracts and the purchase contract and pledge agreement will be governed by, and construed in accordance with, the laws of the State of New York.

  Information Concerning the Purchase Contract Agent

  The Bank of New York will be the purchase contract agent and trustee. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The Bank of New York and its affiliates maintain banking relationships with us.

  The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

  Information Concerning the Collateral Agent

  JPMorgan Chase Bank, N.A. will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

  JPMorgan Chase Bank, N.A. and its affiliates maintain banking relationships with us.

  The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

  Miscellaneous

  The purchase contract and pledge agreement will provide that we will pay all fees and expenses related to (1) the retention of the collateral agent and (2) the enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses.

  Book-Entry System

  The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

  The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.

  DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

  We will issue the Corporate Units and Treasury Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate Units or Treasury Units upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Corporate Units or Treasury Units. If we determine at any time that the Corporate Units or Treasury Units shall no longer be represented by global security certificates, we will inform the depositary of such determination and the depositary will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Corporate Unit or Treasury Unit, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit or Treasury Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

  As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

  will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names, and will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, Treasury Units or the purchase contract and pledge agreement.

  All payments on the Corporate Units and Treasury Units represented by the global security certificates and all transfers and deliveries of related senior notes, Treasury securities and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

  Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date, or upon early settlement, will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

  Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

  The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

  DESCRIPTION OF THE SENIOR NOTES

  The description in this prospectus is a summary of some of the terms of our senior notes and the indenture. The description of the senior notes and the indenture contain a summary of their material terms but do not purport to be complete, and reference is hereby made to the indenture that has been filed as an exhibit to the registration statement of which this prospectus is a part. Copies of the indenture and the forms of certificates evidencing the senior notes are available upon request from us. Capitalized terms that are used in the following summary but not defined have the meanings given to those terms in the indenture. The numerical references appearing in parentheses in the following summary are to sections of the indenture.

  General

  We will issue the senior notes as a separate series of debt securities under an indenture dated as of December 1, 2002, between us and Deutsche Bank Trust Company Americas, as trustee. The senior notes and all other debt securities issued under the indenture are collectively referred to herein as "Indenture Securities". The specific terms of each series of Indenture Securities, including the senior notes, will be established by an officer's certificate or a supplemental indenture. For the purposes of this section, any reference to the "indenture" shall generally mean the indenture as previously supplemented by several officer's certificates and as further supplemented by the supplemental indenture relating to the senior notes. The indenture permits us to issue an unlimited amount of Indenture Securities from time to time in one or more series. All Indenture Securities of any one series need not be issued at the same time, and a series may be reopened for issuances of additional Indenture Securities of such series. Additional Indenture Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding Indenture Securities of such series.

  The senior notes initially will be issued in an aggregate principal amount of $ million (or up to $ million, if the underwriters exercise in full their over-allotment option with respect to the Corporate Units). Each Corporate Unit will initially include a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 principal amount senior note that corresponds to the stated amount of $50 per Corporate Unit.

  The senior notes will be issued in certificated form, without coupons, in denominations of $1,000 and integral multiples of $1,000; provided, however, that upon release by the collateral agent of senior notes underlying the undivided beneficial ownership interests in the senior notes pledged to secure the Corporate Units holders' obligations under the related purchase contracts (other than any release of the senior notes in connection with the creation of Treasury Units, an early settlement, a settlement with separate cash, an early settlement upon a cash merger, or a remarketing, each as described under "Description of the Purchase Contracts") the senior notes will be issuable in denominations of $50 and integral multiples thereof.

  The senior notes will not be subject to a sinking fund provision and will not be subject to defeasance prior to February 17, 2011. The entire principal amount of the senior notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on February 17, 2011, unless the maturity of the senior notes is extended, as described below under "- Interest Rate Reset and Extended Maturity Date." As described below under "- Put Option Upon Failed Final Remarketing," holders will have the right to require us to purchase their senior notes under certain circumstances.

  Except to the limited extent described below under " -Consolidation, Merger and Sale of Assets," the indenture does not contain any provisions that are intended to protect holders of senior notes in the event of a highly-leveraged or similar transaction involving us.

  Interest

  Each senior note will bear interest initially at the annual rate of       % from the original issuance date to the purchase contract settlement date or, if earlier, a remarketing settlement date, initially payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing               17, 2006. After the purchase contract settlement date or, if earlier, a remarketing settlement date, interest on each senior note will be payable semi-annually in arrears on February 17 and August 17 of each year, commencing August 17, 2009, at the reset interest rate or, if the interest rate has not been reset, at the annual rate of        %. The interest rate on the senior notes will be reset in connection with the remarketing as described below under "- Interest Rate Reset and Extended Maturity Date." However, if there is not a successful remarketing of the senior notes, the interest rate will not be reset and the senior notes will continue to bear interest at the initial interest rate, all as described below under "- Interest Rate Reset and Extended Maturity Date."

  The amount of interest payable on the senior notes for any period will be computed (1) for any full quarterly or semi-annual period, as applicable, on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly or semi-annual period, as applicable, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If an interest payment date falls on a date that is not a business day, then interest will be paid on the next day that is a business day and no interest on such payment will accrue for the period from and after such interest payment date.

  Remarketing

  The senior notes may be remarketed prior to maturity on an optional remarketing date and, if no successful optional remarketing has occurred or, if we have not elected to conduct an optional remarketing, will be remarketed in a final remarketing, in each case as described under "Description of the Purchase Contracts - Remarketing."

  Remarketing of Senior Notes that are not Included in Corporate Units at the Option of the Holder

  On or before the second business day immediately preceding the first day of the optional remarketing period, if we have elected an optional remarketing, or, if no successful optional remarketing has occurred, the first day of the final remarketing period, holders of senior notes that do not underlie Corporate Units may elect to have their senior notes remarketed in the same manner as senior notes that underlie Corporate Units by delivering their senior notes along with a notice of this election to the collateral agent. The collateral agent will hold the senior notes in an account separate from the collateral account in which the pledged securities will be held. Holders of senior notes electing to have their senior notes remarketed will also have the right to withdraw the election on or before the second business day immediately preceding the first day of the optional remarketing period, if we have elected an optional remarketing, or, if no successful optional remarketing has occurred, the first day of the final remarketing period.

  Interest Rate Reset and Extended Maturity Date

  In the case of a successful optional remarketing, the interest rate on the senior notes may be reset on the date of a successful optional remarketing and the reset rate will become effective on the remarketing settlement date, which will be, in the case of an optional remarketing occurring between November 3 and November 13, 2008, November 17, 2008 or, in the case of an optional remarketing occurring between December 1 and December 11, 2008, the third business day immediately following such successful optional remarketing date. In the case of a final remarketing, the interest rate on the senior notes will be reset on the date of a successful final remarketing and the reset rate will become effective on the purchase contract settlement date. If either reset occurs, the reset rate will be the rate determined by the remarketing agent as the annual interest rate the senior notes should bear in order for the senior notes to be remarketed to have an aggregate market value on the reset date of at least 100% of the Treasury portfolio purchase price (including accrued and unpaid interest to the remarketing settlement date for an optional remarketing occurring between December 1 and December 11, 2008), in the case of an optional remarketing, or the aggregate principal amount of such senior notes in the case of a final remarketing. The reset rate may be higher or lower than the initial interest rate of the senior notes depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law.

  If the senior notes are not successfully remarketed, the interest rate will not be reset and the senior notes will continue to bear interest at the initial annual interest rate of       %.

  The remarketing agent is not obligated to purchase any senior notes that would otherwise remain unsold in the remarketing. None of us, the remarketing agent or any agent of us or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of senior notes for remarketing.

  In connection with a successful remarketing, we may extend the maturity date of the senior notes (including senior notes that do not underlie Corporate Units and elect not to participate in any remarketing) to any date not later than February 17, 2019. Such extended maturity date, if any, will be effective on the date on which the reset rate is effective.

  Put Option Upon Failed Final Remarketing

  If the senior notes have not been successfully remarketed on or prior to the third business day immediately preceding the purchase contract settlement date, holders of senior notes will have the right to require us to purchase their senior notes on the purchase contract settlement date, upon at least two business days' prior notice, at a price equal to the principal amount of such senior notes, plus accrued and unpaid interest. Holders of senior notes that underlie Corporate Units will be deemed to have exercised such put right as described under "Description of the Purchase Contracts - Remarketing," unless they settle the related purchase contracts with separate cash.

  Optional Redemption - Special Event

  If a special event, as defined below, occurs and is continuing prior to the earlier of (1) the date of a successful remarketing or (2) the purchase contract settlement date, we may redeem, at our option, at any time on not less than 30 days prior written notice, the senior notes in whole, but not in part, at a price equal to, for each senior note, the redemption amount, as defined below, plus accrued and unpaid interest thereon, which we refer collectively to as the redemption price, to the date of redemption, which we refer to as the "special event redemption date." The redemption price payable in respect of all senior notes included in Corporate Units will be distributed to the collateral agent, which in turn will apply an amount equal to the redemption amount of such redemption price to purchase the Treasury portfolio on behalf of the holders of the Corporate Units. Thereafter, the applicable ownership interests in the Treasury portfolio will be substituted for the senior notes and will be pledged to us through the collateral agent to secure the Corporate Unit holders' obligations to purchase shares of our common stock under the related purchase contracts. Holders of senior notes that are not part of Corporate Units will directly receive proceeds from the redemption of the senior notes.

  "Special event" means either a tax event or an accounting event, each as defined below.

  "Accounting event" means the receipt by the audit committee of our board of directors of a written report in accordance with Statement on Auditing Standards ("SAS") No. 97, "Amendment to SAS No. 50 - Reports on the Application of Accounting Principles," or any successor pronouncement from our independent auditors, provided at the request of management, to the effect that, as a result of a change in accounting rules after the date of original issuance of the senior notes, we must either (a) account for the purchase contracts as derivatives under SFAS 133 (or otherwise mark-to-market or measure the fair value of all or any portion of the purchase contracts with changes appearing in our income statement) or (b) account for the Equity Units using the if-converted method under SFAS 128, and that such accounting treatment will cease to apply upon redemption of the senior notes.

  "Tax event" means the receipt by us of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of original issuance of the senior notes, there is more than an insubstantial increase in the risk that interest payable by us on the senior notes is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

  "Redemption amount" means, for each senior note, the product of the principal amount of such senior note and a fraction, the numerator of which is the Treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below; provided that in no event shall the redemption amount for any senior note be less than the principal amount of such senior note.

  For the purposes of a special event redemption, "Treasury portfolio purchase price" means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent, between 9:00 a.m. and 11:00 a.m., New York City time on the third business day immediately preceding the special event redemption date for the purchase of the Treasury portfolio for settlement on the special event redemption date.

  For the purposes of a special event redemption "applicable principal amount" means the aggregate principal amount of the senior notes that are part of the Corporate Units on the special event redemption date.

  For the purposes of a special event redemption, "Treasury portfolio" means a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on February 15, 2009, and is payable on the purchase contract settlement date, in an aggregate amount at maturity equal to the applicable principal amount and with respect to each scheduled interest payment date on the senior notes that occurs after the special event redemption date, to and including the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the applicable principal amount of the senior notes on such date.

  "Quotation Agent" means any primary U.S. government securities dealer selected by us.

  Optional Redemption

  In connection with any successful remarketing, in the event we elect to extend the maturity date of the senior notes as described above under " -Interest Rate Reset and Extended Maturity Date," we may elect to add redemption dates on or after February 17, 2011, on which we may redeem the senior notes at our option at any such redemption date, on not less than 30 days prior written notice, at the redemption price equal to 100% of the principal amount of such senior notes being redeemed, plus accrued and unpaid interest.

  Agreement by Purchasers

  Each senior note will provide that, by acceptance of the senior note or a beneficial interest therein, the holder thereof intends that the senior note constitutes indebtedness and agrees to treat it as indebtedness for United States federal, state and local income and franchise tax purposes.

  Ranking

  The senior notes will be our direct, unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt. After giving effect to the issuance and sale of senior notes, and the application of the net proceeds therefrom, as of September 30, 2005, we would have had approximately $ billion of outstanding debt that ranked equally with the senior notes. In addition, we have been granted authority by the SEC to issue up to $3 billion of guarantees for the benefit of our non-utility subsidiaries and expect to have such guarantees outstanding from time to time in various aggregate amounts. The senior notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the senior notes will be structurally subordinated to all debt and other liabilities of our subsidiaries, which means that creditors and preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the senior notes would have any claims to those assets.

  Payment and Paying Agents

  Interest on the senior notes payable on each interest payment date will be paid to the person in whose name that senior note is registered as of the close of business on the regular record date for the interest payment date, which will be the close of business (whether or not a business day) on the first day of the calendar month on which such interest payment date occurs. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any senior note, other than at maturity, the defaulted interest may be paid to the holder of such senior note as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of such defaulted interest or in any other lawful manner permitted by any securities exchange on which that senior note may be listed, if the trustee finds it practicable. (Indenture, Section 307.)

  Principal and interest on the securities at maturity will be payable upon presentation of the senior notes at the corporate trust office of Deutsche Bank Trust Company Americas, in the Borough of Manhattan, The City of New York, as our paying agent. We may change the place of payment on senior notes, and may appoint one or more additional paying agents (including ourselves) and may remove any paying agent, all at our discretion. (Indenture, Section 602.)

  We will pay principal and interest due on senior notes in the form of global securities to DTC or its nominee in immediately available funds. DTC will then make payment to its participants for disbursement to the beneficial owners of the senior notes.

  Registration and Transfer

  The transfer of senior notes may be registered, and senior notes may be exchanged for other senior notes of the same series, in denominations of $1,000 and integral multiples of $1,000 (unless senior notes have previously been issued in denominations of $50 and integral multiples thereof, in which case senior notes will be exchangeable for a like aggregate principal amount in denominations of $50 and integral multiples of $50) and with the same terms and principal amount, at the offices of the trustee in The City of New York. We may change the place for registration of transfer and exchange of the senior notes and may designate additional places for registration and exchange. (Indenture, Section 602.) No service charge will be made for any transfer or exchange of the senior notes. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any senior notes during the 15 days before giving any notice of redemption or (b) any senior note selected for redemption except the unredeemed portion of any senior note being redeemed in part. (Indenture, Section 305.)

  Defeasance

  On or after February 17, 2011, subject to certain conditions, we will be discharged from our obligations on the senior notes if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of senior notes. (Indenture, Section 701.)

  Limitation on Liens

  The indenture provides that, so long as any senior notes are outstanding, we will not create or suffer to exist any lien upon or with respect to any of our properties, including, without limitation, any shares of any class of equity security of any Significant Subsidiary, as defined below, to secure or provide for the payment of any Debt, as defined below, without also securing such outstanding senior notes, and all other Debt entitled to be so secured, equally and ratably with such Debt.

  This restriction does not apply to:

  (1) liens in existence on the date of the indenture;

  (2) liens for taxes, assessments or governmental charges or levies to the extent not past due or which are being contested in good faith in appropriate proceedings diligently conducted and for which we have provided adequate reserves for the payment thereof in accordance with generally accepted accounting principles;

  (3) pledges or deposits in the ordinary course of business to secure obligations under worker's compensation laws or similar legislation;

  (4) other pledges or deposits in the ordinary course of business, other than for Debt, that, in the aggregate are not material to us;

  (5) purchase money mortgages or other purchase money security interests upon or in any property acquired or held by us in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property;

  (6) liens imposed by law such as materialmen's, mechanics', carriers', workers' and repairmen's liens and other similar liens arising in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted;

  (7) attachment, judgment or other similar liens arising in connection with court proceedings, provided that such liens, in the aggregate, shall not exceed $50 million at any one time outstanding;

  (8) other liens not otherwise referred to in clauses (1) through (7) above, provided that such liens, in the aggregate, shall not exceed $100 million at any one time outstanding; and

  (9) liens created for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any lien referred to in clauses (1) through (6) above, provided that the principal amount of the Debt secured by such liens shall not exceed the principal amount of Debt so secured at the time of such extension, renewal, replacement and that such extension, renewal or replacement shall be limited to all or a part of the property or Debt that secured the lien so extended, renewed or replaced, and any improvements on such properties;

  provided, however, that we cannot place any lien permitted under the foregoing clauses (1) through (9) upon any shares of any class of equity security of any Significant Subsidiary without simultaneously, equally and ratably securing the outstanding senior notes. (Indenture, Section 608.)

  "Debt," with respect to any person means (without duplication) all liabilities, obligations and indebtedness, contingent or otherwise, of such person:

  (1) for borrowed money or evidenced by bonds, debentures, notes, or other similar instruments;

  (2) to pay the deferred purchase price of property or services, other than such obligations incurred in the ordinary course of business on customary trade terms, provided that such obligations are not more than 30 days past due;

  (3) as lessee under leases, which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases;

  (4) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit, other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business;

  (5) under any Guaranty Obligations; and

  (6) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

  "Significant Subsidiary" means Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., System Energy Resources, Inc., or in each case, its successors and permitted assigns, and any other Domestic Regulated Utility Subsidiary: (1) the total assets (after intercompany eliminations) of which exceed 5% of our total assets and the total assets of our subsidiaries or (2) the net worth of which exceeds 5% of the Consolidated Net Worth of us and our subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of us and our subsidiaries. In no event shall "Significant Subsidiary" include any Domestic Regulated Utility Subsidiary that as of September 30, 2005, (1) had total assets (after intercompany eliminations) which were 5% or less of our total assets and the total assets of our subsidiaries at such date or (2) had a net worth which was 5% or less of the Consolidated Net Worth of us and our subsidiaries at such date.

  "Domestic Regulated Utility Subsidiary" means a direct or indirect domestic subsidiary of ours engaged in the generation, transmission or distribution of electricity or the transmission or distribution of natural gas that is regulated as to rates by the FERC (or successor federal agency) or a state or local governmental body on a cost- of service basis.

  "Consolidated Net Worth" means the sum of the capital stock, excluding treasury stock and capital stock subscribed for and unissued, and surplus, including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus, accounts of us and our subsidiaries appearing on a consolidated balance sheet of us and our subsidiaries prepared as of the date of determination in accordance with generally accepted accounting principles consistent with those applied in the preparation of our consolidated financial statements, after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries.

  "Guaranty Obligations" means (1) direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Debt of any person and (2) other guaranty or similar obligations in respect of the financial obligations of others including without limitation, Support Obligations. For purposes of this definition, the term "Support Obligations" shall mean any financial obligation, contingent or otherwise, of any person guaranteeing or otherwise supporting any Debt or other obligation of any other person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such person, direct or indirect, (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (2) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (3) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (4) to provide equity capital under or in respect of equity subscription arrangements so as to assure any Person with respect to the payment of such Debt or the performance of such obligation, or (5) to provide financial support for the performance of, or to arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations (including, without limitation, guaranties of payments under power purchase or other similar arrangements) of the primary obligor.

  Limitation on Debt

  The indenture provides that, so long as any senior notes are outstanding, we shall not permit the total principal amount of all of our Debt and the Debt of our subsidiaries, determined on a consolidated basis and without duplication of liability therefor, at any time to exceed 65% of Capitalization determined as of the last day of our most recently ended fiscal quarter. "Capitalization" means, as of any date of determination, with respect to us and our subsidiaries determined on a consolidated basis, an amount equal to the sum of (1) the total principal amount of all of our Debt and Debt of our subsidiaries outstanding on such date, (2) Consolidated Net Worth as of such date and (3) to the extent not otherwise included in Capitalization, all preferred stock and other preferred securities of us and our subsidiaries, including preferred securities issued by any subsidiary trust, outstanding on such date. For purposes of this restriction, "Debt" and "Capitalization" shall not include certain junior subordinated debentures issued to a subsidiary trust which has issued preferred securities that are included in the calculation of "Capitalization," and any Debt of any of our subsidiaries that is Non-Recourse Debt. "Non- Recourse Debt" means any Debt of any of our subsidiaries that does not constitute our Debt or Debt of any Significant Subsidiary.

  Disposition of Assets

  The indenture provides that, so long as any senior notes are outstanding, we will not cause a Stock Disposition with respect to any Principal Utility Subsidiary, or permit any Principal Utility Subsidiary to cause a Stock Disposition with respect to any other Person, unless (i) we shall continue to own directly or indirectly all of the Common Equity of each Principal Utility Subsidiary, or (ii) such Stock Disposition is pursuant, required or related to any regulatory authority and/or governing body (pertaining (A) to the organization or formation of a regional transmission organization or (B) to the separation or disaggregation of generation, transmission and/or distribution assets), and within 180 days of such Stock Disposition, we apply (or cause such Principal Utility Subsidiary to apply) all of the Net Available Cash from such Stock Disposition (1) to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value our Debt and/or Debt of one or more Domestic Regulated Utility Subsidiaries that remain a subsidiary of ours and/or (2) to reinvest in the business of one or more Domestic Regulated Utility Subsidiaries.

  "Stock Disposition" means, with respect to any Person, the issuance, sale, lease, transfer, conveyance or other disposition of (whether in one transaction or in a series of transactions) any Common Equity (or stock or other instruments convertible into Common Equity) of such Person.

  "Principal Utility Subsidiary" means Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., System Energy Resources, Inc., or in each case, its successor and permitted assigns, and any other Domestic Regulated Utility Subsidiary: (1) the total assets (after intercompany eliminations) of which exceed 20% of our total assets and the total assets of our subsidiaries or (2) the net worth of which exceeds 20% of the Consolidated Net Worth of us and our subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of us and our subsidiaries. In no event shall "Principal Utility Subsidiary" include any Domestic Regulated Utility Subsidiary that as of September 30, 2005, (1) had total assets (after intercompany eliminations) which were 5% or less of our total assets and the total assets of our subsidiaries at such date or (2) had a net worth which was 5% or less of the Consolidated Net Worth of us and our subsidiaries at such date.

  "Net Available Cash" from a Stock Disposition means cash payments received therefrom net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be paid or accrued as a liability under United States generally accepted accounting principles, as a result of such Stock Disposition.

  "Common Equity" shall mean the stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests) that has ordinary voting power for the election of directors, managers or trustees (or other persons performing similar functions) of the issuer, as applicable, provided that Preferred Equity, even if it has such ordinary voting power, shall not be Common Equity.

  "Preferred Equity" shall mean any stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests), whether with or without voting rights, that is entitled to dividends or distributions prior to the payment of dividends or distributions with respect to Common Equity.

  Consolidation, Merger and Sale of Assets

  The indenture provides that we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

  the surviving or successor entity or an entity which acquires by conveyance or transfer or which leases our properties and assets substantially as an entirety is organized and validly existing under the laws of the United States of America or any state thereof and it expressly assumes our obligations on all Indenture Securities, including the senior notes, and under the indenture;

  immediately after giving effect to the transaction, no event of default under the indenture or no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  we shall have delivered to the trustee an officer's certificate and an opinion of counsel as provided in the indenture.

  (Indenture, Section 1101.)

  Upon the consummation of any such transaction, the surviving or successor entity will succeed to our rights and powers under the indenture and, except in the case of a lease, we shall be relieved of all obligations and covenants under the indenture and the outstanding Indenture Securities. (Indenture, Section 1102.) The terms of the indenture do not restrict us in a merger in which we are the surviving entity.

  Events of Default

  "Event of default" when used in the indenture with respect to any series of Indenture Securities, including the senior notes, means any of the following:

  failure to pay interest on any Indenture Security for three business days after it is due and payable;

  failure to pay the principal of or any premium on any Indenture Security when due and payable;

  failure to perform any other covenant or warranty in the indenture, other than a covenant that does not relate to that series of Indenture Security, that continues for 30 days after we receive written notice from the trustee, or we and the trustee receive a written notice from the holders of 33% in aggregate principal amount of the Indenture Securities of that series; provided, however, that the trustee or such holders, shall be deemed to have agreed to an extension of such period if we initiate and diligently pursue corrective action within such period;

  events of bankruptcy, insolvency or reorganization relating to us specified in the indenture; or

  any other Event of Default specified in that series.

  (Indenture, Section 801.)

  We will reserve the right in the supplemental indenture to amend the Indenture without any consent or other action of the holders of any series of Indenture Securities, including the senior notes, issued after December 1, 2003 to change the grace period for failure to pay interest on the Indenture Securities from three Business Days to 30 days, and to change the grace period for failure to perform certain covenants from 30 days to 90 days.

  In addition, so long as any senior notes are outstanding, the term "event of default" when used in the indenture with respect to the senior notes shall also mean any of the following:

  Failure to pay any principal of or premium or interest on any of our Debt that is outstanding in a principal amount in excess of $50 million in the aggregate, including such a failure with respect to Indenture Securities of another series, when the same becomes due and payable, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure continues after the expiration of any applicable grace period specified in the agreement or instrument relating to such Debt;

  Failure by us or any Significant Subsidiary to pay our or its debts as such debts become due, or admission in writing of its inability to pay its debts generally, or making a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against us or any Significant Subsidiary seeking to adjudicate us or any such Significant Subsidiary a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding, including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property, shall occur; or we or any Significant Subsidiary shall take any corporate action to authorize or to consent to any of the actions set forth in this subparagraph; or

  Any judgment or order for the payment of money in excess of $25 million has been rendered against us and either (1) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (2) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

  Additional events of default for a series of Indenture Securities may be specified at the time such series is created. An event of default for a particular series of Indenture Securities does not necessarily constitute an event of default for any other series of Indenture Securities issued under the indenture.

  The trustee may withhold notice to the holders of Indenture Securities of any default, except default in the payment of principal, premium or interest, if it considers the withholding of notice to be in the interests of the holders. (Indenture, Section 902.)

  Remedies

  If an event of default under the indenture for any series of Indenture Securities, including the senior notes, occurs and continues or, so long as the senior notes are outstanding, if a Prepayment Event, as defined below, with respect to the senior notes occurs and continues, the trustee or the holders of a majority in aggregate principal amount of all the Indenture Securities of such series or the senior notes, as the case may be, may declare the entire principal amount of all the Indenture Securities of that series or the senior notes, as the case may be, together with accrued interest, to be due and payable immediately. However, if the event of default is applicable to more than one series of outstanding Indenture Securities under the indenture, only the trustee or holders of a majority in aggregate principal amount of all outstanding Indenture Securities of all those series, voting as one class, and not the holders of any one series, may make that declaration of acceleration. Notwithstanding the foregoing, so long as the senior notes are outstanding, the senior notes shall become automatically due and payable upon an actual entry of an order for relief under the federal bankruptcy code with respect to us or any Significant Subsidiary. For the purposes of this paragraph, "Prepayment Event" means the occurrence of any event or the existence of any condition under any agreement or instrument relating to Debt of a Significant Subsidiary that is outstanding in a principal amount in excess of $50 million in the aggregate, which occurrence or event results in the declaration of such Debt being due and payable, or such Debt being required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

  At any time after a declaration of acceleration with respect to the Indenture Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default under the indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered automatically rescinded and annulled, if:

  We have paid or deposited with the trustee a sum sufficient to pay:

    (1) all overdue interest on all Indenture Securities of the series;

    (2) the principal of and premium, if any, on any Indenture Securities of the series, which have otherwise become due and interest thereon that is currently due;

    (3) interest on overdue interest; and

    (4) all amounts due to the trustee under the indenture; and

  Any other event of default under the indenture with respect to the Indenture Securities of that series, other than the non-payment of principal of such series which shall have become due solely by such declaration of acceleration, has been cured or waived as provided in the indenture.

  However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right. (Indenture, Section 802.)

  Other than its duties in case of an event of default under the indenture, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. (Indenture, Section 903.) If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the event of default under the indenture relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series, considered as one class, will have the right to give this direction and not the holders of the Indenture Securities of any one series. The trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture. (Indenture, Section 812.)

  No holder of Indenture Securities of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

  The holder has previously given to the trustee written notice of a continuing event of default under the indenture;

  The holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which an event of default under the indenture shall have occurred and be continuing, considered as one class, have made a written request to the trustee, and have offered reasonable indemnity to the trustee to institute proceedings;

  The trustee has failed to institute any proceeding for 60 days after notice; and

  No direction inconsistent with such written request shall have been given to the trustee during that 60day period by the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which an event of default shall have occurred and be continuing, considered as one class.

  (Indenture, Section 807.)

  However, these limitations do not apply to a suit by a holder of an Indenture Security for payment of the principal, premium, if any, or interest on the debt security on or after the applicable due date. (Indenture, Section 808.)

  We have agreed under the indenture to provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the indenture. (Indenture, Section 606.)

  Modification and Waiver

  Without the consent of any holder of Indenture Securities issued under the indenture, including holders of the senior notes, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

  to evidence the assumption by any permitted successor of our covenants in the indenture and in the indenture securities;

  to add additional covenants or for us to surrender any right or power under the indenture;

  to add additional events of default under the indenture;

  to change or eliminate or add any provision to the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of indenture securities of any series in any material respect, the change, elimination or addition will become effective only:

  (1) when the consent of the holders of Indenture Securities of such series has been obtained in accordance with the indenture; or

  (2) when no Indenture Securities of the affected series remain outstanding under the indenture;

  to provide collateral security for all but not part of the Indenture Securities;

  to establish the form or terms of Indenture Securities of any series as permitted by the indenture;

  to provide for the authentication and delivery of bearer securities and coupons appertaining thereto;

  to evidence and provide for the acceptance of appointment of a successor trustee;

  to provide for the procedures required for use of a noncertificated system of registration for the Indenture Securities of all or any series;

  to change any place where principal, premium, if any, and interest shall be payable, Indenture Securities may be surrendered for registration of transfer or exchange and notices to us may be served; or

  to cure any ambiguity, to correct or supplement any defect or inconsistency or to make any other changes or to add provisions with respect to matters and questions arising under the indenture; provided that such other changes or additions do not adversely affect the interests of the holders of Indenture Securities of any series in any material respect.

  (Indenture, Section 1201.)

  The holders of a majority in aggregate principal amount of the Indenture Securities of all series then outstanding and affected, considered as one class, may waive compliance by us with some restrictive provisions of the indenture. (Indenture, Section 607.) The holders of a majority in aggregate principal amount of the outstanding Indenture Securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding Indenture Security of the series affected. (Indenture, Section 813.)

  The consent of the holders of a majority in aggregate principal amount of the Indenture Securities of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series of Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected, considered as one class, will be required. No such amendment or modification may:

  change the stated maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount of any Indenture Security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Indenture Security, without the consent of the holder;

  reduce the percentage in principal amount of the outstanding Indenture Securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

  Modify some of the provisions of the indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Indenture Securities of any series, without the consent of the holder of each outstanding Indenture Security affected thereby.

  (Indenture, Section 1202.)

  A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of Indenture Securities, or modifies the rights of the holders of Indenture Securities of one or more series, will not affect the rights under the indenture of the holders of the Indenture Securities of any other series.

  The indenture provides that Indenture Securities owned by us or any other obligor or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us or such obligor shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Indenture, Section 101.)

  We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Indenture Securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Indenture Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same Indenture Securities and the holder of every Indenture Security issued upon the registration of transfer of or in exchange of these Indenture Securities. A transferee will be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the Indenture Security. (Indenture, Section 104.)

  Resignation of a Trustee

  A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in aggregate principal amount of any series of Indenture Securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture. (Indenture, Section 910.)

  Notices

  Notices to holders of senior notes will be given by mail to the addresses of such holders as they may appear in the security register for senior notes. (Indenture, Section 106.)

  Title

  We, the trustee, and any of our agent or agent of the trustee, may treat the person in whose name senior notes are registered as the absolute owner thereof, whether or not the senior notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 308.)

  Governing Law

  The indenture and the senior notes will be governed by, and construed in accordance with, the laws of the State of New York. (Indenture, Section 112.)

  Information about the Trustee

  The trustee under the indenture will be Deutsche Bank Trust Company Americas. In addition to acting as trustee, Deutsche Bank Trust Company Americas also acts as trustee under various indentures of our affiliates. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee in the ordinary course of our and its business.

  Certain Book-Entry Procedures for the Senior Notes

  Senior notes that are released from the pledge following substitution of collateral or cash settlement of the purchase contracts will be issued in the form of one or more global certificates, which are referred to as "global securities," registered in the name of the depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Corporate Units, senior notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, senior notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

  The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in the senior notes so long as the senior notes are represented by a global security.

  Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of senior notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing senior notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

  We will issue the senior notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed by us within 90 days. In addition beneficial interests in a global security certificate may be exchanged for definitive certificated senior notes upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such senior notes. If we determine at any time that the senior notes shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw such representation by global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global senior note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for senior note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

  DESCRIPTION OF COMMON STOCK

  The following descriptions of our common stock and the relevant provisions of our restated articles of incorporation and by-laws are summaries and are qualified by reference to our amended certificate of incorporation and by-laws that have been previously filed with the SEC and are exhibits to the registration statement of which this prospectus is a part. The following also summarizes certain applicable provisions of the General Corporation Law of the State of Delaware ("DGCL") and that summary is qualified by reference to the DGCL.

  General

  Our authorized capital stock consists of 500,000,000 shares of common stock, par value $.01 per share. As of November 14, 2005, 207,479,783 shares of our common stock were outstanding.

  Dividend Rights

  We will pay dividends on our common stock as determined by our board of directors out of legally available funds. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

  Voting Rights

  Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. The DGCL, our amended certificate of incorporation and by-laws require the affirmative vote of a majority of the shares represented at a shareholder meeting and entitled to vote for shareholder action, including the election of directors.

  Preemptive Rights

  The holders of our common stock do not have a preemptive right to purchase shares of our authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by the board of directors in its sole judgment.

  Listing

  Our common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the "ETR" symbol.

  Transfer Agent and Registrar

  The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

  Certain Anti-takeover Effects

  General. Certain provisions of our charter and the Delaware General Corporation Law (the "DGCL") could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our stockholders. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our charter and the DGCL.

  Our Board of Directors has no present intention to introduce additional measures that might have an anti-takeover effect; however, our Board of Directors expressly reserves the right to introduce these measures in the future.

  Business Combinations. Section 203 of the DGCL restricts a wide range of transactions ("business combinations") between a corporation and an interested stockholder. An "interested stockholder" is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation's outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation's assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation's voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our charter nor our bylaws contains a provision electing to "opt-out" of Section 203.

  Special Meetings. Pursuant to the DGCL, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the charter or the bylaws. Our charter provides that special meetings of stockholders may only be called by our Board of Directors, the Chairman of our Board of Directors the Chief Executive Officer or the holders of not less than a majority of our outstanding common stock.

  CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  This section summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units and the senior notes, Treasury securities or the applicable ownership interests in the Treasury portfolio and purchase contracts that are or may be the components of Equity Units, and the common stock acquired under a purchase contract (the "Securities"). This summary deals only with Securities that are held as capital assets by holders that purchase Corporate Units in this offering at their original offering price. This summary does not describe all the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

    dealers and certain traders in securities or currencies,

    regulated investment companies,

    real estate investment trusts,
    financial institutions,
    insurance companies,
    tax-exempt organizations,

    retirement and other tax-deferred accounts,

    persons holding Securities as part of a "straddle," "hedge," "conversion" or similar transaction, or a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

  In addition, this summary does not address alternative minimum taxes, state, local or foreign taxes or taxes other than income taxes.

  If you purchase Equity Units at a price other than the original offering price, special rules may apply to you. You should consult your tax advisor regarding this possibility.

  If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Securities, you should consult your tax advisor.

  This section is based upon the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, final, temporary and proposed Treasury regulations, published rulings and other administrative pronouncements, changes to any of which after the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect.

  Please consult your own tax advisor concerning the tax consequences of purchasing, owning and disposing of Securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

  U.S. Holders

  This subsection describes the material U.S. federal income tax consequences to a U.S. holder. You are a "U.S. holder" if you are a beneficial owner of Securities and you are:

    an individual who is a citizen or resident of the United States,

    a U.S. domestic corporation (or other entity treated as a corporation for U.S. federal income tax purposes),

    an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons are authorized to control all substantial decisions of the trust.

  If you are not a U.S. holder, this subsection does not apply to you and you should refer to "Non-U.S. Holders," below.

  Equity Units

  The IRS has issued a ruling addressing certain aspects of instruments similar to the Equity Units. In the ruling, the IRS concluded that an interest in the units would be treated for U.S. federal income tax purposes as an interest in the note and purchase contract that were components of the units and that the notes were debt for U.S. federal income tax purposes. However, notwithstanding the ruling, there is no assurance that the IRS or a court will agree with the tax consequences described below. U.S. holders should consult their own tax advisors with respect to the tax consequences to them of purchasing owning and disposing of the Equity Units, including the tax consequences under state, local, foreign or other tax laws and the possible effects of changes in the U.S. federal or other tax laws.

  Allocation of Purchase Price

  Your acquisition of an Equity Unit will be treated, and by purchasing Equity Units you will be deemed to have agreed to have such purchase treated, as an acquisition of a unit consisting of the undivided beneficial interest in the senior note and the purchase contract that constitute such Equity Unit. The purchase price of each Equity Unit will be allocated between the two components in proportion to their respective fair market values at the time of purchase. Such allocation will establish your initial tax basis in the senior note and the purchase contract. We will report, and you will be deemed to have agreed to report, the fair market value of each undivided beneficial interest in a senior note as $ and the fair market value of each purchase contract as $ . This allocation will be binding on you, unless you explicitly disclose a contrary position on a statement attached to your timely filed U.S. federal income tax return for the taxable year in which the Equity Unit is acquired. This allocation will not be binding on the IRS. The remainder of this summary assumes that this allocation of the purchase price will be respected for U.S. federal income tax purposes.

  Ownership of Undivided Beneficial Interests in Senior Notes, Treasury Securities or Treasury Portfolio

  We and, by acquiring Equity Units, you will be deemed to have agreed to treat the undivided beneficial interest in senior notes or Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned by you for all tax purposes, and the remainder of this summary assumes such treatment. The federal income tax consequences of owning the undivided beneficial interest in senior notes are discussed below under " - U.S. Holders - Senior Notes."

  Sales, Exchanges or Other Taxable Dispositions of Equity Units

  Upon a sale, exchange or other taxable disposition of Equity Units, you will be treated as having sold, exchanged or disposed of the purchase contracts and the undivided beneficial interest in senior notes or Treasury securities or the applicable ownership interest in the Treasury portfolio, as the case may be, that constitute such Equity Units. The proceeds realized in such disposition will be allocated between the purchase contracts and the undivided beneficial interest in senior notes or Treasury securities or the applicable ownership interests in the Treasury portfolio, as the case may be, that constitute such Equity Units in proportion to their respective fair market values at the time of disposition. You will generally recognize gain or loss equal to the difference between the portion of the proceeds allocable to the purchase contracts and the undivided beneficial interest in senior notes or Treasury securities or the applicable ownership interests in the Treasury portfolio, as the case may be, and your respective adjusted tax bases in the purchase contracts and the undivided beneficial interest in senior notes or Treasury securities or the applicable ownership interests in the Treasury portfolio, as the case may be. If you dispose of an Equity Unit when the purchase contract has negative value, you should be considered to have received additional consideration for the undivided beneficial interest in the senior note or Treasury security or the applicable ownership interests in the Treasury portfolio, as the case may be, in an amount equal to such negative value and to have paid such amount to be released from your obligation under the purchase contract.

  In the case of the purchase contract, such gain or loss generally will be capital gain or loss, except that any proceeds attributable to accrued and unpaid or deferred contract adjustment payments may be treated as ordinary income and may be included in income as such to the extent not previously so included. In the case of Treasury securities contained in the Treasury portfolio or held as part of a Treasury Unit, such gain or loss generally will be capital gain or loss, provided, however, that, in the case of any such security with a term of one year or less, such gain will be ordinary income to the extent of any accrued "acquisition discount" (generally, the excess of the sum of all amounts payable under the Treasury security over the U.S. holder's tax basis in such Treasury security) not previously included in income. In general, the maximum rate of U.S. federal income tax for non-corporate taxpayers is currently 15% for long-term capital gain and 35% for short-term capital gain. For corporate taxpayers, both long-term and short-term capital gains are subject to a maximum U.S. federal income tax rate of 35%. The deductibility of capital losses is subject to limitations.

  The rules governing the determination of the character of gain or loss on the sale, exchange, or other disposition of the senior notes are summarized under "-Senior Notes-Sale, Exchange, or Other Disposition of Senior Notes." The rules governing the determination of the character of gain or loss on the sale, exchange, or other disposition of Treasury securities (other than Treasury securities contained in the Treasury portfolio) are summarized under "-Treasury Securities-Sale, Exchange, or Other Disposition of Treasury Securities." The rules governing the determination of the character of gain or loss on the sale, exchange, or other disposition of an interest in the Treasury portfolio are summarized under "-Ownership Interest in the Treasury Portfolio-Sale, Exchange, or Other Disposition of the Ownership Interest in the Treasury Portfolio."

  Senior Notes

  We and, by acquiring Equity Units, you agree to treat the senior notes as our indebtedness for all tax purposes. The remainder of this discussion assumes that this characterization of the senior notes will be respected for federal income tax purposes.

  Interest Income and Original Issue Discount

  Because of the manner in which the interest rate on the senior notes is reset, the senior notes should be classified as contingent payment debt instruments subject to the "noncontingent bond method" for accruing original issue discount, as set forth in applicable Treasury Regulations. We believe the senior notes should be subject to the noncontingent bond method, and the remainder of this discussion assumes that the senior notes will be so treated for U.S. federal income tax purposes. As discussed more fully below, the effects of such method will be (1) to require you, regardless of your usual method of tax accounting, to use an accrual method with respect to the senior notes, (2) to require you to accrue interest income in excess of interest payments actually received for all accrual periods beginning before the earlier of the reset effective date and February 17, 2009 and (3) generally to result in ordinary rather than capital treatment of any gain or loss on the sale, exchange, or other disposition of the senior notes.

  You will accrue original issue discount on a constant yield basis based on the "comparable yield" of the senior notes. The comparable yield of the senior notes will generally be the rate at which we would issue a fixed rate debt instrument with terms and conditions otherwise similar to the senior notes. We are required to provide the comparable yield and, solely for tax purposes, a projected payment schedule based on the comparable yield, to holders of the senior notes. We have determined that the comparable yield is         % and the projected payments for the senior notes, per $1,000 of principal amount, are $          on              17, 2006, $          for each subsequent quarter ending on or prior to             , and $         for each semiannual period ending thereafter. We have also determined that the projected payment for the senior notes, per $1,000 of principal amount, at the initial maturity date of February 17, 2011 is $             (which includes the stated principal amount of the senior notes as well as the final projected interest payment).

  The amount of original issue discount on a senior note for each accrual period is determined by multiplying the comparable yield of the senior note (adjusted for the length of the accrual period) by the senior note's adjusted issue price at the beginning of the accrual period. Based on the allocation of the purchase price of each Equity Unit described above, the adjusted issue price of each senior note, per $1,000 of principal amount, at the beginning of each accrual period will be equal to $ , increased by any original issue discount previously accrued by you on such senior note and decreased by projected payments treated as received on such senior note prior to such date. The amount of original issue discount so determined will then be allocated on a ratable basis to each day in the accrual period that you hold the senior note.

  If the amount of an actual payment is different from the projected payment set forth in the projected payment schedule, you will be required to take into account the amount of such difference (which may result in additional interest income or a reduction in the amount you are required to include in income based on the comparable yield, depending on whether such difference is positive (a "positive adjustment") or negative (a "negative adjustment")) for the taxable year. A net positive adjustment will be treated as additional interest income. A net negative adjustment (i) will first reduce the amount of interest in respect of the senior note that you would otherwise be required to include in the taxable year and (ii) to the extent of any excess, will give rise to an ordinary loss equal to that portion of such excess that does not exceed the excess of (A) the amount of all previous interest inclusions under the senior note over (B) the total amount of the your net negative adjustments treated as ordinary loss on the senior note in prior taxable years. A net negative adjustment is not subject to the two percent floor limitation imposed on itemized miscellaneous deductions under Section 67 of the Code. Any net negative adjustments in excess of the amounts described in (i) and (ii) above will be carried forward to offset future interest income in respect of the senior note or to reduce the amount realized on a sale or exchange of the senior note.

  If, after the reset effective date, the remaining amounts of principal and interest payable on the senior notes differ from the payments set forth on the foregoing projected payment schedule, negative or positive adjustments reflecting such difference should be taken into account by you as adjustments to interest income in a reasonable manner over the period to which they relate. We expect to use the foregoing comparable yield and projected payment schedule for purposes of determining our own taxable income and for any required information reporting.

  You are generally bound by the comparable yield and projected payment schedule provided by us unless either is unreasonable. If you do not use such comparable yield and projected payment schedule to determine interest accruals, you must apply the foregoing rules using your own comparable yield and projected payment schedule. If you use your own comparable yield and projected payment schedule, you must explicitly disclose this fact and your reason for such use. In general, this disclosure must be made on a statement attached to your timely filed U.S federal income tax return for the taxable year that includes the date of your acquisition of the Equity Units.

  The foregoing comparable yield and projected payment schedule is supplied by us solely for computing income under the noncontingent bond method for U.S. federal income tax purposes, and does not constitute a projection or representation as to the amounts that holders of senior notes or Equity Units will actually receive.

  Adjustment to Tax Basis in Senior Notes

  Your adjusted tax basis in your senior notes will be increased by the amount of any interest (including original issue discount) included in your income with respect to such senior notes and decreased by any projected payments treated as received with respect to such senior notes.

  Sale, Exchange, or Other Disposition of Senior Notes

  Upon the sale, exchange, or other disposition of a senior note (including the remarketing of such senior note or a special event redemption), you will recognize gain or loss in an amount equal to the difference between the amount realized by you and your adjusted tax basis in the senior note. (As noted above, a net negative adjustment may be carried forward and will reduce the amount realized upon disposition of a senior note in certain circumstances.) Selling expenses incurred by you in respect of a senior note will reduce the amount of gain or increase the amount of loss recognized by you upon such sale, exchange, or other disposition. Gain recognized on the sale, exchange, or other disposition of a senior note before the remarketing, pursuant to the remarketing, or at any time prior to the date that is six months after the reset effective date (unless, in the case of a disposition on or after the reset effective date, no further payments are due on the senior notes during the remainder of the six month period following the reset effective date), should be treated as ordinary interest income. Loss realized on the sale, exchange, or other disposition of a senior note before the remarketing, pursuant to the remarketing, or at any time prior to the date that is six months after the reset effective date (unless no further payments are due on the senior notes during the remainder of the six month period following the reset effective date), will be treated as ordinary loss to the extent of your prior net income inclusions on the senior note. Any loss in excess of your prior net income inclusions will be treated as capital loss. In general, gain recognized on the sale, exchange, or other disposition of a senior note on or after the date that is six months after the reset effective date (or, if no further payments are due during the remainder of the six month period following the reset effective date, gain recognized on or after the reset effective date) will be ordinary interest income to the extent of the excess, if any, of the total remaining principal and interest payments due on the senior note over the total remaining payments set forth on the projected payment schedule for such senior note. Any gain recognized in excess of such amount and any loss recognized on such a sale, exchange, or other disposition generally will be treated as capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at reduced rates. The deductibility of capital losses is subject to limitations.

  If you do not participate in the remarketing, any reset of the interest rate and/or extension of the maturity date of the senior notes in connection with the remarketing should not cause you to be treated as having sold, exchanged or otherwise disposed of your senior notes.

  Purchase Contracts

  Contract Adjustment Payments

  There is no direct authority under current law that addresses the treatment of contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments may constitute taxable ordinary income to you when received or accrued, in accordance with your regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable ordinary income, and the following discussion assumes that the contract adjustment payments constitute ordinary income to you on a current basis. You should consult your tax advisor concerning the treatment of contract adjustment payments, including the possibility that any contract adjustment payment may be treated as a purchase price adjustment, rebate, payment analogous to an option premium or loan, rather than being includible in income entirely on a current basis. The treatment of contract adjustment payments could affect your adjusted tax basis in a purchase contract or the common stock received under a purchase contract or the amount realized by you upon the sale or disposition of an Equity Unit or the termination of a purchase contract. See "- Equity Units- Sales, Exchanges or Other Taxable Dispositions of Equity Units," "U.S. Holders-Purchase Contracts-Acquisition of Common Stock Under a Purchase Contract" and " - Purchase Contracts-Termination of Purchase Contract."

  Acquisition of Common Stock Under a Purchase Contract

  You will generally not recognize gain or loss on the purchase of common stock under a purchase contract, including upon an early settlement, except with respect to any cash paid in lieu of a fractional share of common stock, in which case you would recognize capital gain or loss equal to the difference between such cash and the portion of the purchase price allocable to such fractional share. Your aggregate initial tax basis in the common stock received under a purchase contract should generally equal the purchase price paid for such common stock, less the portion of such purchase price allocable to a fractional share not received. The holding period for common stock received under a purchase contract will commence on the date following the acquisition of such common stock. The treatment of contract adjustment payments could affect your adjusted tax basis in our common stock received under a purchase contract or the amount you realize on sale or exchange, or other disposition of the purchase contract. See "Purchase Contracts-Contract Adjustment Payments."

  Termination of Purchase Contract

  If a purchase contract terminates, you will recognize a loss equal to the amount of your adjusted tax basis (if any) in the purchase contract at the time of such termination. Any such loss will be capital loss. The deductibility of capital losses is subject to limitations. You will not recognize gain or loss on the receipt of senior notes or Treasury securities or the applicable ownership interests in the Treasury portfolio upon termination of the purchase contract and you will have the same adjusted tax basis and holding period in such senior notes or Treasury securities or the applicable ownership interests in the Treasury portfolio as before such termination.

  Adjustment to Settlement Rate

  As a holder of Equity Units, you might be treated as receiving a constructive distribution from us if (1) the settlement rate is adjusted and as a result of such adjustment the proportionate interest of holders of Equity Units in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to you, even though you would not receive any cash in connection therewith. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the settlement rate. An adjustment in the settlement rate will not be considered made pursuant to such a formula if the adjustment is made to compensate you for certain taxable distributions with respect to the common stock, such as a cash dividend to our common stockholders.

  Substitution of Treasury Securities to Create Treasury Units

  If you hold Corporate Units and deliver Treasury securities to the collateral agent in substitution for senior notes or applicable ownership interests in the Treasury portfolio, you generally will not recognize gain or loss upon the delivery of such Treasury securities or the release of the senior notes or applicable ownership interests in the Treasury portfolio. You will continue to take into account items of income or deduction otherwise includible or deductible by you with respect to such Treasury securities and senior notes or applicable ownership interests in the Treasury portfolio, and your adjusted tax bases in, and your holding period for, the Treasury securities and the senior notes or applicable ownership interests in the Treasury portfolio and the purchase contract will not be affected by such delivery and release.

  Substitution of Senior Notes to Recreate Corporate Units

  If you hold Treasury Units and deliver senior notes or applicable ownership interests in the Treasury portfolio to the collateral agent in substitution for Treasury securities, you will generally not recognize gain or loss upon the delivery of such senior notes or applicable ownership interests in the Treasury portfolio or the release of the Treasury securities to you. You will continue to take into account items of income or deduction otherwise includible or deductible by you with respect to such Treasury securities and senior notes or applicable ownership interests in the Treasury portfolio, and your adjusted tax bases in, and your holding period for, the Treasury securities, the senior notes or applicable ownership interests in the Treasury portfolio and the purchase contract will not be affected by such delivery and release.

  Treasury Securities

  Original Issue Discount

  If you hold a Treasury Unit, you will be required to treat your ownership interest in the Treasury securities constituting part of such Treasury Unit as an interest in a bond that was originally issued on the date you acquired the Treasury securities and that has original issue discount (or, in the case of short-term Treasury securities, acquisition discount, each as defined below) equal to the excess of the amount payable at maturity of such Treasury securities over the purchase price thereof. You will be required to include such original issue discount (but not acquisition discount on short-term Treasury securities, as defined below) in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of your method of tax accounting and in advance of the receipt of cash attributable to such original issue discount. Amounts of original issue discount included in your gross income will increase your adjusted tax basis in the Treasury securities.

  In the case of any Treasury security with a maturity of one year or less from the date of its issue (a "short term Treasury security"), if you are an accrual method taxpayer, in general you will be required to include the excess of the amount payable at maturity with respect to such Treasury security over your tax basis in the short-term Treasury security ("acquisition discount") in income as it accrues. Unless you are an accrual-method taxpayer and you elect to accrue the acquisition discount on a short-term Treasury security on a constant yield to maturity basis, such acquisition discount will be accrued on a straight-line basis. If you are a cash method taxpayer, you will be required to recognize acquisition discount as ordinary income upon payment on the short-term Treasury security.

  Sale, Exchange, or Other Disposition of Treasury Securities

  As discussed below, in the event that you obtain the release of Treasury securities by delivering senior notes to the collateral agent, you generally will not recognize gain or loss upon such substitution. You will recognize gain or loss on a taxable disposition of the Treasury securities in an amount equal to the difference between the amount realized on such disposition and your adjusted tax basis in the Treasury securities. Such gain or loss will generally be capital gain or loss, provided, however, that in the case of any such security with a term of one year or less, such gain will be ordinary income to the extent of any accrued acquisition discount not previously included in income. See "-Equity Units-Sale, Exchange, or Other Disposition of Equity Units." Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at reduced rates. The deductibility of capital losses is subject to limitations.

  Ownership Interest in the Treasury Portfolio

  After a successful optional remarketing or special event redemption, as a holder of a Corporate Unit, you will be treated as the owner, for U.S. federal income tax purposes, of your applicable ownership interest in the Treasury portfolio constituting a part of the Corporate Units beneficially owned by you. You will include in income any amount earned (including original issue discount or acquisition discount) on such pro rata portion of the Treasury portfolio for all U.S. federal income tax purposes, as described below.

  Interest Income and Original Issue Discount

  Subject to the discussion below regarding the Treasury portfolio after a special event redemption, you, as a holder of Corporate Units, will be required to treat your pro rata portion of each Treasury security in the Treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant Treasury security and that has original issue discount (or, in the case of short-term Treasury securities, acquisition discount) equal to your pro rata portion of the excess, if any, of the amounts payable on such Treasury security over your pro rata portion of the purchase price of the Treasury security acquired on behalf of holders of Corporate Units. You will be required to include such original issue discount (but not acquisition discount on short-term Treasury securities) in income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis. The actual cash payments on the Treasury securities, however, will not be taxable.

  In the case of any short-term Treasury security, if you are an accrual method taxpayer, in general, you will be required to include the acquisition discount in income as it accrues. Unless you are an accrual-method taxpayer and you elect to accrue the acquisition discount on a short-term Treasury security on a constant yield to maturity basis, such acquisition discount will be accrued on a straight-line basis. If you are a cash method taxpayer, you will be required to recognize the acquisition discount as ordinary income upon payment on the short-term Treasury security.

  Following a special event redemption, if the Treasury portfolio contains interest-paying Treasury securities, you will be required to recognize ordinary income to the extent of your pro rata portion of the interest paid or accrued with respect to such Treasury securities.

  Tax Basis in the Treasury Portfolio

  Your initial tax basis in your applicable ownership interest in the Treasury portfolio will equal your pro rata portion of the amount paid for the Treasury portfolio. Your adjusted tax basis in Treasury securities (other then interest-paying Treasury securities) or short-term Treasury securities will be increased by the amount of original issue discount or acquisition discount included in income with respect thereto and decreased by the amount of any cash received with respect to such Treasury securities.

  Sale, Exchange or Other Disposition of the Ownership Interest in the Treasury Portfolio

  If you dispose of an applicable ownership interest in the Treasury portfolio you will generally recognize gain or loss on such disposition in an amount equal to the difference between the amount realized upon such disposition and your adjusted tax basis in the applicable ownership interest in the Treasury portfolio, except to the extent you are treated as receiving an amount with respect to accrued acquisition discount. The deductibility of capital losses is subject to limitation. See "-Equity Units-Sale, Exchange or Other Disposition of Equity Units" above.

  Ownership of Common Stock Acquired Under the Purchase Contract

  Any distribution with respect to our common stock that we pay out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will constitute a dividend and will be includible in income by you when received. Distributions not out of current or accumulated earnings and profits will reduce your basis in the common stock and may result in increased capital gains on a subsequent disposition of the stock. Dividends will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends-received deduction. For such a holder, debt-financing of the common stock may reduce your entitlement to a dividends-received deduction. Additionally, certain extraordinarily large dividends may reduce your stock basis, effectively eliminating the benefit of the dividends-received deduction. In general, dividends paid to a non-corporate U.S. holder in taxable years beginning before January 1, 2009 are taxable at a maximum U.S. federal income tax rate of 15% provided that such holder holds, for U.S. federal tax purposes, the shares for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date and meets other requirements.

  Upon a disposition of common stock, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the common stock. Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at reduced rates. The deductibility of capital losses is subject to limitations.

  Backup Withholding and Information Reporting

  In general, you will be subject to backup withholding (currently at the rate of 28%) with respect to payments under Equity Units, senior notes, applicable ownership interests in the Treasury portfolio, Treasury securities or common stock, the proceeds received with respect to a fractional share of common stock upon a settlement of a purchase contract, the proceeds received with respect to a fractional Treasury security sold upon termination of a purchase contract and the proceeds received from the sale of Equity Units, senior notes, Treasury securities, applicable ownership interests in the Treasury portfolio or common stock unless you (1) are an entity (including a corporation or a tax-exempt entity) that is exempt from backup withholding and, when required, demonstrate this fact or (2) provide your Taxpayer Identification Number ("TIN") (which, if you are an individual, would be your Social Security Number), certify that (i) the TIN you provide is correct, (ii) you are a U.S. person and (iii) you are exempt from backup withholding, you have not been notified by the IRS that you are subject to backup withholding due to underreporting of interest or dividends or you have been notified by the IRS that you are no longer subject to backup withholding, and you otherwise comply with the applicable requirements of the backup withholding rules. In addition, such payments or proceeds received by you if you are not a corporation or tax-exempt organization will generally be subject to information reporting requirements.

  Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you generally will be allowed as a credit against your federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS.

  Non-U.S. Holders

  The following summary is addressed to non-U.S. holders. A non-U.S. holder is a holder that is neither a partnership nor a U.S. person for U.S. federal income tax purposes. Special rules may apply if such non-U.S. holder is a "controlled foreign corporation" or a "passive foreign investment company," each as defined under the Code, or to certain expatriates or former long-term residents of the United States. If you fall within any of the foregoing categories or if you are a foreign entity that is a partnership for U. S. purposes, you should consult your own tax advisor to determine the United States federal, state, local and foreign tax consequences that may be relevant to you.

  United States Federal Withholding Tax

  United States federal withholding tax will not apply to any payment of principal or interest (including original issue discount and acquisition discount) on the senior notes, the Treasury securities or applicable ownership interests in the Treasury portfolio, provided that:

    in the case of the senior notes, you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

    in the case of the senior notes, you are not a controlled foreign corporation that is related to us through stock ownership;

    in the case of the senior notes, you are not a bank whose receipt of interest is described in Section 881(c)(3)(A) of the Code; and

    (a) you provide your name, address and certain other information on an IRS Form W-8BEN (or a suitable substitute form), and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your senior notes, Treasury securities or applicable ownership interests in the Treasury portfolio through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

  In general, U.S. federal withholding tax at a rate of 30% will apply to the dividends, if any (and generally any deemed dividends resulting from certain adjustments or failures to make an adjustment as described under "-U.S. Holders-Purchase Contracts-Adjustment to Settlement Rate"), paid on the shares of common stock acquired under the purchase contract. Although it is not clear, we intend to withhold at a rate of 30% on any contract adjustment payments made with respect to a purchase contract. It is possible that U.S. withholding tax on deemed dividends would be withheld from interest (or some other amount) paid to you. If a tax treaty applies, you may be eligible for a reduced rate of withholding. Similarly, contract adjustment payments or dividends that are effectively connected with the conduct of a trade or business by you within the U.S. are not subject to the U.S. federal withholding tax, but instead are generally subject to U.S. federal income tax, as described below. In order to claim any such exemption from or reduction in the 30% withholding tax, you are required to provide a properly executed IRS Form W-8BEN (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or a properly executed IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the U.S.

  In general, U.S. federal withholding tax will not apply to any gain or income realized by you on the sale, exchange or other disposition of the Equity Units, purchase contracts, senior notes, Treasury securities, applicable ownership interests in the Treasury portfolio or common stock acquired under the purchase contracts.

  United States Federal Income Tax

  Any gain or income realized on the disposition of an Equity Unit, a purchase contract, a senior note, a Treasury security, an applicable ownership interest in the Treasury portfolio or common stock acquired under the purchase contract generally will not be subject to U.S. federal income tax unless:

    such gain or income is effectively connected with your conduct of a trade or business in the U.S. (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by you); or

    you are an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

    you are considered to own an interest in a U.S. real property holding corporation and do not meet the criteria for exemption from U.S. federal income tax.

  Purchase contracts or shares of our common stock generally will be treated as United States real property interests if we are (or, during a specified period, have been) a "United States real property holding corporation" for United States federal income tax purposes. We believe that we are, and will continue to be, a United States real property holding corporation. Pursuant to an exception for certain interests in publicly traded corporations, however, shares of our common stock will not be treated as United States real property interests in the case of a non-U.S. holder whose shares of our common stock do not represent more than 5% of the total fair market value of all of the shares of our common stock any time during the five-year period ending on the date of disposition of such shares by the non-U.S. holder, assuming that we satisfy certain public trading requirements. Similarly, assuming that we satisfy certain public trading requirements, purchase contracts will not be treated as United States real property interests in the case of a non-U.S. holder whose purchase contracts represent not more than 5% of the total fair market value of all of the purchase contracts, and not more than 5% of the total fair market value of our common stock or any other regularly traded class of interests in the Company (other than an interest solely as a creditor), at any time during the five-year period ending on the date of disposition of such purchase contracts by the non-U.S. holder. We expect to satisfy the applicable public trading requirements, but this cannot be assured. For purposes of the foregoing 5% tests, certain attribution rules apply. Prospective investors should consult their own tax advisors regarding the application of the 5% tests to them.

  If you are engaged in a trade or business in the U.S. (and, if a tax treaty applies, you maintain a permanent establishment within the U.S.), and any income or gain recognized on the senior notes or the Treasury securities, applicable ownership interests in the Treasury portfolio, the purchase contracts, the common stock is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, is attributable to such permanent establishment), you will be subject to U.S. federal income tax (but not withholding tax) on such income or gain on a net income basis in the same manner as if you were a U.S. holder. In addition, in certain circumstances, if you are a foreign corporation you may be subject to a 30% branch profits tax (or, if a tax treaty applies, such lower rate as provided).

  Backup Withholding and Information Reporting

  Generally, payments made with respect to the Equity Units, senior notes, Treasury securities, applicable ownership interests in the Treasury portfolio or common stock, the proceeds received with respect to a fractional share of common stock upon the settlement of a purchase contract, the proceeds received with respect to a fractional Treasury security sold upon termination of a purchase contract and the proceeds received from a disposition of Equity Units, senior notes, Treasury securities, applicable ownership interests in the Treasury portfolio or common stock will not be subject to information reporting or backup withholding, provided that you provide a properly executed IRS Form W-8BEN (or substitute form).

  Any amounts so withheld under the backup withholding rules generally will be allowed as a credit against your U.S. federal income tax liability, or as a refund, provided you timely furnish the required information to the IRS.

  The preceding discussion of material U.S. federal income tax consequences is general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to the particular tax consequences to it of purchasing, holding and disposing of Securities, including the applicability and effect of any state, local or non-U.S. tax laws and of any changes or proposed changes in applicable law.

  ERISA CONSIDERATIONS

  The following is a summary of certain considerations associated with the acquisition, holding and disposition of Equity Units (and the securities underlying such units) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "similar laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "plan").

  This summary is based on the provisions of ERISA and the Code (and the related regulations and administrative and judicial interpretations) as of the date hereof. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the requirements summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

  General Fiduciary Matters

  ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a plan or the management or disposition of the assets of such a plan, or who renders to such a plan investment advice for a fee or other compensation is generally considered to be a fiduciary of the plan. Plans may purchase Equity Units (and the securities underlying such Equity Units) subject to the investing fiduciary's determination that the investment satisfies ERISA's fiduciary standards and other requirements under ERISA, the Code or similar laws applicable to investments by the plan.

  In considering an investment in the Equity Units (and the securities underlying such Equity Units) of a portion of the assets of any plan, a fiduciary should determine, in the context of the particular circumstances of the investing plan, whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary's duties to the plan including, without limitation, the prudence, diversification, exclusive benefit, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

  Any insurance company proposing to invest assets of its general account in the Equity Units (and the securities underlying such Equity Units) should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), which in certain circumstances treats those general account assets as assets of a plan for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction rules of ERISA and the Code. In addition, such potential investor should consider the effect of any subsequent legislation or other guidance that has or may become available relating to that decision, including Section 401(c) of ERISA and the regulations promulgated thereunder.

  Prohibited Transaction Issues

  Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person, including a fiduciary, who engages in a prohibited transaction for which no statutory or regulatory exemption is available may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

  The Equity Units (and the securities underlying such Equity Units) held by a plan will be deemed to constitute plan assets, and the acquisition, holding and disposition of the units (and the securities underlying such units) by a plan may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or both of those sections, if Entergy Corporation, the seller or the purchaser is a party in interest or disqualified person with respect to such plan, unless an exemption is available. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to these transactions. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts, PTCE 96-23 respecting transactions determined by in-house asset managers, and PTCE 75-1 respecting principal transactions by a broker-dealer. Each of these PTCEs contains conditions and limitations on its application. Fiduciaries of plans that consider purchasing Equity Units (and the securities underlying such units) in reliance on these or any other PTCEs should carefully review such PTCE to assure it is applicable.

  Accordingly, by its purchase of the Equity Units (and the securities underlying such Equity Units), each holder, and any fiduciary acting in connection with the purchase on behalf of any plan that is a holder, will be deemed to have represented and warranted on each day from and including the date of its purchase of the Equity Units (and the securities underlying such Equity Units) through and including the date of disposition of any such Equity Unit (and any security underlying such Equity Unit) either (i) that it is not a plan; (ii) that the acquisition, holding and the disposition of any Equity Unit (and any security underlying such Equity Unit) by such holder does not and will not constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws; or (iii) that the acquisition, holding and the disposition of any Equity Unit (and any security underlying such Equity Unit) by such holder constitutes or will constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws but an exemption is available with respect to such transaction and the conditions of such exemption have at all relevant times been satisfied.

  In addition, no plan will be permitted to participate in the remarketing program unless and until such plan provides the remarketing agent with assurances, reasonably satisfactory to the remarketing agent, that such participation in the remarketing program will not constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws for which an exemption is not available.

  Any plan should consult its own ERISA and tax advisors regarding the consequences of an investment in the Equity Units (and the securities underlying such Equity Units).

  The sale of Equity Units (and the securities underlying such units) shall not be deemed a representation by Entergy Corporation that this investment meets all relevant legal requirements with respect to plans generally or any particular plan.

  UNDERWRITING

  We and the underwriters named below, for whom Citigroup Global Markets Inc. is acting as representative, have entered into an underwriting agreement with respect to the Corporate Units being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Corporate Units set forth in the following table:

Underwriters	Number of Corporate Units
Citigroup Global Markets Inc.

Total

  The underwriters are committed to take and pay for all of the Corporate Units being offered, if any are taken, other than the Corporate Units covered by the option described below unless and until this option is exercised.

  If the underwriters sell more Corporate Units than the total number set forth in the table above, the underwriters have an option to buy up to an additional Corporate Units from us to cover such sales. The underwriters may exercise that option within 13 days of the date of this prospectus. If any Corporate Units are purchased pursuant to this option, the underwriters will severally purchase Corporate Units in approximately the same proportions as set forth above.

  The following table summarizes the underwriting discounts and commissions to be paid to the underwriters by us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional Corporate Units.

Paid by Entergy Corporation	No Exercise	Full Exercise
Per Corporate Unit	$	$
Total	$	$

  We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $             .

  Corporate Units sold by the underwriters to the public will initially be offered at the price to public set forth on the cover of this prospectus. Any Corporate Units sold by the underwriters to securities dealers may be sold at a discount from the price to public of up to $         per Corporate Unit. Any such securities dealers may resell any Corporate Units purchased from the underwriters to certain other brokers or dealers at a discount of $         per Corporate Unit from the price to public per Corporate Unit. If all the Corporate Units are not sold at the price to public, the underwriters may change the offering price and the other selling terms.

  The Corporate Units are a new issue of securities with no established trading market. We do not plan to list the Corporate Units on any securities exchange. We have been advised by the representative that each of the underwriters presently intends to make a market in the Corporate Units but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Corporate Units.

  We have agreed, for a period of 60 days after the date of this prospectus, to not, without the prior written consent of Citigroup Global Markets Inc., the representative of the underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap, or any other agreement or any transaction, that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, with exceptions for shares of our common stock issued by us upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof, any shares of our common stock issued or options to purchase common stock granted pursuant to any of our employee benefit or compensation plans and any shares of common stock issued pursuant to any nonemployee director stock plan, benefit plan, or compensation plan or dividend reinvestment and stock repurchase plan or for similar employee or director compensation or benefit purposes.

  In connection with this offering, the underwriters may purchase and sell the Corporate Units in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Corporate Units than they are required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional Corporate Units from us in the offering. The underwriter may close out any covered short position by either exercising their option to purchase additional Corporate Units or purchasing Corporate Units in the open market. In determining the source of Corporate Units to close out the covered short position, the underwriters will consider, among other things, the price of Corporate Units available for purchase in the open market as compared to the price at which they may purchase Corporate Units through their option to purchase additional Corporate Units from us. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing Corporate Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Corporate Units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of Corporate Units made by the underwriters in the open market prior to the completion of the offering.

  The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased the Corporate Units sold by or for the account of such underwriter in stabilizing or short-covering transactions.

  These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Corporate Units. As a result, the price of the Corporate Units may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

  This prospectus, as amended or supplemented, may be used by the remarketing agent for remarketing of the senior notes at such time as is necessary.

  We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  From time to time, the underwriters and certain of their affiliates have engaged, and may in the future engage, in transactions with, including investment banking and commercial banking transactions, and perform services for, us and our affiliates in the ordinary course of business. In addition, affiliates of certain of the underwriters are lenders under Entergy System credit facilities.

  EXPERTS

  The consolidated financial statements and the related financial statement schedules as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and management's report on the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated in this prospectus by reference from Entergy's Annual Report on Form 10K for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and include an explanatory paragraph referring to the Entergy's change in 2003 in the method of accounting for asset retirement obligations and for consolidation of variable interest entities and its change in 2002 in the method of accounting for goodwill and intangible assets, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting) and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Entergy-Koch, LP appearing in Exhibit 99(a) of Entergy Corporation's Annual Report (Form 10-K) for the year ended December 31, 2004 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which includes an explanatory paragraph concerning a change in 2003 in the method of accounting for inventory held for trading purposes and energy trading contracts not qualifying as derivatives) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

  LEGAL MATTERS

  Certain legal matters will be passed upon for us by Denise C. Redmann, Assistant General Counsel - Corporate and Securities, of Entergy Services, Inc., New Orleans, Louisiana, and Thelen Reid & Priest LLP, New York, New York, and for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York and Davis Polk & Wardwell, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents our affiliates in connection with various matters. Certain federal income tax matters will be passed upon for us by Jere Ahrens, Senior Tax Counsel of Entergy Services, Inc. Mr. Ahrens has 25,800 options to purchase Entergy common stock as of September 30, 2005.

  PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 13. Other Expenses of Issuance and Distribution.

SEC Filing Fees	$107,000
NASD Filing Fees	75,500
Printing and Engraving Expenses*	40,000
Accounting Fees and Expenses*	125,000
Legal Fees and Expenses*	250,000
Fees and Expenses of Trustee, Purchase Contract
Agent, and Collateral Agent*	45,000
Transfer Agent and Registrar Fees*	5,000
Rating Agency Fees*	158,000
Miscellaneous*	6,500
Total Expenses*	$816,000

  * Estimated

  Item 14. Indemnification of Directors and Officers.

  We are a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

  Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

  Our Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our Certificate of Incorporation further provides that we shall indemnify our directors and officers to the fullest extent authorized or permitted by the DGCL, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of ours and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by our Certificate of Incorporation also includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Our Bylaws provide, to the extent authorized from time to time by the board of directors, rights to indemnification to our employees and agents who are not directors or officers similar to those conferred to our directors and officers.

  Item 15. Sales of Unregistered Securities.

  We have issued and sold the following unregistered securities during the three-year period preceding the date of this registration statement:

  (1) On December 19, 2002, we sold $267,000,000 in aggregate principal amount of our 7.75% Senior Notes due December 15, 2009 for a total purchase price of $265,331,250. The amount of the commission was $1,668,750.

  (2) On March 27, 2003, we sold $72,000,000 in aggregate principal amount of our 6.17% Senior Notes due March 15, 2008 and $86,000,000 in aggregate principal amount of our 7.06% Senior Notes due March 15, 2011, for a total purchase price of $71,568,000 and $85,484,000, respectively. The amount of the placement agent fee was $432,000 and $516,000, respectively.

  (3) On May 14, 2003, we sold $75,000,000 in aggregate principal amount of our 6.58% Senior Notes due May 15, 2010 for a total purchase price of $74,531,250. The amount of the placement agent fee was $468,750.

  (4) On September 24, 2003, we sold $150,000,000 in aggregate principal amount of our 6.13% Senior Notes due September 15, 2008, for a total purchase price of $149,100,000. The amount of the placement agent fee was $900,000.

  (5) On November 20, 2003, we sold $15,000,000 in aggregate principal amount of our 6.23% Senior Notes due March 15, 2008 and $140,000,000 aggregate principal amount of our 6.90% Senior Notes due November 15, 2010, for a total purchase price of $14,910,000 and $139,125,000, respectively. The amount of the placement agent fee was $90,000 and $875,000, respectively.

  The offers, sales and issuances of these securities were deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction were each a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) or a person other than a U.S. person (as defined in Regulation S under the Securities Act) located outside the United States who represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. All recipients had adequate access to information about us.

  Item 16. Exhibits.

  +1(a) - Form of Underwriting Agreement

  *3(a) - Certificate of Incorporation of Entergy Corporation dated December 31, 1993 (A-1(a) to Rule 24 Certificate in 70-8059).

  *3(b) - By-Laws of Entergy Corporation as amended May 13, 2004, and as presently in effect (3(ii)(a) to Form 10-Q for the quarter ended June 30, 2004 in 1-11299).

  *4(a) - Credit Agreement, dated as of May 31, 2002, among Entergy Corporation, as Borrower, Bayerische Hypo- und Vereinsbank AG, New York Branch, as Bank, and Bayerische Hypo-und Vereinsbank AG, New York Branch, as Administrative Agent (4(a)(2) to Form 10-K for the year ended December 31, 2004 in 1-11299).

  *4(b) - First Amendment dated as of June 6, 2003, to the Credit Agreement dated May 31, 2002 (4(a)(3) to Form 10-K for the year ended December 31, 2004 in 1-11299).

  *4(c) - Credit Agreement, dated as of November 24, 2003, among Entergy Corporation, as Borrower, Bayerische Hypo-und Vereinsbank AG, New York Branch, as Bank, and Bayerische Hypo-und Vereinsbank AG, New York Branch, as Administrative Agent (4(a)11 to Form 10-K for the year ended December 31, 2003 1-11299).

  *4(d) - Credit Agreement, dated as of May 13, 2004, among Entergy Corporation, the Banks (Citibank, N.A., ABN AMRO Bank N.V., BNP Paribas, J. P. Morgan Chase Bank, The Royal Bank of Scotland plc, Barclays Bank PLC, Calyon New York Branch, KeyBank National Association, Morgan Stanley Bank, The Bank of New York, Wachovia Bank, N.A., Credit Suisse First Boston (Cayman Islands Branch), Mellon Bank, N.A., Regions Bank, Societe Generale, Union Bank of California, N.A., Bayerische Hypo-und Vereinsbank AG (New York Branch), Deutsche Bank AG New York Branch, KBC Bank N.V., Lehman Brothers Bank, FSB, Mizuho Corporate Bank Limited, The Bank of Nova Scotia, UFJ Bank Limited, and West LB AG, New York Branch, Citibank, N.A., as Administrative Agent and LC Issuing Bank, and ABN AMRO Bank, N.V., as LC Issuing Bank (4(d) to Form 10-Q for the quarter ended June 30, 2004 in 1-11299).

  *4(e) - Credit Agreement, dated as of December 14, 2004, among Entergy Corporation, the Banks (Citibank, N.A., ABN AMRO Bank N.V., BNP Paribas, J. P. Morgan Chase Bank, The Royal Bank of Scotland plc, Barclays Bank PLC, Calyon New York Branch, KeyBank National Association, Morgan Stanley Bank, The Bank of New York, Wachovia Bank, N.A., Credit Suisse First Boston (Cayman Islands Branch), Mellon Bank, N.A., Regions Bank, Societe Generale, Union Bank of California, N.A., Bayerische Hypo-und Vereinsbank AG (New York Branch), Deutsche Bank AG New York Branch, KBC Bank N.V., Lehman Brothers Bank, FSB, Mizuho Corporate Bank Limited, The Bank of Nova Scotia, and West LB AG, New York Branch, Citibank, N.A., as Administrative Agent and LC Issuing Bank, and ABN AMRO Bank, N.V., as LC Issuing Bank (99 to Form 8-K dated December 20, 2004 in 1-11299).

  *4(f) - Credit Agreement, dated as of May 25, 2005, among Entergy Corporation, the Banks (Citibank, N.A., ABN AMRO Bank N.V., BNP Paribas, J. P. Morgan Chase Bank, The Royal Bank of Scotland plc, Barclays Bank PLC, Calyon New York Branch, KeyBank National Association, Morgan Stanley Bank, The Bank of New York, Wachovia Bank, N.A., Credit Suisse First Boston (Cayman Islands Branch), Lehman Brothers Bank (FSB), Regions Bank, Societe Generale, Union Bank of California, N.A., Bayerische Hypo-und Vereinsbank AG (New York Branch), Mellon Bank, N.A., KBC Bank N.V., Mizuho Corporate Bank Limited, West LB AG, New York Branch, and UFJ Bank Limited, Citibank, N.A., as Administrative Agent and LC Issuing Bank, and ABN AMRO Bank, N.V., as LC Issuing Bank. (4(d) to Form 10-Q for the quarter ended June 30, 2005 in 1-11299).

  *4(g) - Amended and Restated Credit Agreement, dated as of June 30, 2005, among Entergy Corporation, as Borrower, Bayerische Hypo- und Vereinsbank AG, New York Branch, as Bank, and Bayerische Hypo-und Vereinsbank AG, New York Branch, as Administrative Agent. (4(f) to Form 10-Q for the quarter ended June 30, 2005 in 1-11299).

  *4(h) - Amended and Restated Credit Agreement, dated as of June 30, 2005, among Entergy Corporation, as Borrower, Bayerische Hypo- und Vereinsbank AG, New York Branch, as Bank, and Bayerische Hypo-und Vereinsbank AG, New York Branch, as Administrative Agent. (4(g) to Form 10-Q for the quarter ended June 30, 2005 in 1-11299).

  *4(i) - Amendment dated as of September 22, 2005, to the Credit Agreement, dated as of May 25, 2005, among Entergy Corporation, the Banks (Citibank, N.A., ABN AMRO Bank N.V., BNP Paribas, J. P. Morgan Chase Bank, The Royal Bank of Scotland plc, Barclays Bank PLC, Calyon New York Branch, KeyBank National Association, Morgan Stanley Bank, The Bank of New York, Wachovia Bank, N.A., Credit Suisse First Boston (Cayman Islands Branch), Lehman Brothers Bank (FSB), Regions Bank, Societe Generale, Union Bank of California, N.A., Bayerische Hypo-und Vereinsbank AG (New York Branch), Mellon Bank, N.A., KBC Bank N.V., Mizuho Corporate Bank Limited, West LB AG, New York Branch, and UFJ Bank Limited, Citibank, N.A., as Administrative Agent and LC Issuing Bank, and ABN AMRO Bank, N.V., as LC Issuing Bank (4(a) to Form 8-K dated September 28, 2005 in 1-11299).

  *4(j) - Amendment dated as of September 21, 2005, to the Amended and Restated Credit Agreement, dated as of June 30, 2005, among Entergy Corporation, as Borrower, Bayerische Hypo- und Vereinsbank AG, New York Branch, as Bank, and Bayerische Hypo-und Vereinsbank AG, New York Branch, as Administrative Agent (4(b) to Form 8-K dated September 28, 2005 in 1-11299).

  *4(k) - Amendment dated as of September 21, 2005, to the Amended and Restated Credit Agreement, dated as of June 30, 2005, among Entergy Corporation, as Borrower, Bayerische Hypo- und Vereinsbank AG, New York Branch, as Bank, and Bayerische Hypo-und Vereinsbank AG, New York Branch, as Administrative Agent (4(c) to Form 8-K dated September 28, 2005 in 1-11299).

  *4(l) - DIP Credit Agreement, dated as of September 26, 2005, between Entergy New Orleans, Inc., as a debtor-in-possession and Entergy Corporation, as Lender (4(d) to Form 8-K dated September 28, 2005 in 1-11299).

  *4(m) - Indenture, dated as of December 1, 2002, between Entergy Corporation and Deutsche Bank Trust Company Americas, as Trustee (10(a)4 to Form 10-K for the year ended December 31, 2002 in 1- 11299).

  *4(n) Officer's Certificate for Entergy Corporation relating to 7.75% Senior Notes due December 15, 2009 (10(a)5 to Form 10-K for the year ended December 31, 2002 in 1-11299).

  *4(o) - Officer's Certificate for Entergy Corporation relating to 6.17% Senior Notes due March 15, 2008 (4(c) to Form 10-Q for the quarter ended March 31, 2003 in 1-11299).

  *4(p) - Officer's Certificate for Entergy Corporation relating to 7.06% Senior Notes due March 15, 2011 (4(d) to Form 10-Q for the quarter ended March 31, 2003 in 1-11299).

  *4(q) - Officer's Certificate for Entergy Corporation relating to 6.58% Senior Notes due May 15, 2010 (4(d) to Form 10-Q for the quarter ended June 30, 2003 in 1-11299).

  *4(r) Officer's Certificate for Entergy Corporation relating to 6.13% Senior Notes due September 15, 2008 (4(a) to Form 10-Q for the quarter ended September 30, 2003 in 1-11299).

  *4(s) - Officer's Certificate for Entergy Corporation relating to 6.23% Senior Notes due March 15, 2008 (4(a)9 to Form 10-K for the year ended December 31, 2003 in 1-11299).

  *4(t) - Officer's Certificate for Entergy Corporation relating to 6.90% Senior Notes due November 15, 2010 (4(a)10 to Form 10-K for the year ended December 31, 2003 in 1-11299).

  4(u) - Form of Supplemental Indenture relating to the Senior Notes.

  4(v) - Form of Purchase Contract and Pledge Agreement.

  4(w) - Form of Remarketing Agreement.

  5(a) - Opinion and Consent, dated December 2, 2005, of Denise C. Redmann, Assistant General Counsel - Corporate and Securities, of Entergy Services, Inc.

  5(b) - Opinion and Consent, dated December 2, 2005, of Thelen Reid & Priest LLP.

  8 - Opinion and Consent, dated December 2, 2005 of Jere Ahrens, Senior Tax Counsel of Entergy Services, Inc.

  *10(a) - Agreement, dated April 23, 1982, among certain System companies, relating to System Planning and Development and Intra-System Transactions (10(a)1 to Form 10-K for the year ended December 31, 1982 in 1-3517).

  *10(b) - Middle South Utilities (now Entergy Corporation) System Agency Agreement, dated December 11, 1970 (5(a)2 in 2-41080).

  *10(c) - Amendment, dated February 10, 1971, to Middle South Utilities System Agency Agreement, dated December 11, 1970 (5(a)4 in 2-41080).

  *10(d) - Amendment, dated May 12, 1988, to Middle South Utilities System Agency Agreement, dated December 11, 1970 (5(a)4 in 2-41080).

  *10(e) - Middle South Utilities System Agency Coordination Agreement, dated December 11, 1970 (5(a)3 in 2- 41080).

  *10(f) - Service Agreement with Entergy Services, dated as of April 1, 1963 (5(a)5 in 2-41080).

  *10(g) - Amendment, dated April 27, 1984, to Service Agreement with Entergy Services (10(a)7 to Form 10-K for the year ended December 31, 1984 in 1-3517).

  *10(h) - Amendment, dated January 1, 2000, to Service Agreement with Entergy Services (10(a)12 for the year ended December 31, 2001 in 1-11299).

  *10(i) - Amendment, dated March 1, 2004, to Service Agreement with Entergy Services (10(a) 9 to Form 10-K for the year ended December 31, 2004 in 1-112199).

  *10(j) - Availability Agreement, dated June 21, 1974, among System Energy and certain other System companies (B to Rule 24 Certificate dated June 24, 1974 in 70-5399).

  *10(k) - First Amendment to Availability Agreement, dated as of June 30, 1977 (B to Rule 24 Certificate dated June 24, 1977 in 70-5399).

  *10(l) - Second Amendment to Availability Agreement, dated as of June 15, 1981 (E to Rule 24 Certificate dated July 1, 1981 in 70-6592).

  *10(m) - Third Amendment to Availability Agreement, dated as of June 28, 1984 (B-13(a) to Rule 24 Certificate dated July 6, 1984 in 70-6985).

  *10(n) - Fourth Amendment to Availability Agreement, dated as of June 1, 1989 (A to Rule 24 Certificate dated June 8, 1989 in 70-5399).

  *10(o) - Eighteenth Assignment of Availability Agreement, Consent and Agreement, dated as of September 1, 1986, with United States Trust Company of New York and Gerard F. Ganey, as Trustees (C-2 to Rule 24 Certificate dated October 1, 1986 in 70-7272).

  *10(p) - Nineteenth Assignment of Availability Agreement, Consent and Agreement, dated as of September 1, 1986, with United States Trust Company of New York and Gerard F. Ganey, as Trustees (C-3 to Rule 24 Certificate dated October 1, 1986 in 70-7272).

  *10(q) - Twenty-sixth Assignment of Availability Agreement, Consent and Agreement, dated as of October 1, 1992, with United States Trust Company of New York and Gerard F. Ganey, as Trustees (B-2(c) to Rule 24 Certificate dated November 2, 1992 in 70-7946).

  *10(r) - Twenty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of April 1, 1993, with United States Trust Company of New York and Gerard F. Ganey as Trustees (B-2(d) to Rule 24 Certificate dated May 4, 1993 in 70-7946).

  *10(s) - Twenty-ninth Assignment of Availability Agreement, Consent and Agreement, dated as of April 1, 1994, with United States Trust Company of New York and Gerard F. Ganey as Trustees (B-2(f) to Rule 24 Certificate dated May 6, 1994 in 70-7946).

  *10(t) - Thirtieth Assignment of Availability Agreement, Consent and Agreement, dated as of August 1, 1996, among System Energy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi and Entergy New Orleans, and United States Trust Company of New York and Gerard F. Ganey, as Trustees (B-2(a) to Rule 24 Certificate dated August 8, 1996 in 70-8511).

  *10(u) - Thirty-first Assignment of Availability Agreement, Consent and Agreement, dated as of August 1, 1996, among System Energy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans, and United States Trust Company of New York and Gerard F. Ganey, as Trustees (B-2(b) to Rule 24 Certificate dated August 8, 1996 in 70-8511).

  *10(v) - Thirty-fourth Assignment of Availability Agreement, Consent and Agreement, dated as of September 1, 2002, among System Energy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans, The Bank of New York and Douglas J. MacInnes (B-2(a)(1) to Rule 24 Certificate dated October 4, 2001 in 70-9753).

  *10(w) - Thirty-fifth Assignment of Availability Agreement, Consent and Agreement, dated as of December 22, 2003, among System Energy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans, and Union Bank of California, N.A (10(a)25 to Form 10-K for the year ended December 31, 2003 in 1-11299).

  *10(x) - First Amendment to Thirty-fifth Assignment of Availability Agreement, Consent and Agreement, dated as of December 17, 2004 (10(a) 24 to Form 10-K for the year ended December 31, 2004 in 1-11299)

  *10(y) - Capital Funds Agreement, dated June 21, 1974, between Entergy Corporation and System Energy (C to Rule 24 Certificate dated June 24, 1974 in 70-5399).

  *10(z) - First Amendment to Capital Funds Agreement, dated as of June 1, 1989 (B to Rule 24 Certificate dated June 8, 1989 in 70-5399).

  *10(aa) - Eighteenth Supplementary Capital Funds Agreement and Assignment, dated as of September 1, 1986, with United States Trust Company of New York and Gerard F. Ganey, as Trustees (D-2 to Rule 24 Certificate dated October 1, 1986 in 70-7272).

  *10(ab) - Nineteenth Supplementary Capital Funds Agreement and Assignment, dated as of September 1, 1986, with United States Trust Company of New York and Gerard F. Ganey, as Trustees (D-3 to Rule 24 Certificate dated October 1, 1986 in 70-7272).

  *10(ac) - Twenty-sixth Supplementary Capital Funds Agreement and Assignment, dated as of October 1, 1992, with United States Trust Company of New York and Gerard F. Ganey, as Trustees (B-3(c) to Rule 24 Certificate dated November 2, 1992 in 70-7946).

  *10(ad) - Twenty-seventh Supplementary Capital Funds Agreement and Assignment, dated as of April 1, 1993, with United States Trust Company of New York and Gerard F. Ganey, as Trustees (B-3(d) to Rule 24 Certificate dated May 4, 1993 in 70-7946).

  *10(ae) - Twenty-ninth Supplementary Capital Funds Agreement and Assignment, dated as of April 1, 1994, with United States Trust Company of New York and Gerard F. Ganey, as Trustees (B-3(f) to Rule 24 Certificate dated May 6, 1994 in 70-7946).

  *10(af) - Thirtieth Supplementary Capital Funds Agreement and Assignment, dated as of August 1, 1996, among Entergy Corporation, System Energy and United States Trust Company of New York and Gerard F. Ganey, as Trustees (B-3(a) to Rule 24 Certificate dated August 8, 1996 in 70-8511).

  *10(ag) - Thirty-first Supplementary Capital Funds Agreement and Assignment, dated as of August 1, 1996, among Entergy Corporation, System Energy and United States Trust Company of New York and Gerard F. Ganey, as Trustees (B-3(b) to Rule 24 Certificate dated August 8, 1996 in 70-8511).

  *10(ah) - Thirty-fourth Supplementary Capital Funds Agreement and Assignment, dated as of September 1, 2002, among Entergy Corporation, System Energy, The Bank of New York and Douglas J. MacInnes (B-3(a)(1) to Rule 24 Certificate dated October 4, 2002 in 70-9753).

  *10(ai) - Thirty-fifth Supplementary Capital Funds Agreement and Assignment, dated as of December 22, 2003, among Entergy Corporation, System Energy, and Union Bank of California, N.A (10(a)38 to Form 10-K for the year ended December 31, 2003 in 1-11299).

  *10(aj) - First Amendment to Supplementary Capital Funds Agreements and Assignments, dated as of June 1, 1989, by and between Entergy Corporation, System Energy, Deposit Guaranty National Bank, United States Trust Company of New York and Gerard F. Ganey (C to Rule 24 Certificate dated June 8, 1989 in 70-7026).

  *10(ak) - First Amendment to Supplementary Capital Funds Agreements and Assignments, dated as of June 1, 1989, by and between Entergy Corporation, System Energy, United States Trust Company of New York and Gerard F. Ganey (C to Rule 24 Certificate dated June 8, 1989 in 70-7123).

  *10(al) - First Amendment to Supplementary Capital Funds Agreement and Assignment, dated as of June 1, 1989, by and between Entergy Corporation, System Energy and Chemical Bank (C to Rule 24 Certificate dated June 8, 1989 in 70-7561).

  *10(am) - Reallocation Agreement, dated as of July 28, 1981, among System Energy and certain other System companies (B-1(a) in 70-6624).

  *10(an) - Joint Construction, Acquisition and Ownership Agreement, dated as of May 1, 1980, between System Energy and SMEPA (B-1(a) in 70-6337), as amended by Amendment No. 1, dated as of May 1, 1980 (B-1(c) in 70-6337) and Amendment No. 2, dated as of October 31, 1980 (1 to Rule 24 Certificate dated October 30, 1981 in 70-6337).

  *10(ao) - Operating Agreement dated as of May 1, 1980, between System Energy and SMEPA (B(2)(a) in 70- 6337).

  *10(ap) - Assignment, Assumption and Further Agreement No. 1, dated as of December 1, 1988, among System Energy, Meridian Trust Company and Stephen M. Carta, and SMEPA (B-7(c)(1) to Rule 24 Certificate dated January 9, 1989 in 70-7561).

  *10(aq) - Assignment, Assumption and Further Agreement No. 2, dated as of December 1, 1988, among System Energy, Meridian Trust Company and Stephen M. Carta, and SMEPA (B-7(c)(2) to Rule 24 Certificate dated January 9, 1989 in 70-7561).

  *10(ar) - Substitute Power Agreement, dated as of May 1, 1980, among Entergy Mississippi, System Energy and SMEPA (B(3)(a) in 70-6337).

  *10(as) - Grand Gulf Unit No. 2 Supplementary Agreement, dated as of February 7, 1986, between System Energy and SMEPA (10(aaa) in 33-4033).

  *10(at) - Compromise and Settlement Agreement, dated June 4, 1982, between Texaco, Inc. and Entergy Louisiana (28(a) to Form 8-K dated June 4, 1982 in 1-3517).

  *10(au) - Unit Power Sales Agreement, dated as of June 10, 1982, between System Energy and Entergy Arkansas, Entergy Louisiana, Entergy Mississippi and Entergy New Orleans (10(a)39 to Form 10-K for the year ended December 31, 1982 in 1-3517).

  *10(av) - First Amendment to Unit Power Sales Agreement, dated as of June 28, 1984, between System Energy and Entergy Arkansas, Entergy Louisiana, Entergy Mississippi and Entergy New Orleans (19 to Form 10-Q for the quarter ended September 30, 1984 in 1-3517).

  *10(aw) - Revised Unit Power Sales Agreement (10(ss) in 33-4033).

  *10(ax) - Middle South Utilities Inc. and Subsidiary Companies Intercompany Income Tax Allocation Agreement, dated April 28, 1988 (D-1 to Form U5S for the year ended December 31, 1987).

  *10(ay) - First Amendment, dated January 1, 1990, to the Middle South Utilities Inc. and Subsidiary Companies Intercompany Income Tax Allocation Agreement (D-2 to Form U5S for the year ended December 31, 1989).

  *10(az) - Second Amendment dated January 1, 1992, to the Entergy Corporation and Subsidiary Companies Intercompany Income Tax Allocation Agreement (D-3 to Form U5S for the year ended December 31, 1992).

  *10(ba) - Third Amendment dated January 1, 1994 to Entergy Corporation and Subsidiary Companies Intercompany Income Tax Allocation Agreement (D-3(a) to Form U5S for the year ended December 31, 1993).

  *10(bb) - Fourth Amendment dated April 1, 1997 to Entergy Corporation and Subsidiary Companies Intercompany Income Tax Allocation Agreement (D-5 to Form U5S for the year ended December 31, 1996).

  *10(bc) - Guaranty Agreement between Entergy Corporation and Entergy Arkansas, dated as of September 20, 1990 (B-1(a) to Rule 24 Certificate dated September 27, 1990 in 70-7757).

  *10(bd) - Guarantee Agreement between Entergy Corporation and Entergy Louisiana, dated as of September 20, 1990 (B-2(a) to Rule 24 Certificate dated September 27, 1990 in 70-7757).

  *10(be) - Guarantee Agreement between Entergy Corporation and System Energy, dated as of September 20, 1990 (B-3(a) to Rule 24 Certificate dated September 27, 1990 in 70- 7757).

  *10(bf) - Loan Agreement between Entergy Operations and Entergy Corporation, dated as of September 20, 1990 (B-12(b) to Rule 24 Certificate dated June 15, 1990 in 70-7679).

  *10(bg) - Loan Agreement between Entergy Power and Entergy Corporation, dated as of August 28, 1990 (A- 4(b) to Rule 24 Certificate dated September 6, 1990 in 70-7684).

  *10(bh) - Loan Agreement between Entergy Corporation and Entergy Systems and Service, Inc., dated as of December 29, 1992 (A-4(b) to Rule 24 Certificate in 70-7947).

  *10(bi) - Executive Financial Counseling Program of Entergy Corporation and Subsidiaries (10(a)64 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(bj) - Amended and Restated Executive Annual Incentive Plan of Entergy Corporation and Subsidiaries, effective January 1, 2003 (10(b) to Form 10-Q for the quarter ended March 31, 2003 in 1-11299).

  *10(bk) - Equity Ownership Plan of Entergy Corporation and Subsidiaries (A-4(a) to Rule 24 Certificate dated May 24, 1991 in 70-7831).

  *10(bl) - Amendment No. 1 to the Equity Ownership Plan of Entergy Corporation and Subsidiaries (10(a)71 to Form 10-K for the year ended December 31, 1992 in 1-3517).

  *10(bm) - Amended and Restated 1998 Equity Ownership Plan of Entergy Corporation and Subsidiaries (10(a) to Form 10-Q for the quarter ended March 31, 2003 in 1-11299).

  *10(bn) - Supplemental Retirement Plan of Entergy Corporation and Subsidiaries, as amended effective January 1, 2000 (10(a)70 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(bo) - Amendment, effective December 28, 2001, to the Supplemental Retirement Plan of Entergy Corporation and Subsidiaries (10(a)71 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(bp) - Defined Contribution Retirement Plan of Entergy Corporation and Subsidiaries, as amended effective January 1, 2000 (10(a)72 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(bq) - Amendment, effective December 28, 2001, to the Defined Contribution Retirement Plan of Entergy Corporation and Subsidiaries (10(a)73 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(br) - Executive Disability Plan of Entergy Corporation and Subsidiaries (10(a)74 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(bs) - Amended and Restated Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, dated June 10, 2003 (10(d) to Form 10-Q for the quarter ended June 30, 2003 in 1-11299).

  *10(bt) - Equity Awards Plan of Entergy Corporation and Subsidiaries, effective as of August 31, 2000 (10(a)77 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(bu) - Amendment, effective December 7, 2001, to the Equity Awards Plan of Entergy Corporation and Subsidiaries (10(a)78 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(bv) - Amendment, effective December 10, 2001, to the Equity Awards Plan of Entergy Corporation and Subsidiaries (10(b) to Form 10-Q for the quarter ended March 31, 2002 in 1-11299).

  *10(bw) - Restatement of System Executive Continuity Plan of Entergy Corporation and Subsidiaries, effective as of March 8, 2004 (10(d) to Form 10-Q for the quarter ended March 31, 2004 in 1-11299).

  *10(bx) - First Amendment of the System Executive Continuity Plan of Entergy Corporation and Subsidiaries, effective December 29, 2004 (10(a)76 to Form 10-K for the year ended December 31, 2004 in 1-11299).

  *10(by) - System Executive Continuity Plan II of Entergy Corporation and Subsidiaries, effective March 8, 2004 (10(e) to Form 10-Q for the quarter ended March 31, 2004 in 1-11299).

  *10(bz) - First Amendment of the System Executive Continuity Plan II of Entergy Corporation and Subsidiaries, effective December 29, 2004 (10(a)78 to Form 10-K for the year ended December 31, 2004 in 1-11299).

  *10(ca) - Post-Retirement Plan of Entergy Corporation and Subsidiaries, as amended effective January 1, 2000 (10(a)80 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(cb) - Amendment, effective December 28, 2001, to the Post-Retirement Plan of Entergy Corporation and Subsidiaries (10(a)81 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(cd) - Pension Equalization Plan of Entergy Corporation and Subsidiaries, as amended effective January 1, 2000 (10(a)82 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(ce) - Amendment, effective December 28, 2001, to the Pension Equalization Plan of Entergy Corporation and Subsidiaries (10(a)83 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(cf) - Service Recognition Program for Non-Employee Outside Directors of Entergy Corporation and Subsidiaries, effective January 1, 2000 (10(a)84 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(cg) - Executive Income Security Plan of Gulf States Utilities Company, as amended effective March 1, 1991 (10(a)86 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(ch) - System Executive Retirement Plan of Entergy Corporation and Subsidiaries, effective January 1, 2000 (10(a)87 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(ci) - Amendment, effective December 28, 2001, to the System Executive Retirement Plan of Entergy Corporation and Subsidiaries (10(a)88 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(cj) - Retention Agreement effective October 27, 2000 between J. Wayne Leonard and Entergy Corporation (10(a)81 to Form 10-K for the year ended December 31, 2000 in 1-11299).

  *10(ck) - Amendment to Retention Agreement effective March 8, 2004 between J. Wayne Leonard and Entergy Corporation (10(c) to Form 10-Q for the quarter ended March 31, 2004 in 1-11299).

  *10(cl) - Retention Agreement effective January 22, 2001 between Richard J. Smith and Entergy Services, Inc. (10(a)87 to Form 10-K for the year ended December 31, 2000 in 1-11299).

  *10(cm) - Employment Agreement effective August 7, 2001 between Curt L. Hebert and Entergy Corporation (10(a)97 to Form 10-K for the year ended December 31, 2001 in 1-11299).

  *10(cn) - Agreement of Limited Partnership of Entergy-Koch, LP among EKLP, LLC, EK Holding I, LLC, EK Holding II, LLC and Koch Energy, Inc. dated January 31, 2001 (10(a)94 to Form 10-K/A for the year ended December 31, 2000 in 1-11299).

  *10(co) - Employment Agreement effective April 15, 2003 between Robert D. Sloan and Entergy Services (10(c) to Form 10-Q for the quarter ended June 30, 2003 in 1-11299).

  *10(cp) - Employment Agreement effective November 24, 2003 between Mark T. Savoff and Entergy Services (10(a)99 to Form 10-K for the year ended December 31, 2003 in 1-11299).

  *10(cq) - Employment Agreement effective February 9, 1999 between Leo P. Denault and Entergy Services (10(a) to Form 10-Q for the quarter ended March 31, 2004 in 1-11299).

  *10(cr) - Amendment to Employment Agreement effective March 5, 2004 between Leo P. Denault and Entergy Corporation (10(b) to Form 10-Q for the quarter ended March 31, 2004 in 1-11299).

  *10(cs) - Shareholder Approval of Future Severance Agreements Policy, effective March 8, 2004 (10(f) to Form 10-Q for the quarter ended March 31, 2004 in 1-11299).

  *10(ct) - Consulting Agreement effective May 4, 2004 between Hintz & Associates, LLC and Entergy Services, Inc. (10(d) to Form 10-Q for the quarter ended June 30, 2004 in 1-11299).

  *10(cu) - Form of Stock Option Grant Agreement Letter, as of December 31, 2004 (99.1 to Form 8-K dated January 26, 2005 in 1-11299).

  *10(cv) - Form of Long Term Incentive Plan Performance Unit Grand Letter, as of December 31, 2004 (99.2 to Form 8-K dated January 26, 2005 in 1-11299).

  *10(cw) - Summary of Outside Director Compensation and Benefits for Entergy Corporation, as of July 29, 2005.

  12 - Computation of Ratio of Earnings to Fixed Charges.

  *21 - List of Subsidiaries (21 to Form 10-K for the year ended December 31, 2004 in 1-11299).

  23(a) - Independent Auditors' Consent of Deloitte & Touche LLP.

  23(b) - Independent Auditors' Consent of Ernst & Young LLP.

  23(c) - Consent of Denise C. Redmann, Assistant General Counsel - Corporate and Securities, of Entergy Services, Inc. (included in opinion, attached hereto as Exhibit 5(a)).

  23(d) - Consent of Thelen Reid & Priest LLP (included in opinion, attached hereto as Exhibit 5(b)).

  23(e) - Consent of Jere Ahrens, Senior Tax Counsel of Entergy Services, Inc. (included in opinion attached hereto as Exhibit 5(c)).

  24(a) - Power of Attorney with respect to directors.

  24(b) - Power of Attorney with respect to officers (included on the signature page of this registration statement).

  24(c) - Power of Attorney with respect to officer signing the registration statement on behalf of Entergy.

  25(a) - Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas, as indenture trustee.

  25(b) - Statement of Eligibility on Form T-1 of The Bank of New York, as purchase contract agent.

  *Incorporated herein by reference as indicated.

  +To be filed by amendment.

  Item 17. Undertakings.

  The undersigned registrant hereby undertakes:

  (1) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (3) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1)or (4)or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (4) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of Mississippi, on December 2, 2005.

  ENTERGY CORPORATION

  By:/s/ Leo P. Denault
  Name: Leo P. Denault
  Title: Executive Vice President and Chief
  Financial Officer

  Each of J. Wayne Leonard, Leo P. Denault, and Nathan E. Langston, whose signature appears below, has appointed Nathan E. Langston, Steven C. McNeal, and Denise C. Redmann, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including any post-effective amendments to this registration statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Wayne Leonard	Chief Executive Officer and Director	December 2, 2005
J. Wayne Leonard	(Principal Executive Officer)

Executive Vice President and Chief
/s/ Leo P. Denault	Financial Officer	December 2, 2005
Leo P. Denault	(Principal Financial Officer)

Senior Vice President and
/s/ Nathan E. Langston	Chief Accounting Officer	December 2, 2005
Nathan E. Langston	(Principal Accounting Officer)

*	Chairman of the Board and Director	December 2, 2005
Robert v.d. Luft

*	Director	December 2, 2005
Maureen S. Bateman

*	Director	December 2, 2005
W. Frank Blount

*	Director	December 2, 2005
Simon D. deBree

*	Director	December 2, 2005
Claiborne P. Deming

*	Director	December 2, 2005
Gary W. Edwards

*	Director	December 2, 2005
Alexis M. Herman

                                  * By:/s/ Nathan E. Langston
                                              Nathan E. Langston
                                              Attorney-in-fact